CREDIT AGREEMENT


                                        among


                                INTERCO INCORPORATED,

                         BROYHILL FURNITURE INDUSTRIES, INC.,

                           THE LANE COMPANY, INCORPORATED,

                       THOMASVILLE FURNITURE INDUSTRIES, INC.,

                                    VARIOUS BANKS,

                           CREDIT LYONNAIS NEW YORK BRANCH,
                               as DOCUMENTATION AGENT,

                                  NATIONSBANK, N.A.,
                                as SYNDICATION AGENT,

                                         and

                                BANKERS TRUST COMPANY,
                               as ADMINISTRATIVE AGENT




                            Dated as of November 17 , 1994

                                         and

                     Amended and Restated as of December 29, 1995






                                  TABLE OF CONTENTS

                                                                       Page


          SECTION 1.  Amount and Terms of Credit  . . . . . . . . . . .   1
               1.01   The Commitments . . . . . . . . . . . . . . . . .   1
               1.02    Minimum Amount of Each Borrowing . . . . . . . .   6
               1.03    Notice of Borrowing  . . . . . . . . . . . . . .   6
               1.04    Disbursement of Funds  . . . . . . . . . . . . .   7
               1.05    Notes  . . . . . . . . . . . . . . . . . . . . .   8
               1.06    Conversions  . . . . . . . . . . . . . . . . . .  10
               1.07    Pro Rata Borrowings  . . . . . . . . . . . . . .  11
               1.08    Interest . . . . . . . . . . . . . . . . . . . .  11
               1.09    Interest Periods . . . . . . . . . . . . . . . .  12
               1.10    Increased Costs, Illegality, etc.  . . . . . . .  13
               1.11    Compensation . . . . . . . . . . . . . . . . . .  16
               1.12    Change of Lending Office . . . . . . . . . . . .  16
               1.13    Replacement of Banks . . . . . . . . . . . . . .  16

          SECTION 2.   Letters of Credit  . . . . . . . . . . . . . . .  18
               2.01    Letters of Credit  . . . . . . . . . . . . . . .  18
               2.02    Minimum Stated Amount  . . . . . . . . . . . . .  20
               2.03    Letter of Credit Requests  . . . . . . . . . . .  20
               2.04    Letter of Credit Participations  . . . . . . . .  21
               2.05    Agreement to Repay Letter of Credit Drawings   and
               Acceptance Payments  . . . . . . . . . . . . . . . . . .  23
               2.06    Increased Costs  . . . . . . . . . . . . . . . .  24

          SECTION 3.   Commitment Commission; Fees; Reductions of Commit-
          ment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
               3.01    Fees . . . . . . . . . . . . . . . . . . . . . .  25
               3.02    Voluntary Termination of Unutilized Commitments   26
               3.03    Mandatory Reduction of Commitments . . . . . . .  27

          SECTION 4.   Prepayments; Payments; Taxes . . . . . . . . . .  28
               4.01    Voluntary Prepayments  . . . . . . . . . . . . .  28
               4.02    Mandatory Repayments, Cash Collateralizations and
               Commitment Reductions  . . . . . . . . . . . . . . . . .  30
               4.03    Method and Place of Payment  . . . . . . . . . .  39
               4.04    Net Payments . . . . . . . . . . . . . . . . . .  39

          SECTION 5.   Conditions Precedent to Initial Credit  Events .  41
               5.01    Execution of Agreement; Notes  . . . . . . . . .  42
               5.02    Fees, etc. . . . . . . . . . . . . . . . . . . .  42
               5.03    Opinions of Counsel  . . . . . . . . . . . . . .  42
               5.04    Corporate Documents; Proceedings; etc. . . . . .  42
               5.05 Shareholders' Agreements; Collective Bargaining Agree ments; Permitted Debt Agreements; Tax Sharing
               Agreements . . . . . . . . . . . . . . . . . . . . . . .  43
               5.06    Solvency; Environmental Analyses; Insurance
                         Matters . . . . . . . . . . . . . . . . . . . . 44
               5.07    Receivables Facility . . . . . . . . . . . . . .  44
               5.08    Subsidiary Guaranty  . . . . . . . . . . . . . .  44
               5.09    Pledge Agreement . . . . . . . . . . . . . . . .  44
               5.10    Security Agreement . . . . . . . . . . . . . . .  45
               5.11    Mortgages; Title Insurance; Surveys; etc.  . . .  46
               5.12    Consent Letter . . . . . . . . . . . . . . . . .  47
               5.13    Adverse Change; Governmental Approvals; etc. . .  47
               5.14    Litigation . . . . . . . . . . . . . . . . . . .  48
               5.15    Pro Forma Balance Sheet; Financial Statements;
                    Projections . . . . . . . . . . . . . . . . . . . .  48
               5.16    Acquisition; etc.  . . . . . . . . . . . . . . .  49
               5.17    Original Credit Agreement; etc.  . . . . . . . .  49

          SECTION 6.   Conditions Precedent to All Credit Events  . . .  50
               6.01    No Default; Representations and Warranties . . .  50
               6.02    Notice of Borrowing; Letter of Credit Request  .  50

          SECTION 7.   Representations, Warranties and Agreements . . .  51
               7.01    Corporate Status . . . . . . . . . . . . . . . .  51
               7.02    Corporate Power and Authority  . . . . . . . . .  51
               7.03    No Violation . . . . . . . . . . . . . . . . . .  52
               7.04    Governmental Approvals . . . . . . . . . . . . .  52
               7.05    Financial Statements; Financial Condition;
               Undisclosed Liabilities; Projections; etc. . . . . . . .  52
               7.06    Litigation . . . . . . . . . . . . . . . . . . .  54
               7.07    True and Complete Disclosure . . . . . . . . . .  55
               7.08    Use of Proceeds; Margin Regulations  . . . . . .  55
               7.09    Tax Returns and Payments . . . . . . . . . . . .  56
               7.10    Compliance with ERISA  . . . . . . . . . . . . .  57
               7.11    The Security Documents . . . . . . . . . . . . .  58
               7.12    Representations and Warranties in Other Documents 59
               7.13    Properties . . . . . . . . . . . . . . . . . . .  59
               7.14    Capitalization . . . . . . . . . . . . . . . . .  60
               7.15    Subsidiaries . . . . . . . . . . . . . . . . . .  61
               7.16    Compliance with Statutes, etc. . . . . . . . . .  61
               7.17    Investment Company Act . . . . . . . . . . . . .  61
               7.18    Public Utility Holding Company Act . . . . . . .  61
               7.19    Environmental Matters  . . . . . . . . . . . . .  61
               7.20    Labor Relations  . . . . . . . . . . . . . . . .  62
               7.21    Patents, Licenses, Franchises and Formulas . . .  63
               7.22    Indebtedness . . . . . . . . . . . . . . . . . .  63
               7.23    Transaction  . . . . . . . . . . . . . . . . . .  63
               7.24    Special Purpose Corporation  . . . . . . . . . .  63

          SECTION 8.    Affirmative Covenants . . . . . . . . . . . . .  64
               8.01    Information Covenants  . . . . . . . . . . . . .  64
               8.02    Books, Records and Inspections . . . . . . . . .  68
               8.03    Maintenance of Property; Insurance . . . . . . .  68
               8.04    Corporate Franchises . . . . . . . . . . . . . .  69
               8.05    Compliance with Statutes, etc. . . . . . . . . .  70
               8.06    Compliance with Environmental Laws . . . . . . .  70
               8.07    ERISA  . . . . . . . . . . . . . . . . . . . . .  71
               8.08    End of Fiscal Years; Fiscal Quarters . . . . . .  72
               8.09    Performance of Obligations . . . . . . . . . . .  73
               8.10    Payment of Taxes . . . . . . . . . . . . . . . .  73
               8.11    Additional Security; Further Assurances; Required
               Appraisals . . . . . . . . . . . . . . . . . . . . . . .  73
               8.12    Interest Rate Protection . . . . . . . . . . . .  75
               8.13    Ownership of Subsidiaries  . . . . . . . . . . .  76
               8.14    Permitted Acquisitions . . . . . . . . . . . . .  76
               8.15    Maintenance of Corporate Separateness  . . . . .  77
               8.16    Cash Management System . . . . . . . . . . . . .  77

          SECTION 9.    Negative Covenants  . . . . . . . . . . . . . .  78
               9.01    Liens  . . . . . . . . . . . . . . . . . . . . .  78
               9.02    Consolidation, Merger, Purchase or Sale of Assets,
                        etc.  . . . . . . . . . . . . . . . . . . . . .  81
               9.03    Dividends  . . . . . . . . . . . . . . . . . . .  83
               9.04    Indebtedness . . . . . . . . . . . . . . . . . .  84
               9.05    Investments; etc.  . . . . . . . . . . . . . . .  87
               9.06    Transactions with Affiliates and Unrestricted
                         Subsidiaries . . . . . . . . . . . . . . . . .  89
               9.07    Capital Expenditures . . . . . . . . . . . . . .  90
               9.08    Consolidated Net Interest Coverage Ratio . . . .  91
               9.09    Consolidated EBITDA; Cumulative Consolidated
                         EBITDA . . . . . . . . . . . . . . . . . . . .  92
               9.10    Maximum Leverage Ratio . . . . . . . . . . . . .  94
               9.11    Limitation on Modifications of and Payments on
                         Indebtedness and Qualified Preferred Stock;
                         Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Surviving
                         Guaranty Payments, etc. . . . . . . . . . . . . 95
               9.12    Limitation on Creation or Acquisition of Sub-
                          sidiaries and Restricted Subsidiaries   . . .  97
               9.13    Limitation on Issuance of Capital Stock  . . . .  97
               9.14    Business . . . . . . . . . . . . . . . . . . . .  99
               9.15    Limitation on Certain Restrictions on
                        Subsidiaries . . . . . . . . . . . . . . . . . . 99
               9.16    Limitation on Receivables and Receivables
                         Facility . . . . . . . . . . . . . . . .. . . .100

          SECTION 10.   Events of Default . . . . . . . . . . . . . . . 100
               10.01    Payments  . . . . . . . . . . . . . . . . . . . 100
               10.02    Representations, etc. . . . . . . . . . . . . . 100
               10.03    Covenants . . . . . . . . . . . . . . . . . . . 101
               10.04    Default Under Other Agreements  . . . . . . . . 101
               10.05    Bankruptcy, etc.  . . . . . . . . . . . . . . . 101
               10.06    ERISA . . . . . . . . . . . . . . . . . . . . . 102
               10.07    Security Documents  . . . . . . . . . . . . . . 102
               10.08    Subsidiary Guaranty . . . . . . . . . . . . . . 103
               10.09    Judgments . . . . . . . . . . . . . . . . . . . 103
               10.10    Change of Control . . . . . . . . . . . . . . . 103
               10.11    Tax Sharing Agreement . . . . . . . . . . . . . 103
               10.12    Receivables Repurchases . . . . . . . . . . . . 103

          SECTION 11.   Definitions and Accounting Terms  . . . . . . . 104
               11.01    Defined Terms . . . . . . . . . . . . . . . . . 104

          SECTION 12.   The Agents  . . . . . . . . . . . . . . . . . . 150
               12.01    Appointment . . . . . . . . . . . . . . . . . . 150
               12.02    Nature of Duties  . . . . . . . . . . . . . . . 150
               12.03    Lack of Reliance on the Administrative Agent, the
                           Documentation Agent and the Syndication
                           Agent  . . . . . . . . . . . . . . . . . . . 151
               12.04    Certain Rights of the Administrative Agent, the
                           Documentation Agent and the Syndication
                           Agent  . . . . . . . . . . . . . . . . . . . 151
               12.05    Reliance  . . . . . . . . . . . . . . . . . . . 152
               12.06    Indemnification . . . . . . . . . . . . . . . . 152
               12.07 The Administrative Agent, the Documentation Agent and the Syndication Agent in its Individual Capacity . 152
               12.08    Holders . . . . . . . . . . . . . . . . . . . . 153
               12.09    Resignation by the Agents . . . . . . . . . . . 153

          SECTION 13.    Miscellaneous  . . . . . . . . . . . . . . . . 154
               13.01    Payment of Expenses, etc. . . . . . . . . . . . 154
               13.02    Right of Setoff . . . . . . . . . . . . . . . . 155
               13.03    Notices . . . . . . . . . . . . . . . . . . . . 155
               13.04    Benefit of Agreement  . . . . . . . . . . . . . 156
               13.05    No Waiver; Remedies Cumulative  . . . . . . . . 158
               13.06    Payments Pro Rata . . . . . . . . . . . . . . . 158
               13.07    Calculations; Computations  . . . . . . . . . . 159
               13.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                          WAIVER OF JURY TRIAL . .  . . . . . . . . . . 160
               13.09    Counterparts  . . . . . . . . . . . . . . . . . 161
               13.10    Effectiveness . . . . . . . . . . . . . . . . . 161
               13.11    Headings Descriptive  . . . . . . . . . . . . . 162
               13.12    Amendment or Waiver; etc. . . . . . . . . . . . 162
               13.13    Survival  . . . . . . . . . . . . . . . . . . . 164
               13.14    Domicile of Loans . . . . . . . . . . . . . . . 164
               13.15    Limitation on Additional Amounts, etc.  . . . . 165
               13.16    Confidentiality . . . . . . . . . . . . . . . . 165
               13.17    Register  . . . . . . . . . . . . . . . . . . . 166
               13.18    Addition of New Banks; Conversion of Original Loans
                          of Continuing Banks; Termination of Commitments
                          of Non-Continuing Banks  . . . . . . . . . .  166
               13.19    Post Closing Actions  . . . . . . . . . . . . . 168



               CREDIT AGREEMENT, dated as of November 17, 1994 and amended and restated as of December 29, 1995, among INTERCO INCORPORATED, a Delaware corporation ("INTERCO"), BROYHILL FURNITURE INDUSTRIES, INC., a North Carolina corporation ("Broyhill"), THE LANE COMPANY, INCORPORATED, a Virginia corporation ("Lane"), THOMASVILLE FURNITURE INDUSTRIES, INC., a Pennsylvania corporation ("Thomasville" and together with INTERCO, Broyhill and Lane, each a "Borrower," and, collectively, the "Borrowers"), the Banks party hereto from time to time, CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais"), as Documentation Agent, NATIONSBANK, N.A. ("NationsBank"), as Syndication Agent, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                                W I T N E S S E T H :


               WHEREAS, the Borrowers (other than Thomasville), the Original Banks and the Administrative Agent are party to a Credit Agreement, dated as of November 17, 1994 (as in effect immediately prior to the Restatement Effective Date, the "Original Credit Agreement");

               WHEREAS, as part of the Acquisition, INTERCO is acquiring Thomasville and its Subsidiaries pursuant to the Stock Purchase Agreement;

               WHEREAS, the Borrowers, the Banks, the Documentation Agent, the Syndication Agent and the Administrative Agent desire to amend and restate the Original Credit Agreement in the form of this Agreement to, inter alia, permit the Acquisition and the financing therefor on the terms and subject to the conditions provided herein and make available to the Borrowers, on a joint and several basis, the respective credit facilities provided for herein;


               NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

               SECTION 1.    Amount and Terms of Credit.

                         1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A Term Loan Commitment severally agrees, (A) in the case of each Continuing Bank, to convert into A Term Loans (as hereinafter defined), on the Restatement Effective Date, Original Term Loans made by such Continuing Bank pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date in an aggregate principal amount equal to the lesser of (x) the aggregate principal amount of such Original Term Loans made by such Continuing Bank and so outstanding or (y) such Continuing Bank's A Percentage (immediately after giving effect to the occurrence of the Restatement Effective Date) of the aggregate principal amount of Original Term Loans made by all Original Banks and outstanding on the Restatement Effective Date and/or
          (B) to make on the Restatement Effective Date a term loan (each, an "A Term Loan" and, collectively, the "A Term Loans") to the Borrowers, which A Term Loans (i) shall, at the option of the Borrowers, be Base Rate Loans or Eurodollar Loans, provided that
          (A) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than two Borrowings of A Term Loans to be maintained as Eurodollar Loans may be incurred or maintained prior to the 60th day after the Restatement Effective Date or, if later, the last day of the Interest Period applicable to the second Borrowing of Eurodollar Loans referred to in the succeeding parenthetical (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on a single date, on or after the Restatement Effective Date and on or prior to the fourth Business Day following the Restatement Effective Date and the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing), (ii) shall equal for each Bank, in initial aggregate principal amount, an amount (which, in the case of each Continuing Bank, shall include the principal amount of Loans converted pursuant to clause (A) above) which equals the A Term Loan Commitment of such Bank on the Restatement Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(ii)) and (iii) shall be joint and several obligations of each of the Borrowers. Once repaid, A Term Loans incurred hereunder may not be reborrowed.

                         (b)        Subject  to  and  upon  the  terms  and
          conditions set forth herein, each Bank with a B Term Loan Commitment severally agrees to make on the Restatement Effective Date a term loan (each, a "B Term Loan" and, collectively, the "B Term Loans") to the Borrowers, which B Term Loans (i) shall, at the option of the Borrowers, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than two Borrowings of B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Restatement Effective Date or, if later, the last day of the Interest Period applicable to the second Borrowing of Eurodollar Loans referred to in the succeeding parenthetical (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A Term Loans that are maintained as Eurodollar Loans and the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing), (ii) shall equal for each Bank, in initial aggregate principal amount, that amount which equals the B Term Loan Commitment of such Bank on the Restatement Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to
          Section 3.03(c)(ii)) and (iii) shall be joint and several obligations of each of the Borrowers. Once repaid, B Term Loans incurred hereunder may not be reborrowed.

                         (c)        Subject  to  and  upon  the  terms  and
          conditions set forth herein, each Bank with a C Term Loan Commitment severally agrees to make on the Restatement Effective Date a term loan (each, a "C Term Loan" and, collectively, the "C Term Loans") to the Borrowers, which C Term Loans (i) shall, at the option of the Borrowers, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than two Borrowings of C Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Restatement Effective Date or, if later, the last day of the Interest Period applicable to the second Borrowing of Eurodollar Loans referred to in the succeeding parenthetical (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A Term Loans incurred on or after the Restatement Effective Date that are maintained as Eurodollar Loans and the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing), (ii) shall equal for each Bank, in initial aggregate principal amount, that amount which equals the C Term Loan Commitment of such Bank on the Restatement Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(d)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(d)(ii)) and (iii) shall be joint and several obligations of each of the Borrowers. Once repaid, C Term Loans incurred hereunder may not be reborrowed.

                         (d)        Subject  to  and  upon  the  terms  and
          conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers, which Revolving Loans (i) shall, at the option of the Borrowers, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than two Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Restatement Effective Date or, if later, the last day of the Interest Period applicable to the second Borrowing of Eurodollar Loans referred to in the succeeding parenthetical (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A Term Loans incurred on or after the Restatement Effective Date that are maintained as Eurodollar Loans and the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing), (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultan-eously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time, (iv) shall not exceed for all Banks at any time out-standing that aggregate principal amount which, when added to (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time, (v) shall not exceed in aggregate principal amount on the Restatement Effective Date, when added to the aggregate principal amount of Swingline Loans incurred on such date, an amount equal to $75,000,000 and (vi) shall be the joint and several obligations of each of the Borrowers.

                         (e) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrowers, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate prin-cipal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date), (iv) shall not exceed at any time outstanding the Maximum Swingline Amount, (v) shall not exceed in aggregate principal amount on the Restatement Effective Date, when added to the aggregate principal amount of Revolving Loans incurred on such date, an amount equal to $75,000,000, and (vi) shall be the joint and several obligations of each of the Borrowers.

                         (f) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each Bank's Adjusted Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding that (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time; provided that, in no event shall such Bank be required to make Revolving Loans in excess of such Bank's Revolving Loan Commitment. In the event that any Mandatory
          Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any of the Borrowers), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans here-under for each day thereafter.

               1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of any Term Loans shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $1,000,000. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $1,000,000 and, if greater, shall be in an integral multiple of $500,000, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(f). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $500,000 and, if greater, shall be in an integral multiple of $100,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

               1.03 Notice of Borrowing. (a) Whenever the Borrowers desire to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), an Authorized Representative of the Borrowers shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic notice promptly confirmed in writ-
          ing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) (12:00 Noon (New York time) in the case of a Borrowing of Base Rate Loans) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrowers in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute A Term Loans, B Term Loans, C Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is re-quired to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters re-quired by the immediately preceding sentence to be specified in the Notice of Borrowing.

                         (b)  (i)   Whenever the Borrowers desire to make a
          Borrowing of Swingline Loans hereunder, an Authorized Representative of the Borrowers shall give BTCo not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case
          (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

                   (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(f), with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(f).

                    (c) Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent in good faith to be from an Authorized Representative of any Borrower prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing of Loans.

               1.04     Disbursement  of   Funds.    Except   as  otherwise
          specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(f)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrowers at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 1:00 P.M. (New York time)) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corre-sponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers to immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and
          (ii) if recovered from the Borrowers, the rate of interest appli-cable to the respective Borrowing, as determined pursuant to Sec-tion 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrowers may have against any Bank as a result of any failure by such Bank to make Loans here-under.

               1.05   Notes.  (a)   The  Borrowers' obligation  to pay  the
          principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhi-bit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (iii) if C Term Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "C Term Note" and, collectively, the "C Term Notes"), (iv) if Revolving Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (v) if Swingline Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                    (b) The A Term Note issued to each Bank shall (i) be executed by the Borrowers, (ii) be payable to the order of such Bank or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the aggregate principal amount of A Term Loans made by such Bank on the Restatement Effective Date and be payable in the principal amount of A Term Loans evidenced thereby, (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
          Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                    (c) The B Term Note issued to each Bank shall (i) be executed by the Borrowers, (ii) be payable to the order of such Bank or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the aggregate principal amount of B Term Loans made by such Bank on the Restatement Effective Date and be payable in the principal amount of B Term Loans evidenced thereby, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
          Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                    (d) The C Term Note issued to each Bank shall (i) be executed by the Borrowers, (ii) be payable to the order of such Bank or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the aggregate principal amount of C Term Loans made by such Bank on the Restatement Effective Date and be payable in the principal amount of C Term Loans evidenced thereby, (iv) mature on the C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
          Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                    (e) The Revolving Note issued to each Bank shall (i) be executed by the Borrowers, (ii) be payable to the order of such Bank or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as pro-vided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                    (f) The Swingline Note issued to BTCo shall (i) be executed by the Borrowers, (ii) be payable to the order of BTCo or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time,
          (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                    (g) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrowers' obligations in respect of such Loans.

               1.06 Conversions. The Borrowers shall have the option to convert, on any Business Day occurring after the Restatement Effective Date, all or a portion equal to at least (1) in the case of a conversion of Term Loans, $5,000,000 (and, if greater, in an integral multiple of $1,000,000) and (2) in the case of a conversion of Revolving Loans, $1,000,000 (and, if greater, in an integral multiple of $500,000), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Euro-dollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) prior to the 60th day after the Restatement Effective Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if the conversion is effective on the first day of an Interest Period referred to in clause (B) of the respective provisos to Sections 1.01(a)(i), 1.01(b)(i), 1.01(c)(i) and 1.01(d)(i) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 60th day after the Restatement Effective Date or, if later, the last day of the Interest Period applicable to the second Borrowing of Eurodollar Loans referred to in said clauses, as are permitted under Sections 1.01(a) through (d), (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (v) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrowers by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so con-verted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

               1.07 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments, C Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

               1.08 Interest. (a) The Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrowers until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                    (b) The Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrowers until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                    (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on a joint and several basis by the Borrowers on demand.

                    (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan other than Swingline Loans and Revolving Loans which are Base Rate Loans, on any repayment or prepayment (on the amount repaid or prepaid), and in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                    (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrowers and the Banks thereof. Each such deter-mination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

               1.09 Interest Periods. At the time the Borrowers give any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrowers shall have the right to elect, by having an Authorized Representative of the Borrowers give the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrowers, be a one, two, three or six-month period, provided that:

                   (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                 (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                   (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond (w) the A Term Loan Maturity Date, in the case of A Term Loans, (x) the B Term Loan Maturity Date, in the case of B Term Loans, (y) the C Term Loan Maturity Date, in the case of C Term Loans or (z) the Revolving Loan Maturity Date, in the case of Revolving Loans; and

                 (vii) no Interest Period in respect of any Borrowing of A Term Loans, B Term Loans or C Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of A Term Loans, B Term Loans or C Term Loans, as the case may be, will be required to be made under Sections 4.02(b), (c) or (d) if the aggregate principal amount of A Term Loans, B Term Loans or C Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggre-gate amount of such required prepayment.

                    If upon the expiration of any Interest Period applic-able to a Borrowing of Eurodollar Loans, the Borrowers have failed to elect, or are not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrowers shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

               1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on  any Interest  Determination Date  that, by reason
               of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                 (ii) at any  time, that  such Bank  shall incur  increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of such Bank, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or
               (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market (except as a result of a deterioration in the creditworthiness of such Bank subsequent to the date hereof); or

                (iii) at any time,  that the making or  continuance of  any
               Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

          then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative
          Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrowers with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrowers,
          (y) in the case of clause (ii) above, the Borrowers jointly and severally agree to, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrowers by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrowers of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrowers and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

                    (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrowers may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrowers were notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                    (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrowers jointly and severally agree, subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof to the Borrowers, which notice shall show the basis for calculation of such additional amounts.

               1.11 Compensation. The Borrowers jointly and severally agree, subject to the provisions of Section 13.15 (to the extent applicable), to compensate each Bank, upon its written request (which request shall set forth the basis for requesting such com-pensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or
          (iv) as a consequence of (x) any other default by the Borrowers to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

               1.12 Change of Lending Office. Each Bank agrees that upon the occurrence of any event giving rise to the operation of
          Section 1.10(a)(ii)  or (iii),  Section 1.10(c), Section  2.06 or
          Section 4.04 with respect to such Bank, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrowers or the rights of any Bank provided in Sections 1.10, 2.06 and 4.04.

               1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
          (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrowers increased costs in excess of those being generally charged by the other Banks or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrowers shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective re-placement, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent or, at the option of the Borrowers, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Bank, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pur-suant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by (or, in the case of the replacement of only
          (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letters of Credit or (b) any Tranche of Term Loans, the outstanding Term Loans of such Tranche), the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans or (II) any Tranche of the Term Loans, the outstanding Term Loans of such Tranche) of the Replaced Bank, (B) except in the case of the replacement of only outstanding Term Loans of a Replaced Bank, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01 and (y) except in the case of the replacement of only outstanding Term Loans of a Replaced Bank, BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of (1) any Unpaid Drawing (which at such time remains an Unpaid Drawing) and (2) any portion of any Swingline Loan for which BTCo has given a notice of a Mandatory Borrowing pursuant to Section 1.01(f) and such Replaced Bank has not provided a Revolving Loan which it was obligated to provide to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obli-gations of the Borrowers owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concur-rently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrowers, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

               SECTION 2.  Letters of Credit.

               2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrowers may request that any Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, for the joint and several account of the Borrowers, one or more irrevocable letters of credit denominated in Dollars or, in the case of Trade Letters of Credit, through the creation thereunder by the respective Issuing Bank of accept-ances or any other customary agreement or method for providing for deferred payment under letters of credit ("Acceptances"), and otherwise in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such letter of credit, a "Letter of Credit") in support of obligations described in the definitions of Standby Letter of Credit or Trade Letter of Credit and any other obligations of the Borrowers or any of their Restricted Subsidiaries that are reasonably acceptable to the Administrative Agent and otherwise permitted to exist pursuant to this Agreement. On the Restatement Effective Date, all Existing Letters of Credit shall be deemed to have been issued under this Agreement and shall for all purposes constitute "Letters of Credit" hereunder.

                    (b) Each Issuing Bank may agree, in its sole dis-cretion, and BTCo hereby agrees that in the event a requested Letter of Credit is not issued by one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Restatement Effective Date and prior to the Revolving Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrowers one or more Letters of
          Credit  in   support  of   such  obligations  described   in  the
          definitions of Standby Letter of Credit and Trade Letter of Credit of the Borrowers or any of their Restricted Subsidiaries as is permitted to exist pursuant to this Agreement without giv-ing rise to a Default or Event of Default hereunder, provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                   (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applic-able, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

                  (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

                    (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either
          (x) $60,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, (ii) no Acceptance shall be created the Stated Amount of which, when added to the amount of all Acceptances outstanding at such time, would exceed $15,000,000 and (iii) each Letter of Credit shall by its terms terminate or be terminable by the Issuing Bank on such date that would result in all drawings thereunder, or any Acceptances created thereunder, being funded pursuant to the terms thereof prior to (x) (A) in the case of Standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof) and (B) in the case of Trade Letters of Credit, the date which occurs six months (or up to one year with the consent of the respective Issuing Bank) after the date of the issuance thereof or (y) (A) in the case of Standby Letters of Credit, the date which is five Business Days prior to the Revolving Loan Maturity Date and (B) in the case of Trade Letters of Credit, the date which is thirty Business Days prior to the Revolving Loan Maturity Date.

               2.02   Minimum  Stated Amount.   The  Stated Amount  of each
          Letter of Credit shall be not less than $10,000 or such lesser amount as is acceptable to the respective Issuing Bank.

               2.03 Letter of Credit Requests. (a) Whenever any Borrower desires that a Letter of Credit be issued by the Administrative Agent as Issuing Bank for its account, it shall have (i) executed and delivered the Letter of Credit Service Agreement in the form of Exhibit C-1 attached hereto (as amended, modified or supplemented from time to time, the "Letter of Credit Service Agreement"), which Letter of Credit Service Agreement shall be in full force and effect and (ii) made a request for the issuance of such Letter of Credit in accordance with the terms of the Letter of Credit Service Agreement. Whenever any Borrower desires that a Trade Letter of Credit be issued by an Issuing Bank other than the Administrative Agent for its account, it shall have (x) executed and delivered to the respective Issuing Bank (with copies having been sent to the Administrative Agent) at least five Business Days prior to the issuance thereof, a Trade Letter of Credit Request in the form of Exhibit C-2 attached hereto (each a "Trade Letter of Credit Request") and (y) completed and executed a letter of credit application in the form customarily used by such Issuing Bank for Trade Letters of Credit or in such other form as the Administrative Agent and the Issuing Bank shall request. Whenever any Borrower desires that a Standby Letter of Credit be issued by an Issuing Bank other than the Administrative Agent for its account it shall have executed and delivered to the respective Issuing Bank (with copies having been sent to the Administrative Agent) at least five Business Days prior to the issuance thereof, a Standby Letter of Credit Request in the form of Exhibit C-3 attached hereto (each a "Standby Letter of Credit Request"). Letter of Credit Requests shall be given in writing, or in the case of requests of Trade Letters of Credit, by telephone, if promptly confirmed in writing, or, if the Administrative Agent is the Issuing Bank, as otherwise provided in the Letter of Credit Service Agreement, provided that (I) if the express provisions of any letter of credit application conflict with the express provisions of this Agreement, the provisions of this Agreement shall control to the extent of such conflict and (II) no event (other than the failure to reimburse Letter of Credit Drawings as provided for in Section 2.05) which constitutes a default under any application shall constitute an Event of Default hereunder solely by reason of any default provisions contained in such application.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrowers that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrowers in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit, such Issuing Bank shall promptly notify each Bank of such issuance.

             2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevo-cably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each drawing made thereunder and Acceptances created thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit, Acceptances and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted
          Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

                  (b) In determining whether to pay or create an Acceptance under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrowers or any Bank.

                  (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it or any Acceptance created thereunder and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit or Acceptance created thereunder on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

                  (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e)   Upon the request  of any Participant,  each Issuing
          Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit and Acceptances issued thereunder shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any of their Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any holder of an Acceptance, the Administrative Agent, any Participant,
             or  any   other  Person,  whether  in   connection  with  this
             Agreement, any Letter of  Credit, any Acceptance, the transac-
             tions  contemplated  herein  or  any   unrelated  transactions
             (including any underlying transaction between any Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)   the occurrence of any Default or Event of Default.

                  2.05   Agreement to  Repay Letter of  Credit Drawings and
          Acceptance Payments. (a) The Borrowers hereby jointly and severally agree to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit or Acceptance created thereunder (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrowers therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the second Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrowers) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2%, in each such case, with interest to be payable by the Borrowers on demand. The respective Issuing Bank shall give the Borrowers prompt notice of each Drawing under any Letter of Credit or payment under any Acceptance created thereunder, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrowers' obligations hereunder.

                  (b)  The obligations of the Borrowers under this  Section
          2.05 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit and payments under any Acceptance created thereunder (each, a "Drawing") (including interest thereon) shall be joint and several and shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrowers being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit or any Acceptance created thereunder if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrowers.

                  2.06 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued, or Acceptances created, by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement, any Letter of Credit or any Acceptance created thereunder; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit or any Acceptance created thereunder, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit and Acceptances created thereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Bank or such Participant, or any franchise tax based on the net income or net profits of such Bank or Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), then, upon demand to the Borrowers by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent) and subject to the provisions of Section 13.15 (to the extent applicable), the Borrowers jointly and severally agree to pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this
          Section 2.06, will give prompt written notice thereof to the Bor-rowers, which notice shall include a certificate submitted to the Borrowers by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrowers.

                  SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

                  3.01 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Restatement Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% (3/8 of 1% at any time that the Reduction Percentage equals an amount other than zero) per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

                  (b) The Borrowers jointly and severally agree to pay to the Administrative Agent for pro rata distribution to each Non-- Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of (x) each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans as in effect from time to time on the daily average Stated Amount of such Letter of Credit and (y) each Acceptance (the "Acceptance Fee") for the period from and including the date of creation of such Acceptance to and including the maturity of such Acceptance, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans as in effect from time to time on the daily average Stated Amount of such Acceptance. Accrued Letter of Credit Fees and Acceptance Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total
          Revolving Loan Commitment upon which no Letters of Credit or Acceptances remain outstanding.

                  (c) The Borrowers jointly and severally agree to pay to the respective Issuing Bank, for its own account, a facing fee in respect of (x) each Standby Letter of Credit issued for its account hereunder (the "Letter of Credit Facing Fee") for the period from and including the date of issuance of such Standby Letter of Credit to and including the termination of such Standby Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily average Stated Amount of such Standby Letter of Credit, provided that in any event the minimum amount of the Letter of Credit Facing Fee payable in any 12 month period for any Standby Letter of Credit shall be $500 (it being agreed that, on each anniversary of the issuance of any Standby Letter of Credit or upon any earlier termination or expiration of a Standby Letter of Credit, if $500 exceeds the amount of Letter of Credit Facing Fees theretofore paid or then accrued with respect to such Standby Letter of Credit, in either case after the date of the issuance thereof or, if later, after the date of the last anniversary of the issuance thereof (but excluding any amounts paid after such anniversary with respect to periods ending on or prior to such anniversary, including, without limitation, as a result of the operation of this parenthetical), the amount of such excess shall be payable on the next date upon which accrued Letter of Credit Facing Fees are otherwise payable with respect to Standby Letters of Credit as provided in the following sentence) and (y) each Acceptance created by it (the "Acceptance Facing Fee", and together with the Letter of Credit Facing Fees, the "Facing Fees") for the period from and including the date of creation of such Acceptance to and including the maturity of such Acceptance, computed at a rate equal to 1/4 of 1% per annum of the daily average Stated Amount of such Acceptance. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and all Letters of Credit and Acceptances have been terminated in accordance with their terms.

                  (d) The Borrowers jointly and severally agree to pay, upon each drawing under, issuance of, or amendment to any Letter of Credit, such amount as shall at the time of such event be the administrative charge and out-of-pocket expenses which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrowers jointly and severally agree to pay to the Agents, for their own account, such other fees as have been agreed to in writing by the Borrowers and the Agents.

                  3.02   Voluntary  Termination of  Unutilized Commitments.
          (a) Upon at least two Business Days' prior notice from an Authorized Representative of the Borrowers to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrowers may, subject to their compliance with the requirements of said Section 13.12(b), upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate all of the Revolving Loan Commitment of such Bank so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of the Tranche of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to have outstanding Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06),
          which shall survive as to such repaid Bank.

                  3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on February 15, 1996 unless the Restatement Effective Date shall have occurred on or prior to such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Bank) shall
          (i) terminate in its entirety on the Restatement Effective Date (after giving effect to the making of the A Term Loans on such date) and (ii) prior to the termination of the A Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Bank) shall
          (i) terminate in its entirety on the Restatement Effective Date (after giving effect to the making of the B Term Loans on such date) and (ii) prior to the termination of the B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total C Term Loan Commitment (and the C Term Loan Commitment of each Bank) shall
          (i) terminate in its entirety on the Restatement Effective Date (after giving effect to the making of the C Term Loans on such date) and (ii) prior to the termination of the C Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

                  (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which a mandatory prepayment of Term Loans pursuant to any of Sections 4.02(e), (f), (g), (h),
          (i) and (j) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

                  (g) Each reduction to the Total A Term Loan Commitment, the Total B Term Loan Commitment, the Total C Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the A Term Loan Commitment, the B Term Loan Commitment, the C Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Com-mitment.

                  SECTION 4.  Prepayments; Payments; Taxes.

                  4.01 Voluntary Prepayments. (a) The Borrowers shall have the right to prepay the Loans, and the right to allocate such prepayments to Revolving Loans and/or Term Loans as the Borrowers elect, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) an Authorized Representative of the Borrowers shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowers' intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 11:00 A.M. (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of their intent to prepay Eurodollar Loans, whether A Term Loans, B Term Loans, C Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the
          Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $500,000 in the case of Swingline Loans), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $5,000,000 and
          (2) in the case of Revolving Loans, $1,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrowers shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section
          4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrowers shall pay the amounts required pursuant to Section 1.11; (iv) except as otherwise provided in clause (vi) below of this Section 4.01(a) and in Section 4.01(b), each prepayment in respect of any Term Loans made pursuant to this Section 4.01(a) shall be allocated among the A Term Loans, the B Term Loans and the C Term Loans on a pro rata basis (based upon the then relative aggregate outstanding principal amounts of A Term Loans, B Term Loans and C Term Loans after giving effect to all prior reductions thereto), provided that, at the option of the Borrowers, any voluntary prepayments of Term Loans pursuant to this Section 4.01(a) shall be applied (A) first, to reduce in direct order of maturity the A Term Loan Scheduled Repayments, B Term Loan Scheduled Repayments and C Term Loan Scheduled Repayments which will be due and payable within six months after the date of such prepayment (and, if the amount to be applied pursuant to this clause (A) to the Scheduled Repayments which will be due and payable on any Scheduled Repayment Date is insufficient to repay in full all such Scheduled Repayments which will be due and payable on such Scheduled Repayment Date, then such amount shall be applied to the Scheduled Repayments which will be due on such Scheduled Repayment Date on a pro rata basis, based upon the relative amounts of the Scheduled Repayments of the various Tranches which will be due on such Scheduled Repayment Date) and (B) second, to the extent in excess thereof, as provided above in this clause (iv) without regard to this proviso; provided further, that at the option of the Borrowers, if a public offering of INTERCO Common Stock is consummated within nine months after the Restatement Effective Date, the balance of the Net Cash Proceeds thereof in an aggregate amount not to exceed $100 million which shall not be applied as mandatory prepayments of Term Loans pursuant to the second proviso to Section 4.02(k) below (it being understood and agreed that the aggregate amount applied pursuant to this proviso and the second proviso to Section 4.02(k) shall in no event exceed $100 million), may be applied (A) first, to any combination of the Scheduled Repayments of (x) the A Term Loans due within 12 months after the date of the receipt of such Net Cash Proceeds in direct order of maturity, (y) the B Term Loans (with such repayments to be applied to such Scheduled Repayments as elected by the Borrowers) or (z) the C Term Loans (with such repayments to be applied to such Scheduled Repayments as elected by the Borrowers) and (B) second, to the extent in excess thereof, as provided above in this clause (iv) without regard to this proviso; (v) except as otherwise expressly provided in clauses
          (A) to the first and second provisos to clause (iv) above, each prepayment of any Tranche of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of Scheduled Repayments of the respective Tranche of Term Loans after giving effect to all prior reductions thereto); and (vi) at the Borrowers' election in connection with any prepayment of Revolving Loans, such prepayment shall not be applied to the prepayment of Revolving Loans of a Defaulting Bank.

                  (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrowers may, upon five Business Days' written notice by an Authorized Representative of the Borrowers to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with, and subject to the re-quirements of, said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (b) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time
          Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Sec-tion 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                  4.02 Mandatory Repayments, Cash Collateralizations and Commitment Reductions. (a)(i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrowers jointly and severally agree to prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrowers jointly and severally agree to pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrowers to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

                  (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrowers jointly and severally shall prepay prin-cipal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

                  (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrowers jointly and severally shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(k) and (l), an "A Term Loan Scheduled Repayment"):

             Scheduled Repayment Date                     Amount
             ------------------------                  -----------

          Last Business Day in June, 1996              $ 7,500,000
          Last Business Day in December, 1996          $ 7,500,000
          Last Business Day in June, 1997              $10,000,000
          Last Business Day in December, 1997          $10,000,000
          Last Business Day in June, 1998              $12,500,000
          Last Business Day in December, 1998          $12,500,000
          Last Business Day in June, 1999              $25,000,000
          Last Business Day in December, 1999          $25,000,000
          Last Business Day in June, 2000              $32,500,000
          Last Business Day in December, 2000          $32,500,000
          Last Business Day in June, 2001              $37,500,000
          A Term Loan Maturity Date                    $37,500,000

                    (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrowers jointly and severally shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(k) and (l), a "B Term Loan Scheduled Repayment"):

             Scheduled Repayment Date                   Amount
             ------------------------                   ------

          Last Business Day in June, 1996              $   500,000
          Last Business Day in December, 1996          $   500,000
          Last Business Day in June, 1997              $   500,000
          Last Business Day in December, 1997          $   500,000
          Last Business Day in June, 1998              $   500,000
          Last Business Day in December, 1998          $   500,000
          Last Business Day in June, 1999              $   500,000
          Last Business Day in December, 1999          $   500,000
          Last Business Day in June, 2000              $   500,000
          Last Business Day in December, 2000          $   500,000
          Last Business Day in June, 2001              $   500,000
          Last Business Day in December, 2001          $   500,000
          Last Business Day in March, 2002             $18,800,000
          Last Business Day in June, 2002              $18,800,000
          Last Business Day in September, 2002         $18,800,000
          Last Business Day in December, 2002          $18,800,000
          B Term Loan Maturity Date                    $18,800,000

                    (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrowers jointly and severally shall be required to repay that principal amount of C Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(k) and (l), a "C Term Loan Scheduled Repayment"):

             Scheduled Repayment Date                     Amount
             ------------------------                     ------

          Last Business Day in June, 1996              $   500,000
          Last Business Day in December, 1996          $   500,000
          Last Business Day in June, 1997              $   500,000
          Last Business Day in December, 1997          $   500,000
          Last Business Day in June, 1998              $   500,000
          Last Business Day in December, 1998          $   500,000
          Last Business Day in June, 1999              $   500,000
          Last Business Day in December, 1999          $   500,000
          Last Business Day in June, 2000              $   500,000
          Last Business Day in December, 2000          $   500,000
          Last Business Day in June, 2001              $   500,000
          Last Business Day in December, 2001          $   500,000
          Last Business Day in June, 2002              $   500,000
          Last Business Day in December, 2002          $   500,000
          Last Business Day in June, 2003              $23,250,000
          Last Business Day in September, 2003         $23,250,000
          Last Business Day in December, 2003          $23,250,000
          C Term Loan Maturity Date                    $23,250,000

                    (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Restatement Effective Date upon which INTERCO or any of its Restricted Subsidiaries receives any cash proceeds from any sale or issuance of its equity (including, without limitation, proceeds received from Preferred Stock but excluding (i) up to $1,000,000 of proceeds received during any Fiscal Year from the issuance of shares of INTERCO Common Stock as a result of the exercise of options issued pursuant to the Employee Stock Option Plan, (ii) proceeds received during any Fiscal Year from any exercise of INTERCO Warrants, (iii) proceeds received from the issuance of shares of INTERCO Common Stock or Qualified Preferred Stock as payment of consideration pursuant to a Permitted Acquisition or as consideration in connection with the creation, acquisition or Investment in an Unrestricted Subsidiary (to the extent INTERCO does not receive any cash proceeds from the issuance thereof), (iv) any amount of equity proceeds actually used, at the time of the receipt thereof, to make Guaranty Payments pursuant to Section 9.11(b)(ii)(y)(C), and (v) so long as no Default or Event of Default then exists (x) proceeds of Disqualified Preferred Stock issued pursuant to Section 9.13(b)(iii) which are used to repay or otherwise replace the Receivables Facility in accordance with the terms hereof, (y) subject to compliance with the proviso to Section 9.13(b) on the date of the respective issuance of Disqualified Preferred Stock, up to $50,000,000 of proceeds received from the issuance of Disqualified Preferred Stock pursuant to Section 9.13(b)(i), minus the sum of the aggregate liquidation preference or amount of Disqualified Preferred Stock directly issued after the Restatement Effective Date as consideration in connection with Permitted Acquisitions and the aggregate principal amount of Permitted Subordinated Indebtedness incurred on or prior to the date of the issuance of such Disqualified Preferred Stock pursuant to Section 9.04(ii)(x) and issued as consideration in connection with one or more Permitted Acquisitions or otherwise not required to be used to repay Term Loans as a result of clause
          (w)(ii) of the first parenthetical of Section 4.02(g), to the extent all such proceeds from the issuance of Disqualified Preferred Stock are or were used to effect Permitted Acquisitions so long as an Authorized Representative of the Borrowers has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be committed to be used to make Permitted Acquisitions within six months following the date of such issuance of Disqualified Preferred Stock, and so long as such proceeds are so used in such time frame, it being understood and agreed that any amount of proceeds not so used within such time frame shall at the end of such six month period be required to be applied as otherwise provided in this clause
          (e) and (z) subject to compliance with the proviso to Section 9.13(b) on the date of the respective issuance of Disqualified
          Preferred Stock, up to $25,000,000 of proceeds of Disqualified Preferred Stock issued pursuant to Section 9.13(b)(ii), minus the aggregate principal amount of Permitted Unsecured Indebtedness incurred on or prior to such date of issuance pursuant to Section 9.04(iii)), an amount equal to 50% (or 100% with respect to proceeds of Disqualified Preferred Stock not otherwise excluded above) of the Net Cash Proceeds of the respective sale or issuance shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Restatement Effective Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Section 4.02(k) and (l).

                    (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Restatement Effective Date upon which INTERCO receives any proceeds from the exercise of the INTERCO Warrants, an amount equal to 25% of the Net Cash Proceeds of such exercise shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Restatement Effective Date has not yet occurred, such amount shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Section 4.02(k) and (l).

                    (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Restatement Effective Date upon which INTERCO or any of its Restricted Subsidiaries receives any cash proceeds from any incurrence by INTERCO or any of its Restricted Subsidiaries of Indebtedness for borrowed money ((w) including Permitted Subordinated Indebtedness, but excluding, so long as no Default or Event of Default then exists (i) an amount of Permitted Subordinated Indebtedness incurred and simultaneously used to repay, refinance or otherwise replace the Receivables Facility in accordance with the terms hereof and (ii) subject to compliance with the proviso to Section 9.04(ii) on the date of the incurrence of such Indebtedness, up to $50,000,000 of Permitted Subordinated Indebtedness issued pursuant to Section 9.04(ii)(x), less the sum of the aggregate principal amount of Permitted Subordinate Indebtedness issued after the Restatement Effective Date as consideration in connection with Permitted Acquisitions and the aggregate amount of Disqualified Preferred Stock issued on or prior to the date of the incurrence of such Permitted Subordinated Indebtedness pursuant to Section 9.13(b)(i) and issued as consideration in connection with one or more Permitted Acquisitions or otherwise not required to repay Term Loans as a result of clause (v)(y) of Section 4.02(e), to the extent such proceeds of the incurrence of Permitted Subordinated Indebtedness are or were used to effect Permitted Acquisitions so long as an Authorized Representative of the Borrowers has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be committed to be used to make such Permitted Acquisitions within six months following the date of such incurrence of Permitted Subordinated Indebtedness, and so long as such proceeds are so used within such time frame, it being understood and agreed that any amount of proceeds not so used within such time frame shall at the end of such six month period be required to be applied as otherwise provided in this clause (g), (x) subject to compliance with the proviso to Section 9.04(iii) on the date of the incurrence of such Indebtedness, excluding up to $25,000,000 of proceeds of Permitted Unsecured Indebtedness incurred pursuant to Section 9.04(iii), minus the aggregate amount of Disqualified Preferred Stock issued on or prior to the date of the incurrence of such Permitted Unsecured Indebtedness pursuant to Section 9.13(b)(ii) and not required to repay Term Loans as a result of clause (v)(z) of Section 4.02(e),
          (y) including Attributed Receivables Facility Indebtedness incurred pursuant to the Receivables Facility which in aggregate principal amount exceeds $240,000,000 outstanding at any time (but excluding other Attributed Receivables Facility Indebtedness) and (z) excluding any other Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 (excluding, however, clauses (ii), (iii) and (xi) thereof) as such Section is in effect on the Restatement Effective Date), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Restatement Effective Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Section 4.02(k) and (l).

                    (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Restatement Effective Date upon which INTERCO or any of its Restricted Subsidiaries (other than the Receivables Subsidiary) receives proceeds from any sale or other disposition of assets (including capital stock and securities held thereby, but excluding (i) sales or transfers of inventory in the ordinary course of business, (ii) sales or transfers of assets with a fair market value less than (A) $100,000 per such sale or disposition (or in a series of related sales or dispositions) and (B) with respect to any sale or transfer in an amount in excess of the amount referred to in clause (A) above, $1,000,000 in the aggregate for all such transfers in any Fiscal Year, (iii) sales or transfers of assets permitted pursuant to Sections 9.02 (v) and (vi), and (iv) sales of Excluded Assets, the Net Sales Proceeds of which do not exceed $7,000,000), an amount equal to 100% (or 80% if no Default or Event of Default is then in existence or will exist immediately after giving effect to the respective sale and so long as the Leverage Ratio on the date of the respective sale is less than 3.50:1.0) of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Restatement Effective Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan
          Commitment) in accordance with the requirements of Sections 4.02(k) and (l).

                    (i) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to 75% (or 50% if no Default or Event of Default exists on the respective Excess Cash Flow Payment Date and if the Leverage Ratio on such date is less than 3.50:1.0) of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l).

                    (j) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date after the Restatement Effective Date on which INTERCO or any of its Restricted Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from
          Recovery Events in an amount less than (A) $100,000 per each Recovery Event and (B) with respect to any Recovery Event with proceeds in excess of the amount referred to in clause (A) above, $1,000,000 in the aggregate for all such Recovery Events in any Fiscal Year), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses, and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of outstanding Term Loans (or, if the Restatement Effective Date has not yet occurred, such amounts shall be applied as a mandatory reduction to the Total Term Loan Commitment in accordance with the requirements of
          Sections 4.02(k) and (l)), provided that (x) so long as no Default or Event of Default then exists and such proceeds do not exceed $5,000,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Representa-tive of the Borrowers has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of such Recovery Event (which certificate shall set forth the esti-mates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that
          (a) the amount of such proceeds exceeds $5,000,000, (b) the amount of such proceeds, together with other cash available to the Borrowers and permitted to be spent by them or their Re-stricted Subsidiaries on Capital Expenditures during the relevant period pursuant to Section 9.07, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrowers and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request,
          (c) an Authorized Representative of the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this
          Section 4.02(j) in the form described in clause (x) above and also certifying its determination as required by preceding clause
          (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause (d), and (d) an Authorized Representative of the Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfac-tory to the Administrative Agent establishing that the Borrowers have sufficient business interruption insurance and that the Borrowers will receive payment thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrowers (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $5,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrowers from time to time as needed to pay actual costs incurred by them in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent), provided further, that at any time while an Event of Default has occurred and is continuing, the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Bor-rowers to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within one year after the date of the respective Recovery Event or (B) if committed to be used within one year after the date of receipt of such Net Sale Proceeds and not so used within 18 months after the date of respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause
          (B) shall be applied on the date which is the first anniversary of the date of the respective Recovery Event in the case of clause (A) above or the date occurring 18 months after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l).

                    (k) Any amount required to be applied to Term Loans pursuant to this Section 4.02 (other than Scheduled Repayments pursuant to Sections 4.02(b), (c) and (d)) shall, except as provided below, be allocated among the A Term Loans, the B Term Loans and the C Term Loans on a pro rata basis (based upon the relative aggregate outstanding principal amounts of A Term Loans, B Term Loans and C Term Loans after giving effect to all prior repayments thereof); provided that, at the option of the Borrowers, any mandatory repayments pursuant to Sections 4.02(e) and (i) above may be applied (x) first, in direct order of maturity to the A Term Loan Scheduled Repayments, B Term Loan Scheduled Repayments and C Term Loan Scheduled Repayments which will be due and payable within six months after the date of such repayment (and, if the amount to be applied pursuant to this clause (x) to the Scheduled Repayments which will be due and payable on any Scheduled Repayment Date is insufficient to repay in full all such Scheduled Repayments which will be due and pay-able on such Scheduled Repayment Date, then such amount shall be applied to the Scheduled Repayments which will be due on such Scheduled Repayment Date on a pro rata basis, based upon the relative amounts of the Scheduled Repayments of the various Tranches which will be due on such Scheduled Repayment Date) (y) second, to the extent in excess thereof, as provided above in this paragraph (k) without regard to this proviso; provided further, that, at the option of the Borrowers, if a public offering of INTERCO Common Stock is consummated within nine months after the Restatement Effective Date, Net Cash Proceeds thereof applied as required by Section 4.02(e) in an aggregate amount not to exceed $100 million (less any amount applied pursuant to the second proviso to Section 4.01(a)(iv)) may be applied to any combination of the Scheduled Repayments of (x) the A Term Loans due within 12 months after the date of the receipt of such Net Cash Proceeds in direct order of maturity, (y) the B Term Loans (with such repayments to be applied to such Scheduled Repayments as elected by the Borrowers) or (z) the C Term Loans (with such repayments to be applied to such Scheduled Repayments as elected by the Borrowers). All amounts to be applied to any Tranche of Term Loans as provided above shall be applied (except as otherwise expressly provided in clause (x) of the first proviso and clauses (x), (y) and (z) of the second proviso to the immediately preceding sentence) to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of Scheduled Repayments of the respective Tranche of Term Loans after giving effect to all prior reductions thereto).

                    (l) With respect to each repayment of Loans required by this Section 4.02, the Borrowers may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective
          Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Loans required by this Section 4.02 shall, except as otherwise expressly set forth in Sections 4.02(a), 4.02(b), 4.02(c), 4.02(d) and 4.02(k), be applied pro rata among such Loans. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                    (m) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding A Term Loans shall be repaid in full on the A Term Loan Maturity Date,
          (ii) all then outstanding B Term Loans shall be repaid in full on the B Term Loan Maturity Date, (iii) all then outstanding C Term Loans shall be repaid in full on the C Term Loan Maturity Date,
          (iv) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date and (v) all Swingline Loans shall be repaid on the Swingline Expiry Date.

                    4.03  Method and Place of Payment.  Except as otherwise
          specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Any payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                    4.04   Net Payments.   (a)   All payments  made by  the
          Borrowers  hereunder  or  under  any Note  will  be  made without
          setoff,  counterclaim or  other defense.   Except as  provided in
          Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers jointly and severally agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall deter-mine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers jointly and severally agree to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                    (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
          Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and
          (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
          Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwith-standing anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political sub-division or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this
          Section 4.04 and except as set forth in Section 13.04(b), the Borrowers agree to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or with-holding of income or similar Taxes.

                    (c) The provisions of this Section 4.04 are subject to the provisions of Section 13.15 (to the extent applicable).


                    SECTION  5.   Conditions  Precedent  to Initial  Credit
          Events. The obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Restatement Effective Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                    5.01 Execution of Agreement; Notes. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate A Term Note, B Term Note, C Term Note and/or Revolving Note executed by the Borrowers, and to BTCo the Swingline Note executed by the Bor-rowers, in each case in the amount, maturity and as otherwise provided herein.

                    5.02 Fees, etc. On the Restatement Effective Date, all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Banks shall have been paid to the extent then due.

                    5.03 Opinions of Counsel. On the Restatement Ef-fective Date, the Administrative Agent shall have received (i) from the General Counsel to INTERCO and its Restricted Subsidiaries, an opinion addressed to the Agents and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-1, (ii) from Bryan Cave, special counsel to INTERCO and its Restricted Subsidiaries, an opinion addressed to the Agents and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-2 and (iii) from local counsel satisfactory to the Administrative Agent, opinions each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and shall cover the perfection of the security interests granted pursuant to the Security Agreement and the Mortgages and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                    5.04 Corporate Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by the President, any Executive Vice President or any Vice President of Thomasville and each Subsidiary of Thomasville that is a Subsidiary Guarantor and attested to by the Secretary or any Assistant Secretary of Thomasville or the respective such Subsidiary, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of Thomasville or the respective such Subsidiary and the resolutions of Thomasville or the respective such Subsidiary referred to in such certificate, and the foregoing shall be acceptable to the Administrative Agent in its reasonable discretion.

                    (b)     On   the   Restatement   Effective  Date,   the
          Administrative Agent shall have received bring-down certificates of all Credit Parties (other than Thomasville and its Subsidiaries) (x) certifying that there were no changes, or providing the text of any changes, to the Certificate of Incorporation and By-Laws of such Credit Parties as delivered pursuant to Section 5.04 of the Original Credit Agreement and (y) to the effect that each such Credit Party is in good standing in its respective state of incorporation and in those states where each such Credit Party conducts business.

                    (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental appro-vals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appro-priate to be certified by proper corporate or governmental authorities.

                    5.05  Shareholders'  Agreements; Collective  Bargaining
          Agreements;  Permitted Debt  Agreements; Tax  Sharing Agreements.
          (a) On the Restatement Effective Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of
          INTERCO or Thomasville of (i) all agreements entered into by Thomasville or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, together with any agreements referred to in Section 5.05(a)(i) of the Original Credit Agreement, and any amendments thereto referred in succeeding
          Section 5.05(b), the "Shareholders' Agreements"), (ii) all collective bargaining agreements applying or relating to any employee of Thomasville or any of its Restricted Subsidiaries (collectively, together with any agreements referred to in
          Section 5.05(a)(ii) of the Original Credit Agreement, and any amendments thereto referred in succeeding Section 5.05(b), the "Collective Bargaining Agreements"), (iii) all agreements evidencing or relating to Existing Indebtedness of Thomasville or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.05(a)(iii) of the Original Credit Agreement, and any amendments thereto referred in succeeding Section 5.05(b), the "Permitted Debt Agreements"), and
          (iv) all information requested by the Administrative Agent with respect to the Surviving Guaranties and the Tax Sharing Agreements; all of which Shareholders' Agreements, Collective Bargaining Agreements and Permitted Debt Agreements shall, except to the extent such agreements are of no force or effect on the Restatement Effective Date, be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

                    (b) On or prior to the Restatement Effective Date, the Administrative Agent shall have received (i) a certification from an Authorized Representative of INTERCO that all agreements and plans referenced in Section 5.05(a) of the Original Credit Agreement, previously delivered to the Administrative Agent by each Credit Party (other than Thomasville and its Subsidiaries), remain in full force and effect (or specifying which of such agreements and plans do not remain in full force and effect) and
          (ii) any amendments thereto or additional such agreements.

                    5.06 Solvency; Environmental Analyses; Insurance Matters. On or prior to the Restatement Effective Date, the Borrowers shall cause to be delivered to the Administrative Agent
          (i) a solvency letter in form and substance satisfactory to the Administrative Agent from Houlihan Lokey Howard & Zukin, setting forth its conclusions that, after giving effect to the Transaction and the incurrence of all the financings contemplated herein, INTERCO and its Subsidiaries (on a consolidated basis), is not insolvent, and has not been rendered insolvent by the Indebtedness in connection therewith, will not be left with unreasonably small capital with which to engage in its and/or their businesses and will not have incurred debts beyond its and/or their ability to pay such debts as they mature, (ii) environmental review and reports prepared by Jordan Jones & Goulding, Inc., the results of which will be in scope, form and substance acceptable to the Agents, and (iii) evidence of insurance complying with the requirements of Section 8.03 for the business and properties of INTERCO and its Restricted
          Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days' prior written notice by the insurer to the Administrative Agent.

                    5.07 Receivables Facility. On or prior to the Restatement Effective Date, (i) the Borrowers shall have entered into amendments to the Original Receivables Facility which will
          (x) extend the maturity thereof to five years from the Restatement Effective Date and (y) increase the commitments thereunder to $225 million, (ii) a sale of receivables (including receivables originated by Thomasville) shall have been effected pursuant to the Receivables Facility, as so amended, which sale shall have generated net cash proceeds of at least $55,000,000 and (iii) there shall have been delivered to the Administrative Agent true and correct copies of all Receivables Documents (including, without limitation, the amendments executed pursuant to clause (i) above) which shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Required Banks, and all conditions set forth in the Receivables Documents shall have been satisfied and not waived (unless waived with the consent of the Administrative Agent).

                    5.08 Subsidiary Guaranty. On the Restatement Ef-fective Date, each Subsidiary Guarantor shall have duly autho-rized, executed and delivered the Amended and Restated Subsidiary Guaranty in the form of Exhibit G hereto (as modified, supple-mented or amended from time to time, the "Subsidiary Guaranty").

                    5.09 Pledge Agreement. On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

                    5.10 Security Agreement. On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                    (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement and evidence satisfactory to the Collateral Agent that such Financing Statements shall be filed prior to any Financing Statements filed pursuant to the Receivables Facility;

                    (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have re-ceived termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

                    (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement;

                    (d) lockbox agreements and other agreements from deposit banks utilized pursuant to the Cash Management System, recognizing the security interests granted pursuant thereto and directing payments from deposit accounts to be made to the Concentration Account; and

                    (e) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                    5.11 Mortgages; Title Insurance; Surveys; etc. On the Restatement Effective Date, the Collateral Agent shall have received:

                   (i) fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance satisfactory to the Administrative Agent and the Required Banks, to each of the Existing Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien of the Existing Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien (subject to Permitted Encumbrances relating thereto) on the Existing Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                  (ii) endorsements of the authorized issuing agent for title insurers reasonably satisfactory to the Collateral
               Agent to each Existing Mortgage Policy assuring the Collateral Agent that each Existing Mortgage is a valid and enforceable first priority mortgage lien on the respective Existing Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances;

                 (iii) fully executed counterparts of New Mortgages, in form and substance reasonably satisfactory to the Administrative Agent, covering such of the Real Property owned or leased by the Borrowers, Thomasville or any of their Subsidiaries as shall be designated as a New Mortgaged Property on Schedule III (each a "New Mortgaged Property" and, collectively, the "New Mortgaged Properties"), together with evidence that counterparts of the New Mortgages have been delivered to the title insurance company insuring the Lien of the New Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforce-able first priority mortgage lien (subject to Permitted Encumbrances relating thereto) on each New Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                  (iv) New Mortgage Policies on each New Mortgaged Property issued by title insurers reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the New Mortgages are valid and enforceable first priority mortgage Liens on the respective New Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such New Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may request; and

                   (v) a perimeter survey (including, without limitation, notations identifying any encroachments or overlaps) in form and substance reasonably satisfactory to the Collateral Agent, of each owned New Mortgaged Property, certified by a licensed professional surveyor satisfactory to the Collateral Agent, provided that in the event such perimeter surveys shall not be available as of the Restatement Effective Date, the requirement that the same be delivered as a condition precedent under this Article 5 shall be waived if the Borrowers shall agree in writing to provide the same within 60 days after the Restatement Effective Date.

                    5.12 Consent Letter. On the Restatement Effective Date, the Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit J, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section
          13.08 or in the respective Security Document.

                    5.13 Adverse Change; Governmental Approvals; etc. (a) On the Restatement Effective Date, nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Administrative Agent or the Required Banks reasonably believe could have a material adverse effect on the rights or remedies of the Administrative Agent or the Banks, or on the ability of the Credit Parties to perform their respective obligations to the Administrative Agent and the Banks or which the Administrative Agent or the Required Banks reasonably believe would have a material adverse effect on the operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or the Borrowers and their Restricted Subsidiaries taken as a whole.

                    (b) On the Restatement Effective Date, there shall not have occurred and be continuing material adverse change to the syndication market for credit facilities similar in nature to this Agreement and there shall not have occurred and be continuing a material disruption of or a material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication, in each case as determined by the Administrative Agent in its sole discretion.

                    (c) On or prior to the Restatement Effective Date, all necessary and material governmental (domestic and foreign) and third party approvals in connection with the Transaction shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of any Loan, issuance of any Letter of Credit or the consummation of the Transaction.

                    5.14 Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to the Transaction or any documentation executed in connection therewith (including any Credit Document), or which the Administrative Agent or the Required Banks shall reasonably believe could have a materially adverse effect on the Transaction or the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or the Borrowers and their Restricted Subsidiaries taken as a whole.

                    5.15 Pro Forma Balance Sheet; Financial Statements; Projections. (a) On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent an unaudited pro forma consolidated and consolidating balance sheet of INTERCO and its Subsidiaries as of September 30, 1995 and after giving effect to the Transaction and prepared in accordance with generally accepted accounting principles, together with (w) historical consolidated and consolidating financial statements of INTERCO and its Subsidiaries, in each case, for the nine-month period ended September 30, 1995, (x) historical consolidated and consolidating financial statements of INTERCO and its Subsidiaries for the five Fiscal Years ended December 31, 1994, which historical statements shall (i) be audited, in the case of the income and cash flow statements for the three most recent Fiscal Years and in the case of the balance sheets for the two most recent Fiscal Years and (ii) be certified by an officer of either INTERCO or the other Borrowers, as the case may be, in the case of the five most recent Fiscal Years and (y) historical consolidated financial statements of Thomasville and its Subsidiaries for the three Fiscal Years ended December 31, 1994, the balance sheets of Thomasville and its Subsidiaries as of December 31, 1993 and December 31, 1994, the income and cash flow statement of Thomasville and its Subsidiaries for the ten-month period ended October 31, 1995, and the balance sheet of Thomasville and its Subsidiaries as of October 31, 1995.

                    (b) On or prior to the Restatement Effective Date there shall have been delivered to the Administrative Agent "management case" projected financial statements of INTERCO and its Restricted Subsidiaries after giving effect to the Transaction, as set forth in the Confidential Memorandum dated November, 1995, for the period from January 1, 1996 to December 31, 2003 (the "Projections"), which Projections (x) shall reflect the forecasted financial conditions and income and expenses of INTERCO and its Restricted Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be satisfactory in form and substance to the Administrative Agent.

                    5.16 Acquisition; etc. (a) On or prior to the Restatement Effective Date, (i) INTERCO shall have acquired 100% of the capital stock of Thomasville and its Subsidiaries (the "Acquisition") pursuant to the Stock Purchase Agreement and (ii) the Banks shall have received true and correct copies of all agreements and other documents relating to such acquisition (the "Acquisition Documents"), all of which Acquisition Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks (it being understood that the Stock Purchase Agreement delivered to the Administrative Agent and the Banks prior to the Restatement Effective Date is in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks). All conditions precedent to INTERCO's obligations in respect of the consummation of the Acquisition as set forth in the Stock Purchase Agreement and the other Acquisition Documents shall have been satisfied and not waived (unless waived with the consent of the Administrative Agent and except that the landlord consent with respect to the leased property in Appomattox, Virginia need not be obtained) and the Acquisition shall have been consummated in accordance with all applicable law and the Acquisition Documents.

                    (b) On the Restatement Effective Date and concurrently with the consummation of the Acquisition, all existing Indebtedness of Thomasville and its Subsidiaries shall have been repaid in full (other than the Existing IRBs), and all security interests and Liens on the capital stock of, and assets owned by, Thomasville and its Subsidiaries shall have been terminated and released, other than Permitted Liens, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matter set forth in this clause (b) have been satisfied on such date.

                    5.17 Original Credit Agreement; etc. On the Restatement Effective Date, (i) unless otherwise agreed by the Administrative Agent and INTERCO, each Original Bank shall have surrendered to the Administrative Agent for cancellation the promissory notes issued to it pursuant to the Original Credit Agreement in respect of its Original Term Loans, Original
          Revolving Loans and Original Swingline Loans, (ii) each Continuing Bank shall have converted its Original Term Loan as contemplated by Section 1.01(a), (iii) all Original Term Loans being converted as described in preceding clause (ii) which were outstanding as Eurodollar Loans shall, at the time of such con-version, be converted into Base Rate Loans or borrowed as Eurodollar Loans in accordance with Section 1.01(a) and the Borrowers shall pay all breakage costs in accordance with the provisions of Section 1.11 of the Original Credit Agreement in connection therewith, (iv) all Original Revolving Loans shall be repaid in full on the Restatement Effective Date (although Revolving Loans may be incurred hereunder on the Restatement Effective Date in accordance with the provisions hereof) and, if any such Original Revolving Loans were at such time maintained as Eurodollar Loans, all breakage costs owing in connection therewith shall have been paid as contemplated by Section 1.11 of the Original Credit Agreement, (v) each Original Bank shall have received payment in full of all amounts then due and owing to it under the Original Credit Agreement, (vi) the Borrowers shall have paid all accrued and unpaid interest and fees owing under the Original Credit Agreement through the Restatement Effective Date, and (vii) the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.17 have been satisfied on such date.

                    SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Restatement Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in
          Section 1.01(f)), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                    6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and
          (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                    6.02   Notice of  Borrowing; Letter of  Credit Request.
          (a) Prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by
          Section 1.03(b)(i).

                    (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                    The acceptance of the benefit of each Credit Event shall constitute a representation and warranty by the Borrowers to the Agents and each of the Banks that all the conditions spec-ified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks and/or the Administrative Agent). All of the Notes, certifi-cates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

                    SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of the Borrowers makes the following representations, warranties and agreements, in each case after giving effect to the Transaction consummated on the Restatement Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                    7.01 Corporate Status. INTERCO and each of its Restricted Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                    7.02  Corporate Power and Authority.  Each Credit Party
          has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obli-gation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                    7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumental-ity, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of INTERCO or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which INTERCO or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of INTERCO or any of its Restricted Subsidiaries.

                    7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (i) as have been obtained or made prior to the Restatement Effective Date and (ii) other than UCC-1 filings and recordings of Assignments of Security Interests in U.S. Patents and Trademarks, in each case, performed pursuant to Section 5.10, which filings and/or recordings, as the case may be, if this representation is being made on a date which is more than ten days after the Restatement Effective Date, have been made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document except, with respect to the Transaction Documents, where the failure to so obtain would not have a Material Adverse Effect.

                    7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) (i) The consolidated and consolidating statements of financial condition of INTERCO and its Subsidiaries at December 31, 1994 and the related consolidated and consolidating statements of income and cash flow and changes in shareholders' equity of INTERCO and its Subsidiaries for the Fiscal Year ended on such date, and furn-ished to the Banks prior to the Restatement Effective Date and
          (ii) the consolidated and consolidating statements of financial condition of INTERCO and its Subsidiaries as of the end of each fiscal quarter of INTERCO ended after December 31, 1994, and the related consolidated and consolidating statements of income and cash flow of INTERCO and its Subsidiaries for such quarterly periods, and furnished to the Banks prior to the Restatement Effective Date, in each case, present fairly the financial condi-tion of INTERCO and its Subsidiaries (or INTERCO and its Restricted Subsidiaries, as the case may be) at the date of such statements of financial condition and the results of the operations of INTERCO and its Subsidiaries (or INTERCO and its Restricted Subsidiaries as the case may be) for the respective Fiscal Year or fiscal quarter, as the case may be (subject, in the case of unaudited financial statements, to normal year-end adjustments). All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied, except, in the case of the quarterly financial statements, for the omission of footnotes, and certain reclassifications and ordinary end of period adjust-ments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material).

                    (b) Each of (i) (x) the audited statements of income and cash flow of Thomasville and its Subsidiaries for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, and (y) the audited consolidated balance sheet of Thomasville and its Subsidiaries as of December 31, 1993, and December 31, 1994, together with the notes thereto and the reports thereon of KMPG Peat Marwick, and (ii) the unaudited consolidated balance sheet of Thomasville and its Subsidiaries as of October 31, 1995 and the related statement of income and cash flow for the ten-month period then ended (including in all cases the notes thereto, if any), fairly presents the financial position of and the results of operations for the entities reported on and is consistent with the books and records of Thomasville and its Subsidiaries and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the financial statements referred to in (ii) above to changes resulting from normal year-end adjustments. The books and records upon which the foregoing financial statements are based are true and complete, to the best knowledge of the Borrowers.

                    (c) Since December 31, 1994, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or of the Borrowers and their Restricted Subsidiaries taken as a whole, it being understood that any determination of whether such material adverse change has occurred shall take into account, inter alia,
          (x) any available indemnities and (y) the timing and likelihood of payment thereunder.

                    (d) (i) On and as of the Restatement Effective Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (assuming the full utilization of all Commitments on the Restatement Effective
          Date), (a) the sum of the assets, at a fair valuation, of each Borrower, individually, each Borrower and its Subsidiaries, (each of the foregoing, as to itself or as to itself and its Subsidiaries, a "Solvent Entity") will exceed its or their debts;
          (b) each Solvent Entity has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each Solvent Entity will have sufficient capital with which to conduct its businesses. For purposes of this Section 7.05(d), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or
          (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                    (e) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or (b) or in
          Schedule IV, there were as of the Restatement Effective Date no liabilities or obligations with respect to INTERCO or any of its Subsidiaries (including without limitation Thomasville and its Subsidiaries) of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, is reasonably likely to have a Material Adverse Effect. As of the Restatement Effective Date, none of the Borrowers knows of any basis for the assertion against it of any liability or obligation of any nature whatso-ever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or (b) or as disclosed in
          Schedule IV hereto which, either individually or in the aggre-gate, could reasonably be expected to have a Material Adverse Effect.

                    (f) On and as of the Restatement Effective Date, the Projections previously delivered to the Administrative Agent and the Banks have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrowers to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, the Borrowers be-lieved that the Projections were reasonable and attainable.

                    7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrowers, threatened (i) on the Restatement Effective Date, in respect of any material Transaction Document (other than any Credit Document), (ii) with respect to any Credit Document or (iii) that could reasonably be expected to have a Material Adverse Effect.

                    7.07  True and Complete Disclosure.  Except as provided
          in the immediately succeeding sentence with respect to Thomasville and its Subsidiaries, all factual information (taken as a whole) furnished by or on behalf of INTERCO or any of its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all factual information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contem-plated herein or therein is, and all other such factual informa-tion (taken as a whole) hereafter furnished by or on behalf of INTERCO or any of its Subsidiaries in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. No representation or warranty of the Borrowers in this Agreement or in the other Credit Documents with respect to Thomasville and its Subsidiaries, to the best knowledge of the Borrowers, contains as of the Restatement Effective Date any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                    7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the A Term Loans (other than the portion thereof converted from Original Term Loans under Section 1.01(a) or used to repay obligations to the Original Banks under the Original Credit Agreement) shall be used by the Borrowers to (x) consummate the Transaction and (y) pay fees and expenses related thereto.

                    (b) All proceeds of the B Term Loans shall be used by the Borrower to (x) consummate the Transaction and (y) pay fees and expenses related thereto.

                    (c) All proceeds of the C Term Loans shall be used by the Borrower to (x) consummate the Transaction and (y) pay fees and expenses related thereto.

                    (d) All proceeds of the Revolving Loans and Swingline Loans shall be used for the Borrowers' and their Subsidiaries' ongoing general corporate purposes; provided that not more than $75,000,000 in aggregate principal amount of Revolving Loans and Swingline Loans shall be outstanding on the Restatement Effective Date.

                    (e) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                    7.09  Tax Returns and  Payments.  (a)  Each of  INTERCO
          and its Restricted Subsidiaries (including, without limitation, but subject to the last sentence of this Section 7.09(a), Thomasville and its Subsidiaries) have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods (inclusive of any permitted extensions), with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of INTERCO and its Restricted Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of INTERCO and its Restricted Subsidiaries for the periods covered thereby other than Taxes for which adequate reserves have been established in accordance with generally accepted accounting principles. Each of INTERCO and its Restricted Subsidiaries have paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a) or (b) and except as disclosed on Schedule V, there is, as of the Restatement Ef-fective Date, no material action, suit, proceeding, investiga-tion, audit, or claim now pending or, to the best knowledge of the Borrowers, threatened by any authority regarding any taxes relating to INTERCO or its Restricted Subsidiaries. As of the Restatement Effective Date, except as set forth on Schedule V, none of INTERCO or its Restricted Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of INTERCO or its Restricted Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of INTERCO or its Restricted Subsidiaries not to be subject to the normally applicable statute of limitations. As of the Restatement Effective Date, none of INTERCO or its Restricted Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Except for amounts specifically set forth in Schedule V, none of INTERCO or its Restricted Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby. Additionally, all of the foregoing representations are true and correct as to all Unrestricted Subsidiaries of INTERCO (to the same extent they were Restricted Subsidiaries) except to the extent any and all failures to be true and correct could not reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary contained above, to the extent the foregoing representations contained in this Section 7.09 relate to Thomasville and its Subsidiaries for periods prior to the Restatement Effective Date, such representations shall be deemed untrue only if the aggregate effect of all such failures and noncompliances of the types described above with respect to Thomasville and its Subsidiaries for periods prior to the Restatement Effective Date would reasonably be expected to have a Material Adverse Effect.

                    (b) INTERCO'S tax basis in the shares of capital stock of (x) Converse spun-off in connection with the Converse Disposition was an amount not less than $165,000,000 at the time of the consummation thereof and (y) Florsheim spun-off in con-nection with the Florsheim Disposition was an amount not less than $50,000,000.

                    7.10  Compliance with ERISA.  (a)  Each Plan is in sub-
          stantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; to the best knowledge of the Borrowers, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan, and to the best knowledge of the Borrowers, no Spunoff Plan, has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made by the Borrowers, any of their respective Restricted Subsidiaries or any ERISA Affiliate with respect to a Plan, a Spunoff Plan, a Multiemployer Plan, and/or a Foreign Pension Plan have been timely made; none of the Borrowers or any of their respective Restricted Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan, a Spunoff Plan, and/or a Multiemployer Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212
          of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan, a Spunoff Plan, and/or a Multiemployer Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan and, to the best knowledge of the Borrowers, any Spunoff Plan; no condition exists which presents a risk to the Borrowers or any of their respective Restricted Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan, or to the best knowledge of the Borrowers a Spunoff Plan, and/or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrowers, their respective Restricted Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal there-from, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; no lien imposed under the Code or ERISA on the assets of the Borrowers or any of their respective Restricted Subsidiaries or any ERISA Affiliate exists on account of any Plan, a Spunoff Plan, and/or a Multiemployer Plan or is likely to arise on account of any Plan, or to the best knowledge of the Borrowers, is likely to arise on account of any Spunoff Plan and/or Multiemployer Plan; and the Borrowers and their respective Restricted Subsidiaries do not maintain or con-tribute to any employee welfare benefit plan (as defined in
          Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by
          Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 7.10(a) "to the best knowledge of the Borrowers" with respect to any Spunoff Plan means (x) actual knowledge or (y) knowledge acquired through written or oral notice provided directly to a Borrower by any governmental agency, court, or Spunoff Plan administrator.

                    (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. None of the Borrowers nor any of their respective Restricted Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of each Bor-rower's most recently ended fiscal year on the basis of actuar-ial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                    (c)   Notwithstanding anything to the  contrary in this
          Section 7.10, the representations made in this Section 7.10 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a Material Adverse Effect.

                    7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agree-ment Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appro-priate equivalent (which filings, if this representation is being made more than 10 days after the Restatement Effective Date, have been made), create a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, to the extent that a security interest may be perfected therein by filing a financing statement under the UCC, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and valid title to all Security Agreement Collateral owned by such Credit Party described therein, free and clear of all Liens except those described above in this clause (a).

                    (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

                    (c)  The  Mortgages create, as  security for the  obli-
          gations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security inter-est and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Schedule III contains a true and complete list of each parcel of Real Property owned or leased by INTERCO and its Restricted Subsidiaries on the Effective Date, and the type of interest therein held by INTERCO or such Restricted Subsidiary. INTERCO and each of its Restricted Subsidiaries have good and indefeasible title to all fee-owned Mortgaged Properties and valid leasehold title to all Leaseholds material to its business, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

                    7.12 Representations and Warranties in Other Documents. All representations and warranties set forth in the Documents other than this Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. Notwithstanding anything to the contrary contained above, to the extent that the representations and warranties set forth in the Documents other than this Agreement were made by parties other than INTERCO and its Subsidiaries, such representations and warranties shall be deemed untrue only if the aggregate effect of all inaccuracies in such representations and warranties would reasonably be expected to have a Material Adverse Effect.

                    7.13 Properties. INTERCO and each of its Restricted Subsidiaries have good and valid title to all material properties owned by them, including all property reflected in the balance sheets referred to in Sections 7.05(a) and (b) and in the pro forma balance sheet referred to in Section 5.15 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or otherwise as permitted hereunder), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens otherwise permitted by Section 9.01.

                    7.14 Capitalization. (a) On the Restatement Ef-fective Date and after giving effect to the Transaction, the authorized capital stock of INTERCO consisted of 100,000,000 shares of INTERCO Common Stock, $1.00 stated value per share, of which 50,119,816 shares were issued and outstanding as of September 30, 1995, and at least 60% of such outstanding shares are owned by the Apollo Group or a Controlled Account. As of the Restatement Effective Date, INTERCO does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, in each case other than the options outstanding pursuant to the Employee Stock Option Plan and the INTERCO Warrants.

                    (b) On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of Broyhill shall consist of 5,296,178 shares of common stock, no par value per share, 100 shares of which shall be issued and outstanding and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable. As of the Restatement Effective Date, Broyhill does not have outstand-ing any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                    (c) On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of Lane shall consist of 1,000 shares of common stock, no par value per share, all of which shall be issued and outstanding and delivered for pledge pursuant to the Pledge Agreement. All such outstand-ing shares of common stock have been duly and validly issued, are fully paid and nonassessable. As of the Restatement Effective Date, Lane does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                    (d) On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of Thomasville shall consist of 50,000,000 shares of common stock, $1.00 par value per share, 7,500,000 of which shall be issued and outstanding and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable. As of the Restatement Effective Date, Thomasville does not have out-standing any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                    7.15 Subsidiaries. (a) On the Restatement Effective Date and after giving effect to the Transaction, INTERCO has no Subsidiaries other than the other Borrowers, their respective Subsidiaries, Interfashions Industries, S.A. and its Subsidiaries, and the Receivables Subsidiary (which is owned by Broyhill, Lane, Action and Thomasville).

                    (b) After giving effect to the Transaction, INTERCO will have no Subsidiaries other than (i) those Subsidiaries listed on Schedule VI and (ii) new Subsidiaries created in compliance with this Agreement.

                    7.16 Compliance with Statutes, etc. INTERCO and each of its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    7.17 Investment Company Act. None of INTERCO nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                    7.18 Public Utility Holding Company Act. None of INTERCO nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                    7.19 Environmental Matters. (a) INTERCO and each of its Subsidiaries have complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrowers after due inquiry, threatened Environ-mental Claims against INTERCO, or any of its Subsidiaries or any Real Property owned or operated by INTERCO or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by INTERCO or any of its Subsidiaries or, to the best knowledge of INTERCO or the Borrowers after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowl-edge of the Borrowers after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against INTERCO or any of its Subsidiaries or any such Real Property, or
          (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by INTERCO or any of its Subsidiaries under any applicable Environmental Law.

                    (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by INTERCO or any of its Subsidiaries except in compliance with all applicable Environmental Laws and so as not to give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by INTERCO or any of its Subsidiaries except in compliance with all applicable Environmental Laws and so as not to give rise to an Environmental Claim.

                    (c)   Notwithstanding anything to the  contrary in this
          Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a Material Adverse Effect.

                    7.20 Labor Relations. None of INTERCO nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrowers taken as a whole or the Borrowers and their Restricted Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against INTERCO or any of its Subsidi-aries or, to the best knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against INTERCO or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them,
          (ii) no strike, labor dispute, slowdown or stoppage pending against INTERCO or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against INTERCO or any of its Subsidiaries and (iii) to the best knowledge of the Borrowers, no union representation proceeding pending with respect to the employees of INTERCO or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                    7.21    Patents,  Licenses,  Franchises  and  Formulas.
          INTERCO and its Subsidiaries own all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and have obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of their business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

                    7.22 Indebtedness. Schedule VII sets forth a true and complete list of all Indebtedness for borrowed money of INTERCO and its Restricted Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans and the Letters of Credit and the Attributed Receivables Facility Indebtedness, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt all of which Existing Indebtedness is or shall be evidenced by the Permitted Debt Agreements.

                    7.23    Transaction.    At  the  time  of  consummation
          thereof, the Transaction shall have been consummated in all respects in accordance with the terms of the Transaction Documents and all applicable laws. At the time of consummation of the Transaction, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except where the failure to so obtain, give, file or take would not have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or of the Borrowers and their Restricted Subsidiaries taken as a whole. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction or the occurrence of any Credit Event or the performance by the Credit Parties of their obligations under the respective Documents. All actions taken by the Credit Parties pursuant to or in furtherance of the Transaction have been taken in material compliance with the respective Documents and all applicable laws.

                    7.24 Special Purpose Corporation. The Receivables Subsidiary was formed for the purpose of purchasing, and receiving contributions of, receivables from each of the Borrowers (other than INTERCO) and their respective Restricted Subsidiaries, and selling such receivables to, or obtaining secured loans from, the Receivables Purchasers, pursuant to the Receivables Facility and except in connection with the foregoing (and activities reasonably incidental thereto), the Receivables Subsidiary engages in no business activities and has no significant assets or liabilities and shall in no event purchase receivables from any Unrestricted Subsidiary.

                    SECTION 8. Affirmative Covenants. Each of the Borrowers hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit and Acceptances have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                    8.01    Information  Covenants.    The  Borrowers  will
          furnish to the Administrative Agent, and the Administrative Agent will promptly forward to each Bank:

                    (a) Monthly Reports. Within 30 days after the end of each calendar month of INTERCO (within 45 days after the end of the last month of each Fiscal Year), the consolidated and consolidating balance sheets of INTERCO and its Subsidiaries, in each case, as at the end of such month, and the related consolidated and consolidating statements of income and the consolidated statement of cash flow for such month and for the elapsed portion of the calendar year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior calendar year and the budgeted figures for such month as set forth in the respective budget delivered pursuant to Section 8.01(e).

                    (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each Fiscal Year, (i) the consolidated and consolidating balance sheets of INTERCO and its Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated and consolidating statements of income and the consolidated statement of cash flow for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period and (ii) management's discussion and analysis of the important opera-tional and financial developments during such quarterly period.

                    (c) Annual Financial Statements. Within 95 days after the close of each Fiscal Year, (i) the consolidated and consolidating balance sheets of INTERCO and its Subsidiaries, in each case, as at the end of such Fiscal Year and the related consolidated and consolidating statements of income and consolidated statements of shareholders' equity and cash flow for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and (A) certified, in the case of such consolidated financial statements and (B) confirmed by a letter, in the case of the consolidating statements, delivered in substantially the form of the auditor's letter delivered to INTERCO on January 31, 1995, in each case by Peat Marwick or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of INTERCO and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default with respect to the covenants set forth in Sections 9.02 through 9.16, inclusive, has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of the important operational and financial developments during such Fiscal Year.

                    (d) Management Letters. Promptly after the receipt thereof by INTERCO or any of its Restricted Subsidiaries, a copy of any "management letter" received by such Person from their certified public accountants and the management's responses thereto.

                    (e) Budgets. No later than 30 days following the commencement of the first day of each Fiscal Year, a budget in form satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by INTERCO for (x) each of the twelve months of such Fiscal Year prepared in detail and (y) each of the four Fiscal Years immediately following such Fiscal Year prepared in summary form, in each case, of INTERCO and its Restricted Subsidiaries, accompanied by the statement of an Authorized Representative of INTERCO to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

                    (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of an Authorized Representative of INTERCO to the effect that, to the best of such Authorized Representative's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of INTERCO, (x) set forth the calculations required to establish whether the Borrowers were in compliance with the provisions of Section 4.02 (excluding Section 4.02(i)), 9.02, 9.03, 9.04, 9.05 and 9.07 through 9.10, inclusive, and 9.16 at the end of such fiscal quarter or year, as the case may be, (y) if delivered with the financial statements required by Section 8.01(c), set forth the amount of Excess Cash Flow for the respective Excess Cash Flow Payment Period and (z) set forth the calculation of the Leverage Ratio and Senior Debt Leverage Ratio and the amount of the Available $10 Million Dividend Basket Amount, Available $10 Million Acquisition/Investment Basket Amount, Available Retained Excess Cash Flow Amount, Available Debt Proceeds Amount, Available Unrestricted Proceeds Amount, Available Dividend Unrestricted Proceeds Amount, Available Net Income Amount, Consolidated Cumulative Net Income Amount, Consolidated Cumulative Excess Net Income Amount, Consolidated Cumulative 25% Net Income Amount, Available Permitted Acquisition Amount, Returned Investment Amount and Available Returned Investment Amount at the end of the period covered by such financial statements, and all sources and uses of proceeds relating to the calculation thereof changing during the period covered by such statements.

                    (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an executive officer of any Borrower obtains knowledge thereof, notice of
               (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against INTERCO or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or the Borrowers and their Restricted Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of INTERCO and its Restricted Subsidiaries taken as a whole or
               (z) with respect to any Document.

                    (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which INTERCO or any of its Restricted Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

                    (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an executive officer of INTERCO or any of its Restricted Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or of the Borrowers and their Restricted Subsidiaries taken as a whole:

                        (i) any  pending or  threatened Environmental Claim
                    against INTERCO or any of its Subsidiaries or any Real Property owned or operated by INTERCO or any of its Subsidiaries;

                       (ii) any condition or  occurrence on or arising from
                    any Real Property owned or operated by INTERCO or any of its Subsidiaries that (a) results in noncompliance by INTERCO or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against INTERCO or any of its Subsidiaries or any such Real Property;

                      (iii) any  condition   or  occurrence  on  any   Real
                    Property owned or operated by INTERCO or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by INTERCO or any of its Subsidiaries of such Real Property under any Environmental Law; and

                       (iv) the taking  of any  removal or  remedial action
                    in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by INTERCO or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any





                    event the Borrowers shall deliver to each Bank all notices received by them or any of their respective Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

               All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action, and the Borrowers' or such Subsidiary's response thereto. In addition, the Borrowers will provide the Banks with copies of all material communi-cations with any government or governmental agency relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(i), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Banks.

                    (j) Annual Meetings with Banks. At the request of the Administrative Agent, INTERCO shall within 120 days after the close of each Fiscal Year hold a meeting at a time and place selected by INTERCO and reasonably acceptable to the Administrative Agent with all of the Banks at which meeting shall be reviewed the financial results of the previous Fiscal Year and the financial condition of INTERCO and the budgets presented for the current Fiscal Year.

                    (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to INTERCO or any of its Subsidiaries as any Bank may reasonably request in writing.

                    8.02 Books, Records and Inspections. The Borrowers will, and will cause each of their respective Restricted Subsidi-aries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, permit officers and designated representatives of the Agents or the Required Banks to visit and inspect, after reasonable notice during regular business hours and under guidance of officers of the Borrowers or such Restricted Subsidiary, any of the properties of the Borrowers or such Restricted Subsidiary, and to examine the books of account of the Borrowers or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrowers or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Bank may request.

                    8.03 Maintenance of Property; Insurance. (a) Sched-ule VIII sets forth a true and complete listing of all insurance (including self-insurance programs) maintained by INTERCO and its Restricted Subsidiaries as of the Restatement Effective Date. The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrowers will at all times cause insurance of the types described in
          Schedule VIII to be maintained (with the same scope of coverage as that described in Schedule VIII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule VIII under the column headed "Minimum Amount Required to be Maintained."

                    (b) Except with respect to self-insurance programs listed on Schedule VIII, the Borrowers will, and will cause their respective Restricted Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrowers or any of their respective Restricted Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured (provided that INTERCO and its Restricted Subsidiaries shall be permitted to settle claims in an amount less than $10,000,000 per claim, so long as the proceeds from such claims are applied in accordance with Section 4.02(j))), (ii) shall state that such insurance policies shall not be cancelled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent,
          (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrowers or any of their respective Restricted Subsidiaries,
          (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties if such coverage is available at commercially reasonable rates or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent if such coverage is available at commercially reasonable rates.

                    (c) If the Borrowers or any of their respective Restricted Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrowers or any of their respective Restricted Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) after giving notice to INTERCO (but not requiring any consent from INTERCO) to procure such insurance and the Borrowers agree to jointly and severally reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of pro-curing such insurance.

                    8.04 Corporate Franchises. The Borrowers will, and will cause each of their respective Restricted Subsidiaries (other than Interfashions Industries, S.A. and its Subsidiaries) to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets, mergers or other transactions by or among INTERCO or any of its Restricted Subsidiaries in accordance with Section 9.02 or (ii)
          (x) the withdrawal by INTERCO or any of the Restricted Sub-sidiaries of its qualification as a foreign corporation or the failure to qualify as a foreign corporation in any jurisdiction or (y) the amendment of the Certificate of Incorporation or By-Laws of INTERCO or any of its Subsidiaries which would not in any way materially and adversely affect the Banks, and where such withdrawal or failure or amendment, as the case may be, could not reasonably be expected to have a Material Adverse Effect. In the event INTERCO shall elect to change its corporate name, the Borrowers will afford the Administrative Agent ten Business Days' prior written notice of such change and the Borrowers will execute in advance of such change and cause to be filed and/or delivered to the Administrative Agent any financing statements or other documents reasonably requested by the Administrative Agent in order to continue perfected liens and security interests in the Collateral, all in form and substance satisfactory to the Administrative Agent.

                    8.05 Compliance with Statutes, etc. The Borrowers will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncom-pliances as could not, individually or in the aggregate, rea-sonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or of the Borrowers and their Restricted Subsidiaries taken as a whole.

                    8.06 Compliance with Environmental Laws. (a) The Borrowers will comply, and will cause each of their respective Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by INTERCO or any of its Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens on such Real Property imposed pursuant to such Environmental Laws; provided that, none of INTERCO nor any of its Subsidiaries shall be required to remove any such Liens, so long as the aggregate amount of obliga-tions purported to be secured by such Liens does not exceed $1,000,000, and such Liens are being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles. None of INTERCO nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by INTERCO or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

                    (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrowers will provide, at the Borrowers' joint and several cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by INTERCO or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent reasonably believes that INTERCO, any of its Subsidiaries or any such Real Property is not in material compliance with Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against INTERCO, any of its Subsidiaries or any such Real Property. If the Borrowers fail to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrowers shall grant and hereby grant to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grant the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrowers' joint and several expense.

                    8.07   ERISA.   As soon as possible  and, in any event,
          within 20 days after the Borrowers or any of their respective Restricted Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrowers will deliver to the Administrative Agent, and the Administrative Agent shall promptly forward to each Bank a certificate of an Authorized Representative of the Borrowers setting forth details as to such occurrence and the action, if any, that the Borrowers, such Restricted Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrowers, such Restricted Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an applica-tion is likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, Multiemployer Plan and/or a Spunoff Plan; that a contribution required to be made to a Plan, Multiemployer Plan and/or Foreign Pension Plan has not been timely made; that a Plan, Multiemployer Plan and/or a Spunoff Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan, Multiemployer Plan and/or a Spunoff Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan, Multiemployer Plan and/or a Spunoff Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan if material in amount; that the Borrowers, any of their respective Restricted Subsidiaries or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan, Multiemployer Plan and/or a Spunoff Plan under
          Section 4062, 4063,  4064, 4069, 4201, 4204  or 4212 of ERISA  or
          with respect to a Plan, Multiemployer Plan and/or a Spunoff Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
          Section 409 or 502(i) or 502(l) of ERISA; or except as disclosed on Schedule XVII, that the Borrowers or any Restricted Subsidiary is reasonably expected to incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of
          ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) which liability, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Upon request, the Borrowers will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required to be filed with the Internal Revenue Service in connection with such annual report, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of such annual reports and any material notices received by the Borrowers or any of their respective Restricted Subsidiaries or any ERISA Affiliate with respect to any Plan, Multiemployer Plan, Spunoff Plan and/or Foreign Pension Plan shall be delivered to the Banks no later than 20 days after the date such report has been requested or such notice has been received by the Borrowers, the Restricted Subsidiary or the ERISA Affiliate, as applicable. For purposes of this Section 8.07 "knows or has reason to know" with respect to any Spunoff Plan means knowledge acquired through written or oral notice provided directly to a Borrower by any governmental agency, court, or Spunoff Plan administrator.

                    8.08 End of Fiscal Years; Fiscal Quarters. INTERCO shall cause (i) each of its Fiscal Years to end on December 31, and each of its fiscal quarters to end on the last day of each March, June, September and December and (ii) each of its Restricted Subsidiaries' (x) fiscal years to end on the closest Saturday to December 31 and (y) fiscal quarters to end on the closest Saturday to the last day of each March, June, September and December.

                    8.09 Performance of Obligations. Each of the Borrowers will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or of the Borrowers and the Restricted Subsidiaries taken as a whole.

                    8.10 Payment of Taxes. Each of the Borrowers will pay and discharge or cause to be paid and discharged, and will cause each of their respective Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of INTERCO or any of its Restricted Subsidiaries; provided that none of INTERCO nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained ade-quate reserves with respect thereto in accordance with generally accepted accounting principles.

                    8.11  Additional Security; Further Assurances; Required
          Appraisals. (a) The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, grant to the Col-lateral Agent security interests and mortgages (an "Additional Mortgage") in such Real Property (other than Real Property encumbered by (i) liens incurred by a Restricted Subsidiary at a time when it was an Unrestricted Subsidiary, to the extent such Liens are otherwise permitted by this Agreement and (ii) Liens securing Indebtedness permitted pursuant to Section 9.04 (vii), but only until such time as such Indebtedness is repaid) of the Borrowers or any of their respective Restricted Subsidiaries as are not covered by the original Mortgages, to the extent such Real Property is acquired after the Effective Date and either (x) the cost (including assumed Indebtedness) of such Real Property is in excess of $2,500,000 or (y) the respective Additional Mort-gage has been requested by the Required Banks (each such Real
          Property, an "Additional Mortgaged Property"), provided that subject to Section 9.02(xi), if the Real Property located at North Scientific Street, High Point, North Carolina is not sold by March 31, 1996, then the Borrowers will, and will cause their respective Restricted Subsidiaries to, grant to the Collateral Agent an Additional Mortgage in such Real Property. All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Administrative Agent on the Effective Date or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 9.01 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the
          Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges pay-able in connection therewith shall have been paid in full.

                    (b) The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, at the joint and several expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

                    (c) Each Borrower agrees to cause each Restricted Subsidiary established or created in accordance with Section 9.12 to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Protection Agreements in substan-tially the form of the Subsidiary Guaranty, or by becoming a party to the Subsidiary Guaranty.

                    (d) Each Borrower agrees to pledge all of the capital stock of each new Subsidiary (other than any Subsidiary of an Unrestricted Subsidiary) created in accordance with Section 9.12 to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

                    (e) Each Borrower will cause each Restricted Subsidiary established or created in accordance with Section 9.12 to grant to the Collateral Agent a first priority Lien on all property (tangible and intangible) of such Subsidiary upon terms similar to those set forth in the Security Documents as appropriate, and satisfactory in form and substance to the Administrative Agent and Required Banks. Each Borrower shall cause each of its respective Restricted Subsidiaries, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. Each Borrower will cause each of its respective Restricted Subsidiaries to take all actions requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

                    (f) The security interests required to be granted pursuant to this Section 8.11 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by INTERCO and its Restricted Subsidiaries, as applicable) or otherwise satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section
          9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid, jointly and severally, in full by the Borrowers. At the time of the execution and delivery of the Additional Security Documents, the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Administrative Agent or the Required Banks to assure themselves that this Section 8.11 has been complied with.

                    (g) In the event that the Administrative Agent or the Required Banks at any time after the Effective Date determine in its or their good faith discretion that real estate appraisals satisfying the requirements of FIRREA (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, such Required Appraisal shall be delivered, at the expense of the Borrowers, to the Administrative Agent which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

                    (h) Each of the Borrowers agrees that each action required above by Section 8.11 (a) or (b) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks. Each of the Borrowers further agrees that each action required by Section 8.11(c), (d), (e) and (f) with respect to the Additional Collateral shall be completed contemporaneously with the creation of such new Subsidiary.

                    8.12 Interest Rate Protection. The Borrowers shall maintain, for the remaining scheduled term thereof (which ends on December 31, 1997), the Interest Rate Protection Agreement which is in effect on the Restatement Effective Date, and which established a fixed or maximum interest rate in respect of $170,000,000 notional principal amount of Indebtedness. In addition to the Interest Rate Protection Agreement maintained pursuant to the immediately preceding sentence, not later than March 31, 1996, INTERCO and/or the other Borrowers shall enter into, and at all times thereafter for a period of at least three years from the entering into thereof maintain, interest rate protection pursuant to one or more Interest Rate Protection Agreements which establish a fixed or maximum interest rate (whether through swaps, caps, collars or otherwise) acceptable to the Administrative Agent in respect of at least $180,000,000 (in addition to the $170,000,000 referenced in the immediately preceding sentence) notional principal amount of Indebtedness.

                    8.13 Ownership of Subsidiaries. INTERCO shall at all times own 100% of the outstanding capital stock of the other Borrowers. Except to the extent otherwise expressly consented in writing by the Required Banks and except as set forth in Schedule VI, the Borrowers shall directly or indirectly own 100% of the capital stock of each of their Subsidiaries (other than as permitted pursuant to the definition of Permitted Acquisition).

                    8.14 Permitted Acquisitions. Subject to the provi-sions of this Section 8.14, Section 9.02(vii) and the require-ments contained in the definition of Permitted Acquisition, the Borrowers and their Restricted Subsidiaries may from time to time after the Restatement Effective Date effect Permitted Acquisitions, so long as (i) the Borrowers shall have given the Administrative Agent and the Banks at least 10 Business Days' prior written notice of any Permitted Acquisition, (ii) based on calculations made by the Borrowers on a Pro Forma Basis after giving effect to the respective Permitted Acquisition and any Indebtedness (including without limitation Permitted Acquired
          Debt) or Disqualified Preferred Stock incurred, issued or assumed in connection with the respective Permitted Acquisition or to finance same, (x) no Default or Event of Default will exist under, or would have existed during the periods covered by, the financial covenants contained in Sections 9.08 through 9.10, inclusive, of this Agreement and (y) if any Indebtedness or Disqualified Preferred Stock is being incurred, issued or assumed in connection with the respective Permitted Acquisition or to finance same (excluding, however, Permitted Acquired Debt in connection with any Permitted Acquisition where the only
          Indebtedness or Disqualified Preferred Stock being incurred, issued or assumed in connection therewith or to finance same is Permitted Acquired Debt), the Senior Debt Leverage Ratio shall not exceed 3.5:1.0, (iii) based on good faith projections prepared by the Borrowers for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.08 through 9.10 inclusive shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.08 through 9.10, inclusive, of this Agreement as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition, (iv) the Administrative Agent shall have been satisfied in its reasonable discretion that the proposed Permitted Acquisition could not reasonably be expected to result in materially increased tax, ERISA or environmental liabilities with respect to INTERCO or any of its Restricted Subsidiaries, it being understood that any determination of whether the proposed Permitted Acquisition could reasonably be expected to result in such materially increased tax, ERISA or environmental liabilities shall take into account, inter alia, (x) any available indemnities and (y) the timing and likelihood of payment thereunder and (v) the Borrowers shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Representative of the Borrowers, certifying (A) to the best of his knowledge, compliance with the requirements of preceding clauses (i), (ii) and (iii) and containing the calcula-tions required by the preceding clauses (ii) and (iii) and (B) compliance with the requirements of Section 9.02(vii).

                    8.15   Maintenance of Corporate Separateness.   INTERCO
          will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. None of the Borrowers nor any of their respective Restricted Subsidiaries shall make any pay-ment to a creditor of any Unrestricted Subsidiaries in respect of any liability of any Unrestricted Subsidiaries, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of any of the Borrowers or any of their respec-tive Restricted Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiaries shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from the Borrowers and their respec-tive Restricted Subsidiaries. Finally, neither INTERCO nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of INTERCO or any of its Subsidiaries being ignored, or in the assets and liabilities of the Borrowers or any of their respective Restricted Subsidiaries being substantively consoli-dated with those of any Unrestricted Subsidiaries in a bank-ruptcy, reorganization or other insolvency proceeding.

                    8.16  Cash  Management System.  The Borrowers will, and
          will cause each of their respective Restricted Subsidiaries to, utilize and maintain the Cash Management System for all deposits made by any of them (including the concentration of all such deposits in the Concentration Account). The Cash Management System shall be operated solely for the business of the Borrowers and their respective Restricted Subsidiaries.

                    SECTION 9. Negative Covenants. The Borrowers covenant and agree that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit and Acceptances have terminated and the Loans, Notes and Unpaid Draw-ings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                    9.01 Liens. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of INTERCO or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or sell any such prop-erty or assets subject to an understanding or agreement, contin-gent or otherwise, to repurchase such property or assets (includ-ing sales of accounts receivable with recourse to INTERCO or any of its Restricted Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar record-ing or notice statute; provided that the provisions of this
          Section 9.01 shall not prevent the creation, incurrence, filing, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                   (i) incipient Liens for taxes, assessments or govern-mental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Sales Corporation or a Foreign Subsidiary is doing business, as applicable);

                  (ii) Liens in respect of property or assets of the Borrowers or any of their Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrowers' or such Restricted Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrowers or such Restricted Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfei-ture or sale of the property or assets subject to any such Lien;

                 (iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule IX, but only to the respective date, if any, set forth in such Schedule IX for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule IX, provided  that (x)  the  aggregate principal  amount of  the
               Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of INTERCO or any of its Restricted Subsidiaries;

                  (iv)  Permitted Encumbrances;

                   (v)  Liens created pursuant to the Security Documents;

                  (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of INTERCO and its Restricted Subsidiaries taken as a whole;

                 (vii) Liens upon assets subject to Capitalized Lease Obligations of the Borrowers and their Restricted Sub-sidiaries to the extent permitted by Section 9.04(vii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrowers or any Restricted Subsidi-ary of the Borrowers;

                (viii) Liens placed upon assets used in the ordinary course of business of the Borrowers or any of their Restricted Subsidiaries at the time of acquisition or new construction thereof by the Borrowers or any such Restricted Subsidiary or within 180 days thereafter to secure Indebted-ness incurred to pay all or a portion of the purchase price and/or construction costs thereof, or Liens securing Permitted Acquired Debt, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed the amount permitted by Section 9.04(vii) and (y) in all events, the Lien encumbering the assets so acquired or newly constructed does not encumber any other asset of the Borrowers or such Restricted Subsidiary;

                  (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrowers or any of their respective Restricted Sub-sidiaries;

                   (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrowers or any of their Restricted Subsidiaries in the ordinary course of business;

                  (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by following clause (xiv));

                 (xii) Liens, and the filing of financing statements in connection therewith, created by, and as set forth in, the Receivables Documents;

                (xiii) statutory and contractual landlords' liens under leases to which the Borrowers or any of their Restricted Subsidiaries are a party;

                 (xiv) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrowers and their respective Restricted Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security,
               (y) to secure the performance by the Borrowers and their respective Restricted Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Borrowers and their respective Restricted Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate amount of deposits at any time pursuant to sub-clause (y) and sub-clause (z) shall not exceed $5,000,000 in the aggregate;

                  (xv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

                 (xvi) Liens (x) in favor of customs and revenue authori-ties arising as a matter of law to secure the payment of customs duties in connection with the importation of goods and deposits made to secure statutory obligations in the form of excise taxes or (y) in respect of property or assets of Thomasville or any of its Subsidiaries imposed by law or governmental action which arise out of actual or potential claims under any Environmental Law disclosed in the environmental report furnished to the Administrative Agent prior to the Restatement Effective Date, in each case so long as the Liens described in this clause (y) are being contested in good faith (or INTERCO or its respective
               Subsidiaries are in good faith pursuing indemnities in respect thereof pursuant to the Stock Purchase Agreement) pursuant to appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien and so long as adequate reserves (if necessary) have been established in accordance with generally accepted accounting principles with respect to the liability or liabilities secured by such Liens;

                (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrowers or any of their Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrowers and their Restricted Subsidiaries prior to the Effective Date; and

               (xviii) Liens not otherwise permitted by the foregoing clauses (i) through (xvii) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $10,000,000 in the aggregate at any time outstanding.

                    9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs (other than with respect to Interfashions Industries, S.A. and its Subsidiaries) or enter into any trans-action of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than the liquidation of Cash Equivalents in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than pur-chases or other acquisitions of inventory, materials, equipment, furniture, fixtures, and intangible assets in the ordinary course of business) of any Person, except that:

                   (i) Capital Expenditures by the Borrowers and their Restricted Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

                  (ii) each of the Borrowers and their Restricted Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business, (y) sell, lease or otherwise dispose of any other assets, provided that each such sale, lease or disposition shall be for fair market value (other than with respect to sales, leases or dispositions in an aggregate amount not to exceed $100,000 per calendar year) and at least 75% of the consideration therefor shall be in the form of cash, and provided further, that (A) except as provided in following clause (B), the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to clauses (x) and (y) shall not exceed $15,000,000 in the aggregate in any Fiscal Year and (B) in addition to sales effected pursuant to preceding clause (A), additional assets may be sold pursuant to this Section 9.02(ii) so long as at least 90% of the aggregate consideration for any such asset sale shall be in the form of cash and so long as the aggregate Net Sale Proceeds of all assets sold pursuant to this clause (B) after the Restatement Effective Date do not exceed $75,000,000, and (z) enter into transactions permitted under Section 9.01(vi);

                 (iii)  Investments may be made  to the extent permitted by
               Section 9.05;

                  (iv) each of the Borrowers and their Restricted Subsidi-aries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

                   (v) each of the Borrowers and their Restricted Subsidiaries may make sales or transfers of inventory (x) in the ordinary course of business or (y) to any other Borrower or any Domestic Wholly-Owned Subsidiary of INTERCO which is a Subsidiary Guarantor;

                  (vi) sales and contributions of accounts receivable to the Receivables Subsidiary and sales of accounts receivable by the Receivables Subsidiary to the Receivables Purchasers, and purchases and acquisitions of accounts receivable by the Receivables Subsidiary, in each case pursuant to the Receivables Facility shall be permitted;

                 (vii) the Borrowers and their respective Restricted Subsidiaries shall be permitted to make Permitted Acquisitions so long as (A) such Permitted Acquisitions are effected in accordance with the requirements of Section 8.14, (B) after giving effect to any Permitted Acquisition, the aggregate amount paid (including for the purpose of this clause (vii) all cash consideration paid, the amount of all Indebtedness and/or Disqualified Preferred Stock directly issued as consideration, the face amount of all Permitted Acquired Debt incurred or assumed and the fair market value of any merger consideration, but excluding the fair market value of all INTERCO Common Stock and/or Qualified Preferred Stock issued as consideration therefor, in each case in con-nection with such Permitted Acquisition) by the Borrowers and their Restricted Subsidiaries in connection with such
               Permitted Acquisition shall not exceed the Available Permitted Acquisition Amount at such time (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Permitted Acquisition); provided that in no event shall such aggregate amount paid in connection with Permitted Acquisitions effected after the Restatement Effective Date (calculated in accordance with the first parenthetical contained in preceding clause (B)), when added to the amount of Investments made after the Restatement Effective Date pursuant to Section 9.05(vii), exceed $75,000,000 plus the Returned Investment Amount as calculated on the date any determination is being made pursuant to this proviso, and (C) with respect to each Permitted Acquisition, no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto;

                (viii) INTERCO may sell or otherwise dispose of any shares of capital stock of any Unrestricted Subsidiaries owned by it;

                  (ix) so long as no Default or Event of Default then exists or would result therefrom, the Borrowers or any Domestic Wholly-Owned Subsidiary which is a Restricted Subsidiary (other than the Receivables Subsidiary) of INTERCO may be merged into or consolidated with any Borrower (so long as such Borrower is the surviving corporation of such merger) or any other Domestic Wholly-Owned Subsidiary which is a Restricted Subsidiary (other than the Receivables Subsidiary) of the Borrowers;

                   (x) the Borrowers and their respective Restricted Subsidiaries (other than the Receivables Subsidiary) shall be permitted to merge with another Person (so long as such Borrower or Restricted Subsidiary is the surviving corpora-
               tion), so long as such merger is used to effect a Permitted Acquisition in compliance with Section 9.02(vii); and

                  (xi) the Borrowers may sell or otherwise dispose of Excluded Assets.

          To the extent  the Required  Banks waive the  provisions of  this
          Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to INTERCO or a Subsidiary of INTERCO) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                    9.03 Dividends. INTERCO shall not, and shall not permit any of its Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to INTERCO or any of its Restricted Subsidiaries, except that:

                    (i) any Restricted Subsidiary of any Borrower may pay Dividends to such Borrower or any Wholly-Owned Subsidiary which is a Restricted Subsidiary of the Borrowers;

                   (ii) so long as no Default or Event of Default exists or would result therefrom, INTERCO shall be permitted to pay Dividends (including, without limitation, Dividends on Qualified Preferred Stock) in an amount not to exceed (A) the Available $10 Million Dividend Basket Amount on such date (after giving effect to all prior and contemporaneous reductions thereto, except as a result of such Dividend), plus (B) the Available Net Income Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Dividend) plus (C) $0 or, if the Dividend Threshold Date has theretofore occurred, the then Available Dividend Unrestricted Proceeds Amount (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Dividend), minus (D) all Guaranty Payments made by INTERCO pursuant to
               Section 9.11(b)(ii)(y)(A) and (B); and

                  (iii) so long as no Default or Event of Default exists or would result therefrom, INTERCO may pay regularly accruing cash Dividends on Disqualified Preferred Stock in accordance with the terms of the certificate of designation therefor.

                       9.04  Indebtedness.   INTERCO will not, and will not
          permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                    (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                   (ii)  Permitted Subordinated Indebtedness not  to exceed
               (x) in aggregate principal amount $150,000,000, minus the aggregate liquidation preference or amount of all Disqualified Preferred Stock issued on or prior to the date of the incurrence of such Permitted Subordinated Indebtedness pursuant to Section 9.13(b)(i), provided that to the extent Permitted Subordinated Indebtedness is incurred under this clause (ii)(x) and (1) any portion of such Permitted Subordinated Indebtedness is being issued as consideration in connection with a Permitted Acquisition or
               (2) 100% of the Net Cash Proceeds thereof are not immediately used to repay Term Loans pursuant to Section 4.02(g), such incurrence shall only be permitted if the Administrative Agent has received a certificate from, and signed by an Authorized Representative of, INTERCO showing that immediately after the incurrence of such Permitted Subordinated Indebtedness, the Senior Debt Leverage Ratio, calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, shall not exceed 3.5:1.0, plus (y) an amount of Permitted Subordinated Indebtedness incurred and simultaneously used to repay, refinance or otherwise replace the Receivables Facility in accordance with the terms hereof, in each case shall be permitted on terms and conditions set forth in the definition of Permitted Subordinated Indebtedness and on other terms and conditions reasonably satisfactory to the Administrative Agent and the Required Banks (provided that such other terms and conditions shall be deemed satisfactory to the Required Banks unless objected to by the Required Banks in writing on or prior to the date which is twenty Business Days after the documentation therefor is delivered to the Banks);

                  (iii) Permitted Unsecured Indebtedness not to exceed in aggregate principal amount $25,000,000 minus the aggregate liquidation preference or amount of all Disqualified
               Preferred Stock issued on or prior to the date of the incurrence of such Permitted Unsecured Indebtedness pursuant to Section 9.13(b)(ii), shall be permitted on terms and conditions set forth in the definition of Permitted Unsecured Indebtedness and on other terms and conditions reasonably satisfactory to the Administrative Agent; provided that to the extent Permitted Unsecured Indebtedness is incurred under this clause (iii) and (1) any portion of such Permitted Unsecured Indebtedness is being issued as consideration in connection with a Permitted Acquisition or
               (2) 100% of the Net Cash Proceeds thereof are not immediately used to repay Term Loans pursuant to Section 4.02(g), such incurrence shall only be permitted if the Administrative Agent has received a certificate from, and signed by an Authorized Representative of, INTERCO showing that immediately after the incurrence of such Permitted Unsecured Indebtedness, the Senior Debt Leverage Ratio, cal-culated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, shall not exceed 3.5:1.0.

                   (iv) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule VII, but no refinanc-ings or renewals thereof, except as expressly permitted on such Schedule VII;

                    (v) accrued expenses and current trade accounts pay-able incurred in the ordinary course of business;

                   (vi)  Indebtedness   under   Interest  Rate   Protection
               Agreements entered into in compliance with Section 8.12;

                  (vii) Indebtedness of the Borrowers and their Restricted Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.01(vii), and Indebtedness secured by Liens permitted under Section 9.01(viii) and Permitted Acquired Debt; provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations and Indebtedness permitted by this clause
               (vii) exceed $20,000,000;

                 (viii) Indebtedness under Currency Hedging Agreements entered into in compliance with Section 9.05(ix);

                   (ix) Contingent Obligations (a) of the Borrowers or any Restricted Subsidiary as a guarantor of the lessee under any lease pursuant to which the Borrowers or a Restricted Subsidiary is the lessee so long as such lease is otherwise permitted hereunder, (b) of INTERCO constituting guarantees by INTERCO of trade payables owing in the ordinary course of business by its Restricted Subsidiaries and (c) of INTERCO and/or Thomasville consisting of guarantees (with the maximum amount guaranteed at any time pursuant to this clause (c) not to exceed $7,500,000 in the aggregate) of actual or potential claims under Environmental Laws as referenced in Section 9.01(xvi)(y);

                    (x) Contingent Obligations of INTERCO pursuant to (x) the Surviving Guaranties; provided that the making of any payments thereunder, and any renewals or extensions of such Surviving Guaranties, shall be subject to restrictions set forth in Section 9.11(b) and (y) the Tax Sharing Agreements;

                   (xi) Indebtedness (a) consisting of Attributed Receivables Facility Indebtedness of the Receivables Subsidiary so long as the Net Cash Proceeds of Attributed Receivables Facility Indebtedness in excess of $240,000,000 shall be applied to repay Term Loans in accordance with
               Section  4.02(g)  and  (b)  consisting  of  the   Contingent
               Obligations of INTERCO in respect of certain of its Restricted Subsidiaries (other than the Receivables
               Subsidiary) with respect to certain limited obligations under the Receivables Facility as set forth in the Receivables Documents;

                  (xii)  Indebtedness   among   the  Borrowers   and  their
               Restricted Subsidiaries to the  extent permitted pursuant to
               Section 9.05(v); and

                 (xiii) unless and until replaced by a Letter of Credit issued hereunder, the Existing Fluvanna Letter of Credit may remain outstanding.

                    In furtherance of the foregoing and in no way in limitation thereof, INTERCO shall not permit any Unrestricted Subsidiary to incur any Indebtedness having any element of recourse to INTERCO or its Restricted Subsidiaries or to any of their assets or property.

                    9.05 Investments; etc. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "Investment"), except that the following shall be permitted:

                    (i) the Borrowers and their Restricted Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of bus-iness and payable or dischargeable in accordance with cus-tomary terms;

                   (ii) the Borrowers and their Restricted Subsidiaries may acquire and hold cash and Cash Equivalents (including cash and Cash Equivalents held by INTERCO on behalf of its Restricted Subsidiaries pursuant to the Cash Management System); provided that during any time that Revolving Loans of Non-Defaulting Banks or Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrowers and their Restricted Subsidiaries (including cash and Cash Equivalents held by INTERCO on behalf of its Restricted Subsidiaries pursuant to the Cash Management System) shall not exceed $20,000,000 for any period of five consecutive days;

                  (iii) INTERCO and its Restricted Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

                   (iv) the Borrowers may enter into Interest Rate Protec-tion Agreements to the extent permitted in Section 9.04(vi);

                    (v) any Credit Party or the Receivables Subsidiary may make intercompany loans and advances to any other Credit Party;

                   (vi) the Borrowers may (x) establish Subsidiaries in compliance with Section 9.12 and (y) make Investments therein as otherwise provided in this Section 9.05;

                  (vii) so long as no Default or Event of Default exists, or would result therefrom, the Borrowers and their Restricted Subsidiaries may make Investments at any time in an amount not to exceed the sum of (A) the Available $10 Million Acquisition/Investment Basket Amount at such time (after giving effect to all prior and contemporaneous reductions thereto, except as a result of such Investment), plus (B) the then Available Unrestricted Proceeds Amount at such time (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), plus (C) the Available Net Income Amount (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), plus (D) the Available Returned Investment Amount (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment); provided that in no event shall the aggregate amount of Investments made pursuant to this clause (vii) after the Restatement Effective Date, when added to the aggregate amount paid in connection with Permitted Acquisitions effected after the Restatement Effective Date (calculated in accordance with the first parenthetical contained in Section 9.02(vii)(B)), exceed $75,000,000 plus the Returned Investment Amount as calculated on the date any determination is being made pursuant to this clause (vii);

                 (viii) the Borrowers and their Restricted Subsidiaries may retain cash consideration plus purchase money notes derived from asset sales permitted pursuant to Section 9.02(ii);

                   (ix) the Borrowers may enter into and perform their obligations under Currency Hedging Agreements entered into in the ordinary course of business and consistent with past practices so long as (i) any such Currency Hedging Agreement is related to income derived from foreign operations of the Borrowers or any Restricted Subsidiary (or any Foreign Sales Corporation which is a Restricted Subsidiary) or otherwise related to purchases permitted hereunder from foreign suppliers and (ii) such Currency Hedging Agreements do not exceed a notional amount equal to $15,000,000 in the aggregate at any one time;

                    (x) the Borrowers and their Restricted Subsidiaries may acquire and own investments (including notes or other debt obligations or securities) received in connection with the bankruptcy or reorganization of their suppliers and customers and in settlement of delinquent obligations of, or disputes with, their customers or suppliers in the ordinary course of business;

                   (xi) existing Investments by the Borrowers and their Restricted Subsidiaries shall be permitted to the extent listed on Schedule X;

                  (xii) the Restricted Subsidiaries of INTERCO may contribute accounts receivable to the Receivables Subsidiary in accordance with the provisions of the Receivables Documents;

                 (xiii)  INTERCO   shall  be  permitted   to  make  capital
               contributions to Foreign Sales Corporations in an amount not to exceed $100,000 in the aggregate; and

                  (xiv)  Permitted  Acquisitions  shall  be   permitted  in
               compliance with Sections 8.14 and 9.02(vii).

                    9.06 Transactions with Affiliates and Unrestricted Subsidiaries. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of INTERCO or any of its Subsidiaries or any of its Unrestricted Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrowers or such Restricted Subsidiary as would reasonably be obtained by the Borrowers or such Restricted Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

                    (i)  Dividends may  be paid  to the extent  provided in
               Section 9.03;

                   (ii)  Investments may be made to the extent permitted by
               Section 9.05;

                  (iii)  the   transactions   entered   into  between   the
               Borrowers and their Subsidiaries shall be permitted to the extent expressly permitted by Section 9.02;

                   (iv)  customary   fees  may   be  paid   to  non-officer
               directors of the Borrowers and their Restricted Subsi-diaries;

                    (v) INTERCO and its Restricted Subsidiaries may enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business;

                   (vi) the Borrowers and their respective Restricted Subsidiaries may make (x) capital contributions to any of their respective Restricted Subsidiaries which is a Credit Party or (y) capital contributions of accounts receivable to the Receivables Subsidiary in accordance with the Receivables Documents;

                  (vii) so long as no Default or Event of Default exists, or would result therefrom, INTERCO shall be permitted to pay management fees to Apollo Advisors, L.P. pursuant to the Apollo Management Agreement, provided, that, such fees shall not exceed $650,000 in any Fiscal Year and no amendment adverse to the interests of the Banks shall be made to the Apollo Management Agreement without the consent of the Administrative Agent;

                 (viii) existing transactions between INTERCO and its Subsidiaries and their Affiliates shall be permitted to the extent listed on Schedule XI;

                   (ix) INTERCO may sell or issue INTERCO Common Stock and Qualified Preferred Stock to its Affiliates (other than its Subsidiaries); and

                    (x) INTERCO may modify the Tax Sharing Agreement as provided in Section 9.11(c).

                    Except as specifically provided above, no management or similar fees shall be paid or payable by INTERCO or any of its Restricted Subsidiaries to any Affiliate (other than INTERCO).

                    Notwithstanding anything contained in the foregoing to the contrary, any transactions between and among INTERCO and/or Restricted Subsidiaries on the one hand and any of their respective Affiliates (excluding INTERCO and its Restricted Subsidiaries) on the other hand, shall be arm's length transactions and on terms and conditions at least as favorable to INTERCO and/or such Restricted Subsidiaries as the terms and conditions which would apply to a similar transaction on an arm's length basis with a Person that is not an Affiliate; provided, that, any transaction (other than as described in clauses (i), (ii), (iii) and (vi) above) between and among the aforementioned parties with a value in excess of $1,000,000 shall only be permitted if a majority of the disinterested directors of INTERCO approve the transaction.

                    9.07 Capital Expenditures. (a) The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, make any Capital Expenditures, except that during any Fiscal Year set forth below (taken as one accounting period) the Borrowers and their Restricted Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made pursuant to this clause (a) does not exceed $50,000,000 in any Fiscal Year (beginning with the Fiscal Year ended in 1996).

                    (b) Notwithstanding anything to the contrary contained above, to the extent that $50,000,000 exceeds the aggregate amount of Capital Expenditures made by the Borrowers, and their Restricted Subsidiaries pursuant to Section 9.07(a) during any Fiscal Year (beginning with the Fiscal Year ended in 1996), such excess may be carried forward and used by the Borrowers and their respective Restricted Subsidiaries to make additional Capital Expenditures during subsequent Fiscal Years; provided that the maximum amount carried forward pursuant to this clause (b) into
          (x) Fiscal Year 1997 shall be $10 million and (y) any Fiscal Year thereafter shall be $20 million, with any amounts otherwise permitted to be carried forward to lapse and terminate at such time, if any, as they are not permitted to be carried forward into a subsequent Fiscal Year by virtue of this proviso.

                    (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b), the Borrowers and their respective Restricted Subsidiaries shall be permitted to make additional Capital Expenditures to the extent consisting of the reinvestment of proceeds of Recovery Events not required to be applied to prepay Loans pursuant to the provisions of Section 4.02(j).

                    9.08 Consolidated Net Interest Coverage Ratio. The Borrowers will not permit the Consolidated Net Interest Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on January 1, 1996 and ended on the last day of a fiscal quarter ended after the Restatement Effective Date), in each case taken as one accounting period, ended on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such period below:

                    Fiscal Quarter
                    Ended Closest to                   Ratio
                    ----------------                   -----

                    March 31, 1996                1.75:1.0
                    June 30, 1996                 1.90:1.0
                    September 30, 1996            2.10:1.0

                    December 31, 1996             2.25:1.0

                    March 31, 1997                2.35:1.0
                    June 30, 1997                 2.35:1.0
                    September 30, 1997            2.35:1.0
                    December 31, 1997             2.65:1.0

                    March 31, 1998                2.70:1.0
                    June 30, 1998                 2.80:1.0
                    September 30, 1998            2.90:1.0
                    December 31, 1998             3.00:1.0

                    March 31, 1999                3.05:1.0
                    June 30, 1999                 3.10:1.0
                    September 30, 1999            3.15:1.0
                    December 31, 1999             3.25:1.0

                    March 31, 2000                3.30:1.0
                    June 30, 2000                 3.35:1.0
                    September 30, 2000            3.40:1.0
                    December 31, 2000             3.50:1.0

                    March 31, 2001                3.55:1.0
                    June 30, 2001                 3.60:1.0
                    September 30, 2001            3.65:1.0
                    December 31, 2001             3.75:1.0

                    March 31, 2002                3.80:1.0
                    June 30, 2002                 3.85:1.0
                    September 30, 2002            3.90:1.0
                    December 31, 2002
                    and the last day of
                    each fiscal quarter
                    thereafter                    4.00:1.0.

                    9.09 Consolidated EBITDA; Cumulative Consolidated EBITDA. (a) The Borrowers will not permit Consolidated EBITDA for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on January 1, 1996 and ended on the last day of a fiscal quarter ended after the Restatement
          Effective Date), in each case taken as one accounting period, ended on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such period below:

                    Fiscal Quarter
                    Ended Closest to              Amount
                    ----------------              -------

                    March 31, 1996              $ 25,000,000
                    June 30, 1996                 55,000,000
                    September 30, 1996            90,000,000
                    December 31, 1996            130,000,000

                    March 31, 1997               132,500,000
                    June 30, 1997                135,000,000
                    September 30, 1997           137,500,000
                    December 31, 1997            140,000,000

                    March 31, 1998               143,000,000
                    June 30, 1998                147,000,000
                    September 30, 1998           151,000,000
                    December 31, 1998            155,000,000

                    March 31, 1999               157,500,000
                    June 30, 1999                160,000,000
                    September 30, 1999           162,500,000
                    December 31, 1999            165,000,000

                    March 31, 2000               167,500,000
                    June 30, 2000                170,000,000
                    September 30, 2000           172,500,000
                    December 31, 2000            175,000,000

                    March 31, 2001               177,500,000
                    June 30, 2001                180,000,000
                    September 30, 2001           182,500,000
                    December 31, 2001            185,000,000

                    March 31, 2002               187,500,000
                    June 30, 2002                190,000,000
                    September 30, 2002           192,500,000
                    December 31, 2002            195,000,000

                    March 31, 2003               197,500,000
                    June 30, 2003                200,000,000
                    September 30, 2003           202,500,000
                    December 31, 2003            205,000,000

                    (b) In addition to the covenant contained in preceding clause (a), the Borrowers will not permit Consolidated EBITDA for any period beginning on January 1, 1996 and ended on the last day of a Fiscal Year (beginning with Fiscal Year 1997) ended thereafter, in each case taken as one accounting period (with Consolidated EBITDA for any such period being herein called "Cumulative Consolidated EBITDA") to be less than the amount set forth opposite such Fiscal Year below:

                Fiscal Year Ended            Amount
                -----------------            ------

                       1997             $  300,000,000
                       1998                475,000,000
                       1999                650,000,000
                       2000                875,000,000
                       2001              1,100,000,000
                       2002              1,325,000,000
                       2003              1,550,000,000

          provided that, from and after the first date upon which the Borrowers shall have used more than $50,000,000 of Net Cash Proceeds from sales or issuances of equity of INTERCO (including pursuant to any exercise of the INTERCO Warrants, any exercise of any stock options and the issuance of any Preferred Stock) to repay Term Loans after the Restatement Effective Date pursuant to Sections 4.01, 4.02(e) and/or 4.02(f), and shall have furnished a certificate to the Administrative Agent showing in reasonable detail the amount of such applications pursuant to the respective such Sections, then each of the amounts set forth in the table appearing in this Section 9.09(b) shall be reduced (i) by $15,000,000 if the principal amount of Term Loans so repaid with such Net Cash Proceeds from equity issuances is greater than $50,000,000 but less than or equal to $75,000,000 or (ii) by $20,000,000 if the aggregate principal amount of Term Loans so repaid with such Net Cash Proceeds from equity issuances is greater than $75,000,000.

                    9.10 Maximum Leverage Ratio. The Borrowers will not permit the Leverage Ratio at any time on or after December 31, 1996 to be greater than the ratio set forth opposite the fiscal quarter most recently ended as set forth below:

                 Fiscal Quarter
                Ended Closest to                    Ratio
                ----------------                    -----

                    December 31, 1996             5.00:1.0

                    March 31, 1997                5.00:1.0
                    June 30, 1997                 4.75:1.0
                    September 30, 1997            4.75:1.0
                    December 31, 1997             4.50:1.0

                    March 31, 1998                4.50:1.0
                    June 30, 1998                 4.25:1.0
                    September 30, 1998            4.25:1.0
                    December 31, 1998             4.00:1.0

                    March 31, 1999                4.00:1.0
                    June 30, 1999                 4.00:1.0
                    September 30, 1999            4.00:1.0
                    December 31, 1999             3.75:1.0

                    March 31, 2000                3.75:1.0
                    June 30, 2000                 3.50:1.0
                    September 30, 2000            3.25:1.0
                    December 31, 2000             3.25:1.0

                    March 31, 2001                3.25:1.0
                    June 30, 2001                 3.25:1.0
                    September 30, 2001            3.25:1.0
                    December 31, 2001
                    and the last day of
                    each fiscal quarter
                    thereafter                   3.00:1.0.

                    9.11   Limitation on  Modifications of and  Payments on
          Indebtedness and Qualified Preferred Stock; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Surviving Guaranty Payments, etc. (a) The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of any of the Existing Indebtedness, or after the incurrence thereof, any Permitted Unsecured Indebtedness, Permitted Subordinated Indebtedness or Disqualified Preferred Stock (any such payment, prepayment, redemption or acquisition, a "Restricted Junior Payment"), if at such time (x) a Default or Event of Default then exists or arises therefrom and (y) such Restricted Junior Payment shall exceed an amount equal to the sum of (A) the then Available Unrestricted Proceeds Amount (after giving effect to all prior or contemporaneous adjustments thereto, except as a result of such Restricted Junior Payment) and (B) the then Available Net Income Amount (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Restricted Junior Payment), (ii) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or the Receivables Documents or, after the incurrence or issuance thereof, any Permitted Unsecured Indebtedness, Permitted
          Subordinated Indebtedness, Qualified Preferred Stock or Dis-qualified Preferred Stock or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, security agreement or certificate of designation) relating thereto, other than any amendments or modifications to the Existing Indebtedness, the Receivables Documents, any Permitted Unsecured Indebtedness, any Permitted Subordinated Indebtedness, any Qualified Preferred Stock and any Disqualified Preferred Stock which (A) do not make any term or condition thereof more restrictive than the previously existing terms and conditions with respect thereto, (B) do not in any way materially adversely affect the interests of the Banks and (C) do not increase the interest or dividend rates applicable thereunder, reduce the maturity date thereunder or change any pay-in-kind mechanics or requirements or any subordination provision thereof or (iii) amend or modify its Certificate of Incorporation (including, without limitation, by the filing or modification of any certifi-cate of designation, other than any certificate of designation relating to Qualified Preferred Stock or Disqualified Preferred Stock) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock if the foregoing would in any way materially and adversely affect the Banks, provided that (x) INTERCO may amend its Certificate of Incorporation to reflect a change in corporate name if INTERCO shall have complied with the requirements of
          Section 8.04 hereof and (y) INTERCO or any of the other Borrowers may amend its respective Certificate of Incorporation to reflect an increase in the number of authorized shares of capital stock.

                    (b)   INTERCO  will not  (i)  amend, extend,  renew  or
          modify, or permit the amendment, extension, renewal or modification of, any provision of the Surviving Guaranties (or any lease obligation guarantied thereby) or any agreement relating thereto, other than any renewal or extension of a lease obligation guarantied by any Surviving Guaranty pursuant to the renewal and/or extension provisions contained therein as in effect on the Effective Date which (a) creates a continuing guaranty obligation with respect to such existing lease (without any amendments thereto which would increase the lessee's obligations thereunder), (b) is exercised (x) not more than 30 days prior to the last day on which such extension or renewal may be exercised in accordance with the terms of the lease relating thereto and (y) at a time when no Default or Event of Default then exists or arises therefrom and (c) creates future fixed payment obligations with respect thereto which, when combined with all future fixed payment obligations under renewals and/or extensions made in compliance with this Section 9.11(b)(i), would not exceed $10,000,000 or (ii) make any payment whatsoever, whether voluntary, mandatory or otherwise, in respect of the Surviving Guaranties (any such payment, a "Guaranty Payment") if at such time (x) a Default or Event of Default then exists or arises therefrom or (y) such payment shall exceed an amount equal to the sum of (A) $5,000,000 less the amount of all Guaranty Payments theretofore made after the Restatement Effective Date pursuant to this clause (A), plus (B) at any time, the aggregate amount of Dividends which could be made pursuant to (1) Section 9.03(ii)(A), (2) Section 9.03(ii)(B) and (3) Section 9.03(ii)(C),
          in each case at such time (without including the amount of such Guaranty Payment contemplated to be included in the calculation pursuant to Section 9.03(ii)(D) at such time), plus (C) the amount of any such Guaranty Payment made with the cash proceeds of issuances of equity by INTERCO permitted to be so used for such purposes pursuant to clause (iv) of the first parenthetical of Section 4.02(e).

                    (c) The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, amend, modify or change any provision of any Tax Sharing Agreement other than any amendment, modification or change deemed immaterial by the Administrative Agent or as otherwise consented to by the Required Banks, except only that without such consent INTERCO may amend the provisions of Section 3(a) of the Tax Sharing Agreement dated as of November 17, 1994 among INTERCO, Converse and Converse's domestic Subsidiaries that are signatories thereto with respect to the allocation of the benefit described in such Section 3(a) as INTERCO's Board of Directors may deem appropriate.

                    9.12 Limitation on Creation or Acquisition of Sub-sidiaries and Restricted Subsidiaries. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, unless (x) if such Subsidiary is an Unrestricted Subsidiary (other than a Foreign Sales Corporation),
          (i) it is established, created or acquired by INTERCO or another Unrestricted Subsidiary, (ii) if owned by INTERCO, 100% of the capital stock of such new Unrestricted Subsidiary owned by INTERCO shall be pledged pursuant to the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, shall be delivered to the Collateral Agent and (iii) such Unrestricted Subsidiary shall, at the request of the Administrative Agent, become a party to a Tax Sharing Agreement, (y) if such Subsidiary is a Restricted Subsi-diary (other than a Foreign Sales Corporation), (i) at least 10 Business Days' prior written notice thereof is given to the Administrative Agent and the Banks, (ii) 100% of the capital stock of such new Subsidiary is pledged pursuant to the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (iii) such new Restricted Subsidiary exe-cutes a counterpart of the Subsidiary Guaranty, the Security Agreement and the Pledge Agreement or (z) if such Subsidiary is a Foreign Sales Corporation, any Investment therein is made in accordance with Section 9.05(xiii). In addition, each new Restricted Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Restricted Subsidiary would have had to deliver if such new Restricted Subsidiary were a Restricted Subsidiary and/or a Subsidiary Guarantor on the Restatement Effective Date.

                    9.13 Limitation on Issuance of Capital Stock. (a) INTERCO shall not issue (i) any Preferred Stock (other than Qualified Preferred Stock and Disqualified Preferred Stock issued pursuant to clause (b) below, the proceeds of which are applied as required pursuant to Section 4.02(e)) or (ii) any redeemable common stock unless, in either case, all terms thereof are satisfactory to the Required Banks in their sole discretion.

                    (b)  INTERCO may issue Disqualified Preferred Stock not
          to exceed in aggregate liquidation preference or amount (i) $150,000,000 minus the aggregate principal amount of all Permitted Subordinated Indebtedness issued pursuant to Section 9.04(ii)(x), plus (ii) $25,000,000 minus the aggregate principal amount of all Permitted Unsecured Indebtedness issued pursuant to
          Section 9.04(iii), plus (iii) any amount of Disqualified Preferred Stock the proceeds of which are used to repay, refinance or otherwise replace the Receivables Facility in accordance with the terms hereof, on terms and conditions set forth in the definition of Disqualified Preferred Stock and on other terms and conditions reasonably satisfactory to the Administrative Agent; provided that to the extent Disqualified Preferred Stock is issued pursuant to preceding clauses (i) and/or (ii) and (1) any portion of such Disqualified Preferred Stock is being issued as consideration in connection with a Permitted Acquisition or (2) 100% of the Net Cash Proceeds therefrom are not immediately used to repay Term Loans pursuant to Section 4.02(e), such issuance shall only be permitted if the Administrative Agent has received a certificate from, and signed by an Authorized Representative of, INTERCO showing that immediately after the issuance of such Disqualified Preferred Stock, the Senior Debt Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such issuance, shall not exceed 3.5:1.0. Notwithstanding anything to the contrary contained above, all Disqualified Preferred Stock issued pursuant to
          Section 9.13(b) shall be issued only where 100% of the consideration received for the issuance of such Disqualified Preferred Stock is cash, except that Disqualified Preferred Stock may be issued in accordance with Section 9.13(b)(i) and (ii) directly as consideration in connection with Permitted Acquisitions; provided that to the extent Disqualified Preferred Stock is issued pursuant to Section 9.13(b)(i) directly as consideration in connection with a Permitted Acquisition, the aggregate liquidation preference or amount of all Disqualified Preferred Stock issued after the Restatement Effective Date pursuant to said Section 9.13(b)(i) as consideration in connection with Permitted Acquisitions, when added to the sum of
          (x) the aggregate principal amount of all Permitted Subordinated Indebtedness so issued after the Restatement Effective Date as consideration in connection with Permitted Acquisitions pursuant to Section 9.04(ii), (y) the aggregate principal amount of all Permitted Subordinated Indebtedness issued or incurred after the Restatement Effective Date but not issued as consideration in connection with Permitted Acquisitions to the extent the Net Cash Proceeds therefrom have not been required to be used to repay Term Loans as a result of clause (w)(ii) of the parenthetical of
          Section 4.02(g), and (z) the aggregate liquidation preference or amount of all Disqualified Preferred Stock issued after the Restatement Effective Date pursuant to Section 9.13(b)(i) but not issued in consideration with Permitted Acquisitions, to the extent the Net Cash Proceeds therefrom have not been required to be used to repay Term Loans as a result of clause (v)(y) of the first parenthetical of Section 4.02(e), shall not exceed $50,000,000.

                    (c) No Restricted Subsidiary of INTERCO shall issue, or permit any of their Restricted Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of INTERCO or any of its Restricted Subsidiaries in any class of the capital stock of such Restricted Subsidiaries, (iii) to qualify directors to the extent required by applicable law, and (iv) Restricted Subsidiaries formed after the Effective Date pursuant to Section 9.12 may issue capital stock to the Borrowers or the respective Restricted Subsidiary of the Borrowers which is to own such stock in accordance with the requirements of Section 9.12. All capital stock issued in accordance with this Section 9.13(c) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

                    9.14 Business. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, engage (directly or indirectly) in any business other than substantially the same lines of business in which they are engaged on the Restatement Effective Date and reasonable extensions thereof. No Restricted Subsidiary of INTERCO will, or will permit any of their
          Restricted Subsidiaries to, create or own any Unrestricted Subsidiaries. The Foreign Sales Corporation will not engage in any business other than the sale of goods and/or services outside of the United States and any business reasonably incidental to the foregoing.

                    9.15 Limitation on Certain Restrictions on Sub-sidiaries. (a) The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, except as set forth on Schedule XIII, any encumbrance or restriction on the ability of any such Restricted Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by INTERCO or any Restricted Subsidiary of INTERCO, or pay any Indebtedness owed to INTERCO or a Restricted Subsidiary of INTERCO, (y) make loans or advances to INTERCO or any of INTERCO's Restricted Subsidiaries or (z) transfer any of its properties or assets to INTERCO, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrowers or a Re-stricted Subsidiary of the Borrowers, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrowers or any Restricted Subsidiary of the Borrowers in the ordinary course of business and (v) restrictions on the Receivables Subsidiary set forth in the Receivables Documents.

                    (b) INTERCO will not permit any of its Unrestricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction whatsoever on the operations of INTERCO and/or its Restricted Subsidiaries.

                    9.16 Limitation on Receivables and Receivables Facility. (a) The Receivables Subsidiary shall engage in no business activities other than the purchase, acquisition, sale and pledge of receivables (or interests therein) pursuant to the Receivables Facility and borrowings thereunder and any business activities reasonably incidental thereto, all in accordance with the Receivables Facility, and shall have no assets or liabili-ties, other than receivables purchased from each of the Borrowers and their Restricted Subsidiaries, cash collections therefrom, any investments of such cash collections and other assets and liabilities reasonably incidental to the foregoing activities, and shall in no event purchase any receivables from an Unrestricted Subsidiary.

                    (b) INTERCO and its Restricted Subsidiaries shall not cause, permit, or suffer to exist (including as a result of actions taken by the Receivables Purchasers) (i) unless the Receivables Facility has been terminated, refinanced or replaced as otherwise permitted under the provisions of this Agreement, the Receivables Subsidiary to cease selling receivables pursuant to the Receivables Facility for a period in excess of five consecutive Business Days (excluding any Business Day on which
          (x) none of Broyhill, Lane, Thomasville or Action generate any receivables or (y) no Swingline Loans and no Revolving Loans of Non-Defaulting Banks are outstanding), (ii) the Receivables Facility to be terminated on any date prior to the date which is five years after the Restatement Effective Date except, in the event the Receivables Facility is repaid, refinanced or otherwise replaced in accordance with the terms hereof by Permitted Subordinated Indebtedness and/or Disqualified Preferred Stock and/or a replacement facility, (iii) an Event of Termination (as defined in either Receivables Purchase Agreement) to have occurred and be continuing and which shall not have been cured or waived for a period in excess of five consecutive Business Days or (iv) the sum of the Yield Reserve, the Loss Reserve, the Service Fee Reserve and the Dilution Reserve (each as defined in the Receivables Documents) to exceed 30% at any time.

                    SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                    10.01 Payments. The Borrowers shall (i) default in the payment when due of any principal of any Loan or any Note or
          (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

                    10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate (including, without limitation, the certificates delivered pursuant to Section 5.21 of the Original Credit Agreement) delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                    10.03 Covenants. The Borrowers shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.11, 8.15, 8.16 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrowers by the Administrative Agent or any Bank; or

                    10.04 Default Under Other Agreements. The Borrowers or any of their respective Restricted Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidenc-ing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of the Borrowers or any of their respective Restricted Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (x) it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through
          (iii), inclusive, is at least $5,000,000; or

                    10.05 Bankruptcy, etc. The Borrowers or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrowers or any of their respective Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrowers or any of their respective Subsidi-aries, or the Borrowers or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrowers or any of their respective Subsidiaries, or there is commenced against the Borrowers or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrowers or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrowers or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrowers or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrowers or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

                    10.06 ERISA. (a) Any Plan, Multiemployer Plan, and/or Spunoff Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan,
          Multiemployer  Plan  and/or Spunoff  Plan  shall have  had  or is likely to have a trustee appointed to administer such Plan, Multiemployer Plan and/or Spunoff Plan pursuant to Section 4042 of ERISA, any Plan, Multiemployer Plan and/or Spunoff Plan shall have been or is reasonably expected to be terminated or to be the subject of termination proceedings under Section 4042 of ERISA, any Plan, Multiemployer Plan and/or Spunoff Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan, Multiemployer Plan, Spunoff Plan and/or Foreign Pension Plan has not been timely made, the Borrowers or any their respective Restricted Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur a liability to or on account of a Plan, Multiemployer Plan and/or Spunoff Plan under
          Section 409, 502(i), 502(l),  515, 4062, 4063, 4064, 4069,  4201,
          4204 or 4212 of ERISA or  Section 401(a)(29), 4971, 4975 or  4980
          of the Code, the Borrowers or any of their respective Restricted Subsidiaries has incurred or is reasonably expected to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans, (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) and in each case in clauses (a) and (b) above, such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, will have a Material Adverse Effect; or

                    10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collat-
          eral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by
          Section 9.01), or any Credit Party shall default in the due per-formance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

                    10.08 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

                    10.09 Judgments. One or more judgments or decrees shall be entered against the Borrowers or any of their respective Restricted Subsidiaries involving in the aggregate for the Bor-rowers and their respective Restricted Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $5,000,000; or

                    10.10   Change of Control.   A Change  of Control shall
          occur; or

                    10.11 Tax Sharing Agreement. One or more parties to a Tax Sharing Agreement (other than Borrowers or any of their respective Restricted Subsidiaries) shall have defaulted in its or their payment obligations (other than reimbursement obligations  in  respect of  payments  made  under the  Surviving
          Guaranties) in an aggregate amount equal to or greater than $2,500,000 thereunder and such default or defaults shall remain unremedied for a period in excess of ten consecutive Business Days; or

                    10.12   Receivables Repurchases.   The Borrowers and/or
          their respective Restricted Subsidiaries shall have repurchased accounts receivables (pursuant to indemnity provisions or otherwise) from the Receivables Subsidiary and/or the Receivables Purchasers in an aggregate amount exceeding $20,000,000 in any Fiscal Year;

          then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in
          Section 10.05 shall occur with respect to the Borrowers, the result of which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses
          (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment termin-ated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrowers, they will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collat-eral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrowers and all Acceptances then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held for the benefit of the Banks pursuant to Section 4.02 to repay outstanding Obligations.

                    SECTION 11.  Definitions and Accounting Terms.

                    11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                    "A Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the A Term Loan Commitment of such Bank at such time and the denominator of which is the Total A Term Loan Commitment at such time.

                    "A  Term  Loan"  shall  have the  meaning  provided  in
          Section 1.01(a).

                    "A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "A Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 13.04(b).

                    "A  Term Loan  Maturity Date"  shall mean  December 29,
          2001.

                    "A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

                    "A Term Note" shall have the meaning provided in Sec-tion 1.05(a).

                    "Acceptance" shall have the meaning provided in Section 2.01(a).

                    "Acceptance   Facing  Fee"  shall  having  the  meaning
          provided in Section 3.01(c)(y).

                    "Acceptance  Fee" shall  have  the meaning  provided in
          Section 3.01(b).

                    "Acquisition"   shall  have  the  meaning  provided  in
          Section 5.16.

                    "Acquisition Documents" shall have the meaning provided in Section 5.16.

                    "Action" shall mean Action Industries, Inc., a Virginia corporation.

                    "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 8.11.

                    "Additional Mortgage" shall have the meaning provided in Section 8.11(a).

                    "Additional Mortgaged Property" shall have the meaning provided in Section 8.11(a).

                    "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.11 with respect to Additional Collateral.

                    "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by
          (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (in-cluding, without limitation, any marginal, emergency, sup-plemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

                    "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

                    "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and
          (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default, to the extent such change after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, would cause the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, to exceed the Adjusted Total Revolving Loan Commitment; (B) any changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus
          (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrowers as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrowers, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

                    "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

                    "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                    "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or in-directly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of INTERCO shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of INTERCO and any officer or director of INTERCO or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                    "Agents" shall mean any of the Administrative Agent, the Collateral Agent, the Documentation Agent and the Syndication Agent.

                    "Agreement"  shall  mean   this  Credit  Agreement,  as
          modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

                    "Alternate Receivables Purchase Agreement" shall mean that Receivables Purchase Agreement, dated as of November 15, 1994, among the Receivables Subsidiary, as Seller, and Credit Lyonnais, as Purchaser and Agent, as amended and restated as of December 29, 1995, as same may be further amended, modified or supplemented from time to time in compliance with Section 9.11, or as replaced in compliance with the definition of Receivables Facility.

                    "Apollo Group" shall mean Apollo Advisors, L.P., Lion Advisors, L.P., Apollo Investment Fund, L.P. and Apollo Advisors II, L.P., all Delaware limited partnerships.

                    "Apollo Management Agreement" shall mean the consulting agreement, dated September 23, 1992, between Apollo Advisors, L.P. and INTERCO.

                    "Applicable Margin" shall mean a percentage per annum equal to (x) in the case of A Term Loans and Revolving Loans which are maintained as (i) Base Rate Loans, 1.125% and (ii) Eurodollar Loans, 2.125%, in each case of this clause (x) reduced (but not below zero) by the then applicable Reduction Percentage, if any, (y) in the case of B Term Loans which are maintained as
          (i) Base  Rate Loans, 1.625%  and (ii) Eurodollar  Loans, 2.625%,
          (z) in the case of C Term Loans which are maintained as (i) Base Rate Loans, 2.125% and (ii) Eurodollar Loans, 3.125%; provided that, in the case of clause (x) above, after giving effect to any reductions to the Applicable Margin due to the Reduction Percentage, if a public offering of INTERCO Common Stock is consummated within nine months after the Restatement Effective Date and so long as prepayments of Term Loans have been made with Net Cash Proceeds from sales or issuances of equity of INTERCO (including, pursuant to any exercise of the INTERCO Warrants, any exercise of stock options and the issuance of any INTERCO Common Stock or Qualified Preferred Stock of INTERCO, but excluding Net Cash Proceeds from any issuance of Disqualified Preferred Stock) within nine months after the Restatement Effective Date pursuant to Sections 4.01(a), 4.02(e) and/or 4.02(f) (but in each case, only to the extent made with Net Cash Proceeds of equity issuances as described above) in an aggregate amount of at least $71 million, and so long as no Default or Event of Default exists, the highest Applicable Margin for A Term Loans and Revolving Loans shall thereafter be (i) in the case of Base Rate Loans, 1.00% and (ii) in the case of Eurodollar Loans, 2.00% (it being understood that the Reduction Percentage shall be deducted, when appropriate, from the respective amounts contained in clause
          (x) above and not the amounts contained in clauses (i) and (ii) of this proviso).

                    "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

                    "Atlantic" shall mean Atlantic Asset Securitization Corp., a Delaware corporation.

                    "Atlantic Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of November 15, 1994, among the Receivables Subsidiary, Atlantic, as Purchaser, and Credit Lyonnais, as Agent, as amended and restated as of December 29, 1995 as same may be further amended, modified or supplemented from time to time in compliance with Section 9.11, or as replaced in compliance with the definition of Receivables Facility.

                    "Attributed Receivables Facility Indebtedness" at any time shall mean the sum of (i) the aggregate Invested Amount of Receivables Interests (as defined in the Receivables Documents) under the Receivables Purchase Agreements (it being the intent of the parties that the amount of Attributed Receivables Facility Indebtedness at any time outstanding approximate as closely as possible the principal amount of indebtedness which would be outstanding at such time under the Receivables Facility if same were structured as a secured lending agreement rather than a purchase agreement) plus (ii) the outstanding principal amount of Indebtedness under the Subordinated Loan Agreement.

                    "Authorized Representative" shall mean, with respect to
          (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the respective boards of the Borrowers to deliver such notices pursuant to this Agree-ment and that has or have appropriate signature cards on file with the Administrative Agent, BTCo and each Issuing Bank; (ii) delivering financial information and officer's certificates pursuant to this Agreement, any financial officer of INTERCO and
          (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of INTERCO.

                    "Available Debt Proceeds Amount" shall mean, on any date of determination, an amount equal to zero, plus (i) all Net Cash Proceeds received by the Borrowers after the Restatement Effective Date from the issuance of Permitted Subordinated Indebtedness pursuant to Section 9.04(ii)(x) and/or Permitted Unsecured Indebtedness pursuant to Section 9.04(iii) retained by any of the Borrowers on or prior to such date and not required to be used to repay Term Loans on or prior to such date pursuant to
          Section 4.02(g), minus (ii) any amounts used to effect Permitted Acquisitions pursuant to clause (C) of the definition of Available Permitted Acquisition Amount on or prior to such date; provided that, at the time of the consummation of any Permitted Acquisition, the Available Debt Proceeds Amount shall be increased by the face amount of Permitted Acquired Debt (not being issued in return for Net Cash Proceeds) being incurred pursuant thereto and by the aggregate principal amount of Permitted Subordinated Indebtedness and/or Permitted Unsecured Indebtedness being directly issued as consideration in respect of such Permitted Acquisition (so long as no Net Cash Proceeds are received in connection therewith) (with the resultant increase in the Available Permitted Acquisition Amount, as provided in clause
          (C) of the definition thereof, for purposes of the consummation of the respective Permitted Acquisition), which increase in the Available Debt Proceeds Amount (and resultant increase in the Available Permitted Acquisition Amount) shall be reduced to zero immediately upon the consummation of the respective Permitted Acquisition.

                    "Available Dividend Unrestricted Proceeds Amount" shall mean, on any date of determination, the amount which would be calculated as the Available Unrestricted Proceeds Amount in accordance with the definition thereof contained in this Agreement if the phrase "after the Restatement Effective Date" in each place it appears in such definition were deleted and the phrase "on or after the Dividend Threshold Date" were inserted in lieu thereof; provided that, notwithstanding anything to the contrary contained above or in the definition of Available Unrestricted Proceeds Amount, if the Dividend Threshold Date occurs on or before the Leverage Reduction Threshold Date, the Net Cash Proceeds received by INTERCO on or after the Dividend Threshold Date from issuances of equity by INTERCO (including pursuant to any exercise of the INTERCO Warrants, any exercise of stock options and the issuance of any INTERCO Common Stock or Qualified Preferred Stock) which caused the Dividend Threshold Date to occur shall be included in the Available Dividend Unrestricted Proceeds Amount to the extent otherwise provided in clause (i) of the definition of Available Unrestricted Proceeds Amount as modified pursuant to this definition, except that any portion of such Net Cash Proceeds which was required to be applied on a pro forma basis to the reduction of Indebtedness to establish the occurrence of the Dividend Threshold Date as provided in the definition thereof contained herein shall not be included for purposes of determining the Available Dividend Unrestricted Proceeds Amount.

                    "Available Net Income Amount" shall mean on any date of determination an amount equal to zero, plus or minus (i) an amount equal to the Consolidated Cumulative Net Income Amount on such date, minus (ii) any Dividend payments made by INTERCO pursuant to Section 9.03(ii)(B) on or prior to such date, minus
          (iii) any Investments made by the Borrowers or their Restricted Subsidiaries pursuant to Section 9.05(vii)(C), minus (iv) any Restricted Junior Payments made by INTERCO or its Restricted Subsidiaries pursuant to Section 9.11(a)(i)(y)(B), minus (v) any amount paid in connection with a Permitted Acquisition pursuant to clause (D) of the definition of Available Permitted Acquisition Amount, minus (vi) any Guaranty Payment made by INTERCO pursuant to Section 9.11(b)(ii)(y)(B)(2) on or prior to such date; provided that in any event, the amount of the Available Net Income Amount shall never exceed the then Available Retained Excess Cash Flow Amount (after giving effect to all prior and contemporaneous reductions thereto).

                    "Available Permitted Acquisition Amount" shall mean, at the time of determination thereof, an amount equal to the sum of
          (A) the Available $10 Million Acquisition/Investment Basket Amount on such date (after giving effect to all prior and contemporaneous reductions thereto), plus (B) the Available Unre-stricted Proceeds Amount on such date (after giving effect to all prior and contemporaneous reductions thereto), plus (C) the Available Debt Proceeds Amount on such date (after giving effect to all prior and contemporaneous reductions thereto), plus (D) the Available Net Income Amount on such date (after giving effect to all prior and contemporaneous reductions thereto).

                    "Available Retained Excess Cash Flow Amount" shall be on any date of determination an amount equal to zero, (i) plus or minus an amount equal to the amount of Excess Cash Flow permitted to be retained by the Borrowers after the Restatement Effective Date and on or prior to such date with respect to any prior Excess Cash Flow Payment Period (which shall be determined on a cumulative basis, but including at the time of any determination of the Available Retained Excess Cash Flow Amount, only those Excess Cash Flow Payment Periods for which the respective Excess Cash Flow Payment Date has occurred and any required repayment pursuant to Section 4.02(i) has been made; provided, that, if Excess Cash Flow is negative for any Excess Cash Flow Payment Period, 100% of such negative amount shall be included in determining the Borrowers' cumulative retained share of all Excess Cash Flow and not required to be utilized to repay Term Loans pursuant to Section 4.02(i)), minus (ii) all deductions to the Available Net Income Amount made pursuant to clauses (ii),
          (iii), (iv), (v) and (vi) of, and the first proviso to, the definition thereof.

                    "Available Returned Investment Amount" shall mean on any date of determination an amount equal to (i) the Returned Investment Amount as calculated on such date, minus (ii) any amounts used to make Investments pursuant to Section 9.05(vii)(D) after the Restatement Effective Date and on or prior to such date.

                    "Available $10 Million Acquisition/Investment Basket Amount" shall mean on any date of determination an amount equal to (i) $10,000,000, minus (ii) any amounts used to make Investments pursuant to Section 9.05(vii)(A) after the Restatement Effective Date and on or prior to such date, minus
          (iii) any amounts used to make Permitted Acquisitions pursuant to clause (A) of the definition of Available Permitted Acquisition Amount after the Restatement Effective Date and on or prior to such date.

                    "Available $10 Million Dividend Basket Amount" shall mean on any date of determination an amount equal to (i)
          $10,000,000, minus (ii) any amounts used to pay Dividends pursuant to Section 9.03(ii)(A) after the Restatement Effective Date and on or prior to such date.

                    "Available Unrestricted Proceeds Amount" shall mean, on any date of determination, an amount equal to zero, plus (i) all Net Cash Proceeds received by INTERCO from issuances of equity by INTERCO (including pursuant to any exercise of the INTERCO Warrants, any exercise of stock options and the issuance of any Qualified Preferred Stock or Disqualified Preferred Stock of INTERCO) after the Restatement Effective Date and on or prior to such date, and not (x) used to repay Term Loans pursuant to the second proviso to clause (iv) of Section 4.01(a) (or otherwise pursuant to Section 4.01 if such repayment is included in any certification delivered pursuant to the proviso to Section 9.09(b)) or pursuant to Section 4.02(e) and/or Section 4.02(f), or (y) excluded from the requirements of Section 4.02(e) by virtue of clauses (iv) and/or (v)(x) of the first parenthetical to Section 4.02(e)) minus (ii) any amounts used to effect Permitted Acquisitions pursuant to clause (B) of the definition of Available Permitted Acquisition Amount after the Restatement Effective Date and on or prior to such date, minus (iii) any Dividend payments made by INTERCO pursuant to Section 9.03(ii)(C) after the Restatement Effective Date and on or prior to such date, minus (iv) any Investments by the Borrowers or their Restricted Subsidiaries pursuant to Section 9.05(vii)(B) after the Restatement Effective Date and on or prior to such date, minus (v) any Restricted Junior Payments made by INTERCO or its Restricted Subsidiaries after the Restatement Effective Date and on or prior to such date pursuant to Section 9.11(a)(i)(y)(A), minus (vii) Guaranty Payments made by the Borrowers or their Restricted Subsidiaries after the Restatement Effective Date and on or prior to such date pursuant to Section
          9.11(b)(ii)(y)(B)(3); provided that, at the time of the consummation of any Permitted Acquisition, the Available Unrestricted Proceeds Amount shall be increased by the aggregate liquidation preference or amount of Disqualified Preferred Stock being directly issued as consideration in connection with such Permitted Acquisition (where no Net Cash Proceeds are received in connection therewith) (with the resultant increase in the Available Permitted Acquisition Amount, as provided in clause (B) of the definition thereof, for purposes of a consummation of the respective Permitted Acquisition), which increase in the Available Unrestricted Proceeds Amount (and resultant increase in the Available Permitted Acquisition Amount) shall be reduced to zero immediately upon the consummation of the respective Permitted Acquisition.

                    "B  Term  Loan"  shall  have the  meaning  provided  in
          Section 1.01(b).

                    "B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "B Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 13.04(b).

                    "B Term Loan Maturity Date" shall mean March 29, 2003.

                    "B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(c).

                    "B  Term  Note"  shall  have the  meaning  provided  in
          Section 1.05(a).

                    "Bank" shall mean each financial institution  listed on
          Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

                    "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank, in violation of this Agreement, to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing the Borrowers and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(f) or Section 2 in the case of either clause (i) or (ii), as a result of any takeover of such bank by any regulatory authority or agency.

                    "Bankruptcy Code"  shall have  the meaning  provided in
          Section 10.05.

                    "Base Case Consolidated Cumulative Net Income Amount" shall mean, at any date, the amount shown on Schedule XVI corresponding to the fiscal quarter most recently ended or, if the Leverage Reduction Threshold Date has theretofore occurred, corresponding to the Leverage Reduction Fiscal Quarter.

                    "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

                    "Base Rate Loan" shall mean (i) each Swingline Loan and
          (ii) each Loan designated or deemed designated as such by the Borrowers at the time of the incurrence thereof or conversion thereto.

                    "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

                    "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the re-lated Borrowing of Eurodollar Loans.

                    "Broyhill" shall have the meaning provided in the first paragraph of this Agreement.

                    "BTCo"  shall   mean  Bankers  Trust  Company   in  its
          individual capacity.

                    "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                    "C  Term  Loan"  shall  have the  meaning  provided  in
          Section 1.01(c).

                    "C Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "C Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 13.04(b).

                    "C Term Loan Maturity Date" shall mean March 29, 2004.

                    "C Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(d).

                    "C  Term  Note"  shall  have the  meaning  provided  in
          Section 1.05(a).

                    "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

                    "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                    "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,
          (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business not in excess of $100,000 in the aggregate.

                    "Cash   Management  System"   shall   mean  the   "Cash
          Management System" as defined in the Original Credit Agreement.

                    "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                    "Change of Control" shall mean (i) INTERCO shall at any time cease to own 100% of the capital stock of any of Broyhill, Lane or Thomasville, (ii) the board of directors of INTERCO shall cease to consist of a majority of Continuing Directors and (iii) any Person, entity or "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Apollo Group or a Controlled Account) is or becomes the beneficial owner of an amount of outstanding Voting Stock of INTERCO in excess of 25%, and the Apollo Group and/or one or more Controlled Accounts own less than such Person, entity or group (as defined above), of the total amount of fully diluted shares of outstanding Voting Stock of INTERCO.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                    "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral (which shall include all capital stock of, and promissory notes issued by, the Receivables Subsidiary, to the extent held by any Credit Party), all Security Agreement Collat-eral (which shall exclude all assets of the Receivables Subsidiary), all Mortgaged Properties, all cash and Cash Equiva-lents delivered as collateral pursuant to Section 4.02 or 10 hereof and all Additional Collateral, if any.

                    "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                    "Collective  Bargaining  Agreements"  shall   have  the
          meaning provided in Section 5.05.

                    "Commitment" shall mean any of the commitments of any Bank, i.e., whether the A Term Loan Commitment, B Term Loan Commitment, C Term Loan Commitment or Revolving Loan Commitment.

                    "Commitment Commission" shall have the meaning provided in Section 3.01(a).

                    "Concentration Account" shall have the meaning provided in the Security Agreement.

                    "Consolidated Cumulative Excess Net Income Amount" shall mean, on any date, an amount determined on a cumulative basis equal to (i) the sum of 100% of Consolidated Net Income for all Consolidated Cumulative Net Income Periods ended prior to such date of determination or, if the Leverage Reduction Threshold Date has theretofore occurred, for all Consolidated Cumulative Excess Net Income Periods ending on or prior to the last day of the Leverage Reduction Fiscal Quarter, minus (ii) 100% of the Base Case Consolidated Cumulative Net Income Amount as same is listed on Schedule XVI for the last fiscal quarter included in the determination pursuant to preceding clause (i).

                    "Consolidated Cumulative Net Income Amount" shall mean, at any date (A) if the Leverage Reduction Threshold Date has not theretofore occurred, the Consolidated Cumulative Excess Net Income Amount as determined on such date or (B) if the Leverage Reduction Threshold Date has theretofore occurred, the sum of (x) the Consolidated Cumulative Excess Net Income Amount as determined on the Leverage Reduction Threshold Date plus (y) the Consolidated Cumulative 25% Net Income Amount as determined on the date on which the Consolidated Cumulative Net Income Amount is being determined.

                    "Consolidated Cumulative Net Income Period" shall mean each period consisting of a fiscal quarter of INTERCO ending after January 1, 1996 and for which the related financial statements required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, have theretofore been delivered.

                    "Consolidated Cumulative 25% Net Income Amount" shall mean, at any date an amount determined on a cumulative basis equal to (i) the sum of 25% of Consolidated Net Income for all Consolidated Cumulative Net Income Periods ending after the last day of the Leverage Reduction Fiscal Quarter and prior to such date of determination for which Consolidated Net Income was a positive number, minus (ii) 100% of Consolidated Net Income for all Consolidated Cumulative Net Income Periods ending after the last day of the Leverage Reduction Fiscal Quarter and prior to such date of determination for which Consolidated Net Income was a negative number.

                    "Consolidated Current Assets" shall mean, at any time, the current assets of INTERCO and its Restricted Subsidiaries determined on a consolidated basis.

                    "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of INTERCO and its Restricted Sub-sidiaries determined on a consolidated basis at such time, but excluding (i) the current portion of any Indebtedness under this Agreement, any Attributed Receivables Facility Indebtedness of the Receivables Subsidiary and any other long-term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause (i) and with respect to Capitalized Lease Obligations,
          (iii) the current portion of Indebtedness constituting Capital-ized Lease Obligations and (iv) any current portion of tax liabilities of such Persons.

                    "Consolidated Debt" shall mean all Indebtedness of INTERCO and its Restricted Subsidiaries (including, without limitation, the amount of Attributed Receivables Facility Indebtedness) determined on a combined basis with respect to borrowed money or other obligations of such Persons which would appear on the balance sheet of such Persons as indebtedness (including unreimbursed drawings under Letters of Credit and unreimbursed payments under Acceptances, but excluding Consolidated Current Liabilities and deferred tax and pension liabilities) provided that for any date of determination, the amount of Revolving Loans and Swingline Loans included in the foregoing calculation shall be the daily average utilization of Revolving Loans and Swingline Loans for the period of (A) three months, if such calculation is made within the first three months following the Restatement Effective Date, (B) six months, if such calculation is made within the first six months following the Restatement Effective Date, (C) nine months, if such calculation is made within the first nine months following the Restatement Effective Date and (D) twelve months thereafter, in each case, prior to such calculation, plus (i) all Contingent Obligations of such Persons incurred after the Restatement Effective Date (excluding obligations resulting from extensions or renewals of the leases guaranteed by the Surviving Guarantees made in compliance with this Agreement), plus (ii) all Contingent Obliga-tions with respect to any Surviving Guaranty on and after the date on which INTERCO made any payment in respect of such Surviv-ing Guaranty, plus (iii) an amount equal to the greater of the liquidation preference and the maximum fixed repurchase price (excluding accrued Dividends) of any outstanding Disqualified Preferred Stock, minus (iv) (x) if on the date of determination of Consolidated Debt any amount of Revolving Loans or Swingline Loans is then outstanding, the cash in excess of $10,000,000 as shown on the consolidated balance sheet of INTERCO and its Restricted Subsidiaries as of the date of determination, provided that not more than $10,000,000 shall be deducted pursuant to this subclause (x) on any date of determination of Consolidated Debt or (y) if on the date of determination no Revolving Loans or Swingline Loans are then outstanding, the amount of cash as shown on the consolidated balance sheet of INTERCO and its Restricted Subsidiaries as of the date of determination of Consolidated Debt.

                    "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of INTERCO and its Restricted Subsidi-aries, determined on a consolidated basis, before Consolidated Net Interest Expense (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

                    "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period.

                    "Consolidated Net Income"  shall mean, for  any period,
          the net after tax income of INTERCO and its Restricted Subsidiaries determined on a consolidated basis, minus cash Dividends paid in respect of Disqualified Preferred Stock, without giving effect to any extraordinary gains or losses.

                    "Consolidated Net Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consoli-dated Net Interest Expense for such period.

                    "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense of INTERCO and its Restricted Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of INTERCO and its Restricted Subsidiaries representing the interest factor for such period, and capitalized interest expense, plus,
          (i) all cash fees, service charges and other costs, as well as all collections or other amounts retained by the Receivables Purchasers which are in excess of amounts paid to INTERCO and its Restricted Subsidiaries under the Receivables Facility by it for the purchase of receivables pursuant to the Receivables Facility and (ii) the product of (x) the amount of all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of INTERCO as reflected in the audited consolidated financial statements of INTERCO for its most recently completed Fiscal Year, which amounts described in the preceding clauses (i) and (ii) shall be treated as interest expense of INTERCO and its Restricted Subsidiaries for purposes of this definition regardless of the treatment of such amounts under generally accepted accounting principles, in each case net of the total consolidated cash interest income of INTERCO and its Restricted Subsidiaries for such period, but excluding the amortization of any deferred financing costs and all amounts in respect of the Interest Rate Protection Agreements, all determined on a consolidated basis.

                    "Consolidated Senior Debt" at any time shall mean Consolidated Debt on such date, adjusted by excluding therefrom the amount of Permitted Subordinated Indebtedness and Disqualified Preferred Stock reflected in Consolidated Debt on such date.

                    "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obli-gation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.





                    "Continuing Bank" shall mean each Original Bank with a Commitment under this Agreement (immediately upon giving effect to the Restatement Effective Date).

                    "Continuing Directors" shall mean the Directors of INTERCO on the Restatement Effective Date and each other Director if such Director's nomination for election to the Board of Directors of INTERCO is recommended by a majority of the then Continuing Directors.

                    "Controlled Account" shall mean any account managed by the Apollo Group for so long as the Apollo Group exercises sole power of disposition and voting with respect thereto.

                    "Converse"   shall  mean  Converse   Inc.,  a  Delaware
          corporation.

                    "Converse   Disposition"   shall  mean   the  "Converse
          Disposition"  as  such term  is  defined in  the  Original Credit
          Agreement.

                    "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and the Subsidiary Guaranty and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to
          Section 8.11.

                    "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                    "Credit Lyonnais" shall have the meaning provided in the preamble hereto.

                    "Credit Party" shall mean the Borrowers and each Subsidiary Guarantor.

                    "Cumulative Consolidated EBITDA" shall have the meaning provided in Section 9.09(b).

                    "Currency Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                    "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                    "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                    "Disqualified Preferred Stock" means any Preferred Stock of INTERCO which would be Qualified Preferred Stock except that regular accruing dividends thereon are required to be paid in cash, and so long as, (i) based on calculations made by INTERCO on a Pro Forma Basis after giving effect to the issuance of such Disqualified Preferred Stock, no Default or Event of Default will exist under, or would have existed under the periods covered by, the financial covenants contained in Sections 9.08 through 9.10, inclusive, of this Agreement, (ii) based on good faith projections prepared by INTERCO for the period from the date of the issuance of such Disqualified Preferred Stock to the date which is one year thereafter, the level of financial per-formance measured by the covenants set forth in Sections 9.08 through 9.10 inclusive shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.08 through 9.10, inclusive, of this Agreement as com-pliance with such covenants would be required through the date which is one year from the date of the issuance of such Disqualified Preferred Stock, (iii) INTERCO shall furnish to the Administrative Agent for distribution to each of the Banks an officer's certificate by the chief financial officer or treasurer of INTERCO certifying to the best of his knowledge as to compli-ance with the requirements of the preceding clauses (i) and (ii) and containing the pro forma calculations and projections required by the preceding clauses (i) and (ii), and (iv) such Disqualified Preferred Stock shall not contain any provision in the documents governing or evidencing the same which, in the opi-nion of the Administrative Agent, are more restrictive than the provisions in the Credit Documents.

                    "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person or Qualified Preferred Stock of INTERCO paid as a pay-in-kind Dividend on any Qualified Preferred Stock of INTERCO) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made during any period by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except to the extent such payments have reduced Consolidated EBITDA during the respective period.

                    "Dividend Threshold Date" shall mean the Leverage Reduction Threshold Date; provided that if INTERCO establishes to the reasonable satisfaction of the Administrative Agent, by delivering a certificate of an Authorized Officer showing in reasonable detail the necessary calculations to substantiate same, that an issuance of equity by INTERCO (including pursuant to any exercise of the INTERCO Warrants, any exercise of stock options and the issuance of any INTERCO Common Stock or Qualified Preferred Stock) and the concurrent application of the proceeds thereof to any outstanding Indebtedness would cause a reduction to Consolidated Debt in such amount so that the Leverage Ratio as determined on the last day of the fiscal quarter last ended on or prior to the date of the respective equity issuance, after giving effect to the pro forma application of the proceeds of such equity issuance to the repayment of Indebtedness, would have been less than or equal to 3.5:1.0 if such application to outstanding Indebtedness had been made as of the last day of such fiscal quarter, then the Dividend Threshold Date shall instead occur on the date of such equity issuance and concurrent application of the proceeds to repay such Indebtedness.

                    "Documentation Agent" shall mean Credit Lyonnais, in its capacity as Documentation Agent for the Banks hereunder.

                    "Documents"   shall  mean  the  Credit  Documents,  the
          Receivables Documents and the Acquisition Documents.

                    "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                    "Domestic Subsidiary" with respect to any Person shall mean a Subsidiary thereof other than a Foreign Subsidiary thereof.

                    "Domestic Wholly-Owned Subsidiary" of any Person shall mean each Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary.

                    "Drawing"  shall have  the meaning provided  in Section
          2.05(b).

                    "Effective Date" shall mean the Effective Date of, and is defined in, the Original Credit Agreement.

                    "Eligible  Transferee" shall  mean and  include a  com-
          mercial bank, mutual fund, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

                    "Employee Stock Option Plan" shall mean the INTERCO Incorporated 1992 Stock Option Plan.

                    "Environmental Claims" means any and all adminis-trative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                    "Environmental  Law"  means  any   applicable  Federal,
          state,  foreign   or  local  statute,   law,  rule,   regulation,
          ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation  thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrowers or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
          Section 1251 et seq.; the  Toxic Substances  Control Act, 15  U.S.C.
          Section 2601 et seq.; the  Clean Air Act, 42  U.S.C. Section 7401
          et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701
          et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                    "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrowers or any Subsidiary of the Borrowers would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or
          (o) of the Code or (ii) as a result of the Borrowers or any Subsidiary of the Borrowers being or having been a general partner of such person.

                    "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Borrowers at the time of the incurrence thereof or conversion thereto.

                    "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                    "Event of  Default" shall have the  meaning provided in
          Section 10.

                    "Excess  Cash Flow"  shall  mean, for  any period,  the
          remainder of (a) the sum of (i) Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense, but excluding any net non-cash charges reflected in Adjusted Consolidated Working Capital) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash income or gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period, (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iii) any net increases (or minus any net decreases) in items classified as "Other Liabili-ties" (excluding long term Indebtedness) during such period as shown on the consolidated balance sheet of INTERCO and its Restricted Subsidiaries covering such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrowers and its Restricted Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Section 9.07(a) and (b) except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations, (ii) the aggregate amount of permanent principal payments of Indebt-edness for borrowed money of the Borrowers and their Restricted Subsidiaries and the permanent repayment of the principal com-ponent of Capitalized Lease Obligations of the Borrowers and its Subsidiaries (excluding (1) payments with proceeds of asset sales, (2) payments pursuant to the Refinancing or with the proceeds of other Indebtedness or equity and (3) payments of Loans or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repay-ments were (x) required as a result of a Scheduled Repayment of A Term Loans, B Term Loans or C Term Loans under Section 4.02(b),
          (c) or (d), respectively or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) any net increases (or minus any net decreases) in items classified as "Other Assets" (excluding (i) any goodwill created in connection with a Permitted Acquisition and (ii) debt issuance costs created in connection with any incurrence of Indebtedness permitted hereunder to the extent paid with the proceeds thereof) during such period as shown on the consolidated balance sheet of INTERCO and its Restricted Subsidiaries covering such period.

                    "Excess Cash Flow Payment Date" shall mean (i) with respect to any Excess Cash Flow Payment Period less than a full Fiscal Year selected by INTERCO pursuant to the proviso to the definition thereof, the date occurring 45 days (or such shorter number of days as may be elected by INTERCO) after the last day of such Excess Cash Flow Payment Period, and otherwise (ii) the date occurring 95 days (or such shorter period as may be elected by INTERCO) after the last day of each Fiscal Year (beginning with the Fiscal Year ended closest to December 31, 1996).

                    "Excess Cash Flow Payment Period" shall mean (i) with respect to the repayment required on the first Excess Cash Flow Payment Date, the period beginning on January 1, 1996 and ending on December 31, 1996 and (ii) on each Excess Cash Flow Payment Date thereafter, the immediately preceding Fiscal Year; provided that INTERCO may, at its option, elect from time to time to have Excess Cash Flow Payment Periods which end on the last day of any fiscal quarter of INTERCO, in which event such period shall consist of a period beginning on the later of (x) the Restatement Effective Date and (y) the end of any prior Excess Cash Flow Payment Period, and ending on such last day of such fiscal quarter.

                    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                    "Excluded Assets" shall mean each of the assets listed on Schedule XIV.

                    "Existing Fluvanna Letter of Credit" shall mean the letter of credit issued by Union Bank of Switzerland in support of the Existing IRBs.

                    "Existing Indebtedness" shall have the meaning provided in Section 7.22.

                    "Existing IRBs" shall mean $8,000,000 Industrial Development Authority of Fluvanna County, Virginia Floating Rate Demand Industrial Development Revenue Bonds (Thomasville Furniture Industries, Inc. Project) Series 1986.

                    "Existing Letters of Credit" shall mean the letters of credit listed on Schedule XII and previously issued under the Original Credit Agreement.

                    "Existing Mortgage Policies" shall mean each mortgage insurance policy issued with respect to an Existing Mortgage under the Original Credit Agreement.

                    "Existing Mortgages" shall mean all Mortgages granted by the Borrowers pursuant to the Original Credit Agreement and which have not been released by the lenders thereunder prior to the Restatement Effective Date.

                    "Facing Fee" shall have the meaning provided in Section 3.01(c).

                    "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                    "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                    "FIRREA"  shall  mean  Financial   Institution  Reform,
          Recovery and Enforcement Act of 1989.

                    "Fiscal Year" shall mean each fiscal year of INTERCO ending on December 31 of each calendar year.

                    "Florsheim" shall mean The Florsheim Shoe Company, a Delaware corporation.

                    "Florsheim  Disposition"  shall  mean   the  "Florsheim
          Disposition"  as such  term  is defined  in  the Original  Credit
          Agreement.

                    "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by any Borrower or any one or more of their respective Subsidiaries primarily for the benefit of employees of such Borrower or such Subsidiary residing outside the United States of America, which plan, fund or other similar program provides, or
          results  in,   retirement  income,   a  deferral  of   income  in
          contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                    "Foreign Sales Corporation" shall mean a Wholly-Owned Foreign Subsidiary of INTERCO and/or its Restricted Subsidiaries created for the purpose of effecting sales of goods and/or services in foreign countries.

                    "Foreign Subsidiary" with respect to any Person shall mean each Subsidiary thereof that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

                    "Guaranty  Payments" shall have the meaning provided in
          Section 9.11(b)(ii).

                    "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing any level of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

                    "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property),
          (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or under any similar type of agreement. In addition to the foregoing, all Attributed Receivables Facility Indebtedness shall constitute Indebtedness.

                    "INTERCO" shall have the meaning provided in the first paragraph of this Agreement.

                    "INTERCO Common Stock" shall mean the common stock of INTERCO.

                    "INTERCO Warrants" shall mean warrants to purchase shares of INTERCO Common Stock pursuant to the Warrant Agreement, dated August 3, 1992, between INTERCO and Society National Bank, as Warrant Agent.

                    "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                    "Interest Period"  shall have  the meaning provided  in
          Section 1.09.

                    "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                    "Investments"  shall  have   the  meaning  provided  in
          Section 9.05.

                    "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrowers and with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. On the Restatement Effective Date the sole Issuing Banks are (x) BTCo and (y) if the New Fluvanna Letter of Credit has been issued, NationsBank with respect thereto.

                    "Lane" shall have the meaning provided in the first paragraph of this Agreement.

                    "L/C Supportable Obligations" shall mean obligations of INTERCO or its Restricted Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, and all obligations customarily supported by Standby Letters of Credit and satisfactory to the Administrative Agent.

                    "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                    "Letter of  Credit" shall have the  meaning provided in
          Section 2.01(a) and shall include Trade Letters of Credit and Standby Letters of Credit.

                    "Letter of Credit Facing Fee" shall have the meaning provided in Section 3.01(c)(x).

                    "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

                    "Letter  of  Credit Outstandings"  shall  mean, at  any
          time, the sum of (i) the aggregate Stated Amount of all out-standing Letters of Credit which have not terminated and Acceptances which have not matured or been prepaid and (ii) the amount of all Unpaid Drawings.

                    "Letter of Credit Request" shall mean any request for the issuance of a Letter of Credit made by the Borrowers pursuant to Section 2.03(a), including Trade Letter of Credit Requests and Standby Letter of Credit Requests.

                    "Letter of Credit Service Agreement" shall have the meaning provided in Section 2.03(a).

                    "Leverage Ratio" shall  mean on any  date the ratio  of
          (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date (or, if shorter, the period beginning on January 1, 1996 and ended on the last day of a fiscal quarter ended after the Restatement Effective Date, provided that for purposes of calculating the Leverage Ratio for
          (i) the period ending on March 31, 1996, Consolidated EBITDA shall be multiplied by 4, (ii) for the period ending on June 30, 1996, Consolidated EBITDA shall be multiplied by 2 and (iii) for the period ending September 30, 1996, consolidated EBITDA shall be multiplied by 4/3), in each case taken as one accounting period.

                    "Leverage Reduction Fiscal Quarter" shall have the meaning assigned that term in the definition of "Leverage Reduction Threshold Date".

                    "Leverage Reduction Threshold Date" shall mean the first date following the end of a fiscal quarter ended after January 1, 1996 upon which (x) no Default or Event of Default is in existence and (y) the financial statements required by Section 8.01(b) or (c), as the case may be, with respect to such fiscal quarter (or Fiscal Year in the case of the last fiscal quarter in any Fiscal Year) have been delivered, together with the officer's certificate required by Section 8.01(f), establishing that the Leverage Ratio as determined on the last day of such fiscal quarter (the "Leverage Reduction Fiscal Quarter") is less than or equal to 3.5:1.0.

                    "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                    "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

                    "Majority B and C Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations, other than the B Term Loans and C Term Loans, were repaid in full and the Total Revolving Loan Commitment were terminated.

                    "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                    "Mandatory Borrowing" shall have the meaning provided in Section 1.01(f).

                    "Margin Stock" shall have the meaning provided in Regulation U.

                    "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or the Borrowers and their Restricted Subsidiaries taken as a whole, it being understood that any determination of whether a Material Adverse Effect has occurred shall take into account, inter alia, (x) any available indemnities and (y) the timing and likelihood of payments thereunder.

                    "Maximum Swingline Amount" shall mean $15,000,000.

                    "Mortgage" shall mean and include each Existing Mortgage, as amended pursuant to the respective Mortgage Amendment, each New Mortgage and, after the execution and delivery thereof, each Additional Mortgage, in each case as same may be amended, modified or supplemented from time to time.

                    "Mortgage Amendments" shall have the meaning provided in Section 5.11.

                    "Mortgage Policies" shall have  the meaning provided in
          Section 5.11.

                    "Mortgaged Property" shall have the meaning provided in
          Section 5.11 and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

                    "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrowers or a Subsidiary of the Borrowers or an ERISA Affiliate and, except for a Spunoff Plan, each such plan for the five year period immediately following the latest date on which the Borrowers, any Subsidiaries of the Borrowers or any ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

                    "NationsBank" shall have the meaning provided in the preamble hereto.

                    "Net Cash Proceeds" shall mean for any event requiring a repayment pursuant to Section 4.02, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

                    "Net Sale  Proceeds" shall mean for any sale of assets,
          the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash pro-ceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by INTERCO's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which INTERCO deter-mines in good faith should be reserved for post-closing adjust-ments (to the extent INTERCO delivers to the Banks a certificate signed by its chief financial officer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by INTERCO or any of its Restricted Subsidiaries shall constitute Net Sale Proceeds on such date received by INTERCO and/or any of its Restricted Subsidiaries from such sale, lease, transfer or other disposition.

                    "New Banks" shall  mean each of  the Persons listed  on
          Schedule I which is not a Continuing Bank.

                    "New Fluvanna Letter of Credit" shall mean a letter of credit issued by NationsBank pursuant to this Agreement on or after the Restatement Effective Date in support of (x) the Existing IRBs or (y) the Existing Fluvanna Letter of Credit.

                    "New Mortgage Policies" shall mean the mortgage title insurance policies issued in respect of each New Mortgaged Property.

                    "New  Mortgaged  Property"   shall  have  the   meaning
          provided in Section 5.11(iii).

                    "New Mortgages" shall mean those Mortgages that have been granted with respect to the New Mortgaged Properties.

                    "Non-Continuing Bank" shall have the meaning provided in Section 13.18.

                    "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                    "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

                    "Notice of Borrowing" shall have the meaning provided in Section 1.03.

                    "Notice of Conversion" shall have the meaning provided in Section 1.06.

                    "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Mary Kay Coyle or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                    "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                    "Original Banks" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

                    "Original Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

                    "Original   Receivables   Facility"   shall  mean   the
          Receivables Facility as defined in the Original Credit Agreement.

                    "Original Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Original Credit Agreement.

                    "Original Swingline Loans" shall mean the "Swingline Loans" under, and as defined in, the Original Credit Agreement.

                    "Original Term Loans" shall mean the "Term Loans" under, and as defined in, the Original Credit Agreement.

                    "Participant"   shall  have  the  meaning  provided  in
          Section 2.04(a).

                    "Pay-In-Kind Preferred Stock" means any Preferred Stock where all dividends with respect thereto may, at the option of the issuer thereof, be paid through the issuance of additional shares of preferred stock of the same series.

                    "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                    "PBGC"   shall  mean   the  Pension   Benefit  Guaranty
          Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                    "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                    "Permitted Acquired Debt" shall mean Indebtedness (other than Permitted Subordinated Indebtedness and Permitted Unsecured Indebtedness incurred pursuant to Sections 9.04(ii) and
          (iii)) assumed or acquired in connection with a Permitted Acquisition as permitted under this Agreement.

                    "Permitted Acquisition" shall mean the acquisition by the Borrowers or any of their Restricted Subsidiaries of assets constituting part of or an entire business or division of any Person not already a Subsidiary of the Borrowers or of 100% of the capital stock of any such Person which Person shall, as a result of such acquisition, become a Restricted Subsidiary, provided that (A) the consideration paid by the Borrowers and/or their Restricted Subsidiaries consists solely of cash or common stock or Qualified Preferred Stock or Disqualified Preferred Stock permitted pursuant to Section 9.13(b) of INTERCO, the issuance of Indebtedness otherwise permitted in Section 9.04 and the assumption/acquisition of any Permitted Acquired Debt (calculated at face value) relating to such business, division or Person, (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in the same line of business in which the Borrowers and their Restricted Subsidiaries are already engaged, and (C) in the case of the acquisition of 100% of the capital stock of any Person, such Person shall own no capital stock of any other Person unless either (x) such Person owns 100% of the capital stock of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own 80% of the consolidated assets or capital stock of such Person and its Subsidiaries and
          (2) any non-Wholly Owned Subsidiary of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person (it being understood and agreed that investments by Subsidiaries shall be permitted in accordance with the provisions of Section 9.05). Notwithstanding anything to the contrary con-tained in the immediately preceding sentence, any acquisition shall be a Permitted Acquisition only if all requirements of Sections 8.14 and 9.02(vii) applicable to Permitted Acquisitions are met with respect thereto.

                    "Permitted Debt Agreements" shall have the meaning provided in Section 5.05.

                    "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                    "Permitted Liens"  shall have the  meaning provided  in
          Section 9.01.

                    "Permitted  Subordinated  Indebtedness" shall  mean any
          Indebtedness (including, without limitation, any Permitted Subordinated Indebtedness incurred in connection with the creation of a replacement Receivables Facility) which is subordinated on terms reasonably satisfactory to the Administrative Agent and the Required Banks to all Obligations hereunder and any other obligations secured pursuant to the Security Documents and incurred by the Borrowers, so long as (i) based on calculations made by the Borrowers on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, no Default or Event of Default will exist under, or would have existed under the periods covered by, the financial covenants contained in Sections 9.08 through 9.10, inclusive, of this Agreement, (ii) based on good faith projections prepared by the Borrowers for the period from the date of the incurrence of such Indebtedness to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.08 through 9.10 inclusive shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.08 through 9.10, inclusive, of this Agreement as compliance with such covenants would be required through the date which is one year from the date of the incurrence of such Indebtedness, (iii) INTERCO shall furnish to the Administrative Agent for distribution to each of the Banks an officer's certificate by the chief financial officer or treasurer of INTERCO certifying to the best of his knowledge as to compliance with the requirements of the preceding clauses (i) and
          (ii) and containing the pro forma calculations and projections required by the preceding clauses (i) and (ii), (iv) such Indebtedness shall require no amortization, sinking fund payment or any other scheduled maturity of the principal amount thereof on any date which is earlier than the date occurring one year after the C Term Loan Maturity Date and (v) all other provisions of such Indebtedness (including, without limitation, covenants, defaults and remedies) in the documents governing or evidencing the same are reasonably satisfactory to the Administrative Agent and the Required Banks. To the extent the preceding sentence requires terms of Permitted Subordinated Indebtedness to be satisfactory to the Required Banks, such terms shall be deemed satisfactory to the Required Banks unless objected to by the Required Banks in writing on or prior to the date which is 20 Business Days after the documentation therefor is delivered to the Banks. Notwithstanding anything to the contrary contained above in the definition of "Permitted Subordinated Indebtedness", all Permitted Subordinated Indebtedness shall be required to constitute Indebtedness for borrowed money (where 100% of the consideration received for the issuance of such Indebtedness is cash), except that Permitted Subordinated Indebtedness may be issued directly as consideration in connection with a Permitted Acquisition so long as (i) the proviso to Section 9.04(ii)(x) has been complied with and (ii) the aggregate principal amount of all Permitted Subordinated Indebtedness issued after the Restatement Effective Date as consideration in connection with Permitted Acquisitions, when added to the sum of (x) the aggregate liquidation preference or amount of all Disqualified Preferred Stock so issued after the Restatement Effective Date as consideration in connection with Permitted Acquisitions pursuant to Section 9.13(b)(i), (y) the aggregate principal amount of all Permitted Subordinated Indebtedness issued or incurred after the Restatement Effective Date but not issued as consideration in connection with Permitted Acquisitions to the extent the Net Cash Proceeds therefrom have not been required to be used to repay Term Loans as a result of clause (w)(ii) of the first parenthetical of Section 4.02(g), and (z) the aggregate liquidation preference or amount of all Disqualified Preferred Stock issued after the Restatement Effective Date pursuant to
          Section 9.13(b)(i) but not issued as consideration in connection with Permitted Acquisitions, to the extent the Net Cash Proceeds therefrom have not been required to be used to repay Term Loans as a result of clause (v)(y) of the first parenthetical of
          Section 4.02(e), does not exceed $50,000,000.

                    "Permitted Unsecured Indebtedness" shall mean any general unsecured Indebtedness incurred by the Borrowers, so long as (i) based on calculations made by the Borrowers on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, no Default or Event of Default will exist under, or would have existed under the periods covered by, the financial covenants contained in Sections 9.08 through 9.10, inclusive, of this Agreement, (ii) based on good faith projections prepared by the Borrowers for the period from the date of the incurrence of such Indebtedness to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.08 through 9.10 inclusive shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.08 through 9.10, inclusive, of this Agreement as compliance with such covenants would be required through the date which is one year from the date of the incurrence of such Indebtedness, (iii) INTERCO shall furnish to the Administrative Agent for distribution to each of the Banks an officer's certificate by the chief financial officer or treasurer of INTERCO certifying to the best of his knowledge as to compliance with the requirements of the preceding clauses (i) and
          (ii) and containing the pro forma calculations required by the preceding clauses (i) and (ii), (iv) the average life of such Indebtedness at the time of the incurrence thereof shall be at least one year beyond the average life of the Term Loans then outstanding and the Total Revolving Commitments (assuming maximum utilization thereof) and (v) such Indebtedness shall not contain any provision (including, without limitation, covenants, defaults and remedies) in the documents governing or evidencing the same which, in the opinion of the Administrative Agent, are more restrictive than the provisions in the Credit Documents. Notwithstanding anything to the contrary contained above in the definition of "Permitted Unsecured Indebtedness", all Permitted Unsecured Indebtedness shall be required to constitute indebtedness for borrowed money where 100% of the consideration received for the issuance for such Indebtedness is cash, except that Permitted Unsecured Indebtedness may be issued directly as consideration in connection with Permitted Acquisitions so long as the proviso to Section 9.04(iii) has been complied with.

                    "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                    "Plan" shall mean any single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrowers or a Subsidiary of the Borrowers or an ERISA Affiliate, and except for a Spunoff Plan, each such plan for the five year period immediately following the latest date on which the Borrowers, a Subsidiary of the Borrowers or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

                    "Pledge  Agreement" shall have  the meaning provided in
          Section 5.09.

                    "Pledge   Agreement   Collateral"   shall    mean   all
          "Collateral" as defined in the Pledge Agreement.

                    "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

                    "Preferred Stock," as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock and Disqualified Preferred Stock.

                    "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                    "Pro Forma Basis" shall mean, as to any Person, for any
          of the following events which occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give pro forma effect to such event as if same had occurred at the beginning of such period of calculation, and

                    (i) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four fiscal quarter period last ended before the occurrence of the respective event for which such pro forma effect is being determined (the "Reference Period"), and

                   (ii) in making any determination with respect to the incurrence or assumption of any Indebtedness or issuance of any Disqualified Preferred Stock during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction referenced in clause (i) above (the "Transaction Date"), (w) all Indebtedness or Disqualified Preferred Stock (including the Indebtedness or Disqualified Preferred Stock incurred or assumed and for which the financial effect is being calculated) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period, (x) Consolidated Net Interest Expense of such Person attributable to interest or dividends on any Indebtedness or Disqualified Preferred Stock, as the case may be, bearing floating interest rates should be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, (y) Consolidated Net Interest Expense of such Person attributable to interest on any Indebtedness under any revolving credit facility which was in effect during the respective Reference Period shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period (or, if shorter, the portion of the period during which the revolving credit facility was in effect) and (z) Consolidated Net Interest Expense will be increased or reduced by the net cost (including amortization of discount) or benefit (after giving effect to amortization of discount) associated with the Interest Rate Protection Agreements, which will remain in effect for the twelve-month period after the Transaction Date and which shall have the effect of fixing the interest rate on the date of computation, and

                  (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition or Significant Divestiture which occurred during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date, Consolidated EBITDA shall be determined as if such Permitted Acquisition or Significant Divestiture occurred on the first day of the Reference Period, taking into account cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the Reference Period.

                    "Projections"  shall  have  the  meaning   provided  in
          Section 5.15(b).

                    "Purchase and Contribution Agreement" shall mean the Purchase and Contribution Agreement, dated as of November 15, 1994 as amended and restated as of December 29, 1995, among Broyhill, Lane, Action and Thomasville and the Receivables Subsidiary, as same may be further amended, modified or supplemented from time to time in compliance with Section 9.11, or as replaced in compliance with the definition of Receivables Facility.

                    "Qualified Preferred Stock" means any Pay-In-Kind Preferred Stock of INTERCO, or any other Preferred Stock of INTERCO, the express terms of which shall provide that Dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement (and any refinancings, replacements or extensions hereof) and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the C Term Loan Maturity Date.

                    "Quarterly Payment Date" shall mean the last Business Day of each June, September, December and March, occurring after the Restatement Effective Date.

                    "RCRA"   shall  mean  the   Resource  Conservation  and
          Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                    "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                    "Receivables Documents" shall mean the Receivables Purchase Agreements, the Purchase and Contribution Agreement and any related documentation entered into by the Borrowers and their Restricted Subsidiaries, the Receivables Subsidiary and/or the Receivables Purchasers in connection with the Receivables Facility.

                    "Receivables Facility" shall mean the arrangement pursuant to which (x) each of Broyhill, Lane, Action and Thomasville and its respective Subsidiaries will from time to time sell accounts receivable to the Receivables Subsidiary and
          (y) the Receivables Subsidiary shall sell interests in the receivables to the Receivables Purchasers, or obtain subordinated loans secured by the receivables from the Receivables Purchasers, as more fully set forth in the Receivables Documents; provided, that the Receivables Facility may be replaced after the date hereof so long as the Administrative Agent is reasonably satisfied that the terms and conditions of any replacement facility are as favorable or more favorable to INTERCO and its Restricted Subsidiaries and to the Banks (and in any event contains no greater degree of recourse to INTERCO and its Restricted Subsidiaries (other than the Receivables Subsidiary)) than the terms and conditions of the current Receivables Facility (in which event such replacement facility shall be deemed to be the Receivables Facility hereunder).

                    "Receivables  Purchase  Agreements"   shall  mean   and
          include the Atlantic Receivables Purchase Agreement, the Alternate Receivables Purchase Agreement and the Subordinated Loan Agreement.

                    "Receivables Purchaser" shall mean and include (i) with respect to the Alternate Receivables Purchase Agreement, Credit Lyonnais and (ii) with respect to the Atlantic Receivables Purchase Agreement, Atlantic and Credit Lyonnais and (iii) with respect to the Subordinated Loan Agreement, Credit Lyonnais and their respective successors and assigns (in the event that the Receivables Facility is replaced, any replacement receivables purchasers shall be deemed to be the Receivables Purchasers hereunder).

                    "Receivables Subsidiary" shall mean INTERCO Receivables Corp., the special purpose subsidiary formed by Broyhill, Lane and Action and owned by Broyhill, Lane, Action and Thomasville to purchase and receive contributions of receivables from each of Broyhill, Lane, Action and Thomasville and their respective other Restricted Subsidiaries pursuant to the Receivables Facility.

                    "Recovery Event" shall mean the receipt by INTERCO or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrowers or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                    "Reduction Percentage" shall mean (i) initially zero and (ii) from and after each day of delivery of any certificate delivered in accordance with the following sentence indicating an entitlement to a Reduction Percentage other than zero (each, a "Start Date") to and including the applicable End Date described below, the percentage set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                   Leverage                   Interest
                    Ratio                Reduction Discount
                   --------              ------------------

                  Equal to or                  .375%
                  greater than
                  3.25:1 but less
                  than 3.50:1

                  Equal to or                  .500%
                  greater than
                  3.00:1 but less
                  than 3.25:1

                  Equal to or                  .625%
                  greater than
                  2.75:1 but less
                  than 3.00:1

                  Equal to or                  .750%
                  greater than
                  2.50:1 but less
                  than 2.75:1

                  Equal to or                  .875%
                  greater than
                  2.25:1 but less
                  than 2.50:1

                  Equal to or                 1.00%
                  greater than 2.00:1
                  but less than 2.25:1

                  Less than 2.0:1             1.125%

          The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrowers by an Authorized Representative of the Borrowers to the Administrative Agent (with a copy to be sent by the Borrowers to each Bank), within 30 days of the last day of any fiscal quarter of INTERCO (beginning after the first such fiscal quarter ended in 1996), which certificate shall set forth the calculation of the Leverage Ratio for the fiscal quarter ended immediately prior to the relevant Start Date and the Reduction Percentage which shall be thereafter applicable (until same is changed or ceases to apply in accordance with the following sentences). The Reduction Percentage so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent and (y) the date which is 30 days following the last day of the fiscal quarter in which the previous Start Date occurred (the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to a Reduction Percentage other than zero (and thus commencing a new Start
          Date), the Reduction Percentage shall be reduced to zero. Not-withstanding anything to the contrary contained above in this definition, the Reduction Percentage shall be reduced to zero at all times during which there shall exist a Default or an Event of Default.

                    "Refinancing"   shall   mean    all   repayments    and
          refinancings of Indebtedness in connection with the Transaction.

                    "Register" shall  have the meaning provided  in Section
          13.17.


                    "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                    "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                    "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                    "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                    "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                    "Release" means any  spilling, leaking, pumping,  pour-
          ing,  emitting,  emptying,   discharging,  injecting,   escaping,
          leaching, dumping, disposing or migration into the environment.

                    "Replaced  Bank"  shall have  the  meaning  provided in
          Section 1.13.

                    "Replacement Bank"  shall have the meaning  provided in
          Section 1.13.

                    "Reportable Event"  shall mean  an  event described  in
          Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation
          Section 2615.

                    "Required Appraisal" shall have the meaning provided in
          Section 8.11(g).

                    "Required Banks"  shall mean Non-Defaulting  Banks, the
          sum of whose outstanding Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings) represent greater than 50% of the sum of all outstanding Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitments) of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).





                    "Required Supermajority Banks" at any time shall mean those Banks which would constitute the Required Banks under, and as defined in, this Agreement if the term "50%" contained therein were changed to "66-2/3%."

                    "Restatement Effective Date" shall have the meaning provided in Section 13.10.

                    "Restricted Junior Payment" shall have the meaning provided in Section 9.11(a)(i).

                    "Restricted Subsidiaries" shall mean, (x) all of the Subsidiaries of the Borrowers and their respective Subsidiaries in existence on the Restatement Effective Date and (y) any Subsidiary (other than an Unrestricted Subsidiary) that is created, established or acquired after the Restatement Effective Date.

                    "Returned Investment Amount" shall mean, with respect to all Investments made pursuant to Section 9.05(vii) after the Restatement Effective Date in Persons which are Unrestricted Subsidiaries or are not Restricted Subsidiaries, the aggregate amount of cash received by INTERCO and its Restricted Subsidiaries which are Wholly-Owned Subsidiaries of INTERCO representing a return of capital of such Investment, in each case to the extent the amount of capital so returned is not, and will not be, included in Consolidated Net Income.

                    "Returns" shall  have the  meaning provided  in Section
          7.09.

                    "Revolving Loan"  shall have  the  meaning provided  in
          Section 1.01(d).

                    "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan
          Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

                    "Revolving Loan Maturity Date"  shall mean December 29,
          2001.

                    "Revolving Note"  shall have  the  meaning provided  in
          Section 1.05(a).

                    "Scheduled Repayment Date" shall mean each date upon which any Scheduled Repayment is due and payable.

                    "Scheduled Repayments" shall mean the A Term Loan Scheduled Repayments, the B Term Loan Scheduled Repayments and the C Term Loan Scheduled Repayments.

                    "SEC"  shall  have  the  meaning  provided  in  Section
          8.01(h).

                    "Section  4.04(b)(ii)  Certificate"   shall  have   the
          meaning provided in Section 4.04(b)(ii).

                    "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

                    "Securities Act" shall mean the Securities Act of 1933, as amended.

                    "Security Agreement" shall have the meaning provided in
          Section 5.10.

                    "Security   Agreement   Collateral"   shall  mean   all
          "Collateral" as defined in the Security Agreement (which shall exclude all assets of the Receivables Subsidiary).

                    "Security Document" shall mean the Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

                    "Senior Debt Leverage Ratio" shall mean on any date a ratio calculated as provided in the definition of Leverage Ratio contained herein; provided that the term "Consolidated Senior Debt" shall be deemed inserted in lieu of the term "Consolidated Debt" in clause (i) of the definition of Leverage Ratio.

                    "Shareholders'  Agreements"  shall  have   the  meaning
          provided in Section 5.05.

                    "Significant Divestiture" shall mean any sale or other disposition of assets by INTERCO and/or its Restricted Subsidiaries, the fair market value of which exceeds $500,000 for any transaction (or series of related transactions).

                    "Solvent Entity"  shall have  the  meaning provided  in
          Section 7.05(d).

                    "Spunoff Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA which INTERCO ceased to maintain or contribute to pursuant to the Distribution and Services Agreement dated as of November 17, 1994.

                    "Standby Letter of Credit" shall mean any Standby Letter of Credit or similar instrument issued or deemed issued for the account of any Borrower pursuant to Section 2.01 for the purpose of supporting L/C Supportable Obligations.

                    "Standby Letter of Credit Request" shall have the meaning provided in Section 2.03(a).





                    "Start Date" shall have the meaning provided in the definition of `Reduction Percentage.'

                    "Stated Amount" of (x) each Letter of Credit shall, at any time, mean the maximum amount available to be drawn there-under (in each case determined without regard to whether any con-ditions to drawing could then be met) and (y) each Acceptance shall mean the amount of each such Acceptance.

                    "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of November 18, 1995, by and among Armstrong World Industries, Inc., Armstrong Enterprises, Inc. and INTERCO.

                    "Subordinated Loan Agreement" shall mean the Subordinated Loan Agreement in the form annexed to the Atlantic Receivables Purchase Agreement on the Restatement Effective Date.

                    "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. As used in this Agreement, the term "Subsidiary" shall include or apply to any Restricted Subsidiary and any Unrestricted Subsidiary.

                    "Subsidiary Guarantor" shall  mean Broyhill  Transport,
          Inc., a North Carolina corporation, Lane Advertising, Inc., a Virginia corporation, Action Industries, Inc., a Virginia corporation, Action Transport, Inc., a Delaware corporation, Thomasville Enterprises, Inc., a Vermont corporation, Fayette Enterprises, Inc., a Mississippi corporation, Gordon's, Inc., a Delaware corporation, Thomasville Chair Company, a North Carolina corporation, Thomasville Home Furnishings, Inc., a Delaware corporation, and Thomasville Upholstery, Inc., a Delaware corporation and any Restricted Subsidiary of any Borrower which executes a guarantee after the Restatement Effective Date pursuant to Section 8.11, but shall in any event exclude the Receivables Subsidiary, Thomasville Furniture Latin America, S.A. and Interfashions Industries, S.A. and its Subsidiaries.

                    "Subsidiary Guaranty" shall have the meaning provided in Section 5.08.

                    "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were





          repaid in full and all Commitments with respect thereto were terminated and (y) the term "50%" contained therein were changed to "66-2/3%."

                    "Surviving   Guaranties"   shall  mean   the  guarantee
          obligations  of INTERCO with  respect to the  leases described in
          Schedule XV hereto.

                    "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

                    "Swingline  Loan"  shall have  the meaning  provided in
          Section 1.01(e).

                    "Swingline  Note" shall  have the  meaning provided  in
          Section 1.05(a).

                    "Syndication Agent" shall mean NationsBank, in its capacity as Syndication Agent for the Banks hereunder.

                    "Tax Sharing Agreement" shall mean any tax sharing, disaffiliation or tax allocation agreement entered into among the Borrowers, Converse and Florsheim.

                    "Taxes"  shall  have the  meaning  provided in  Section
          4.04(a).

                    "Term Loan Commitments" shall mean the A Term Loan Commitments, B Term Loan Commitments and C Term Loan Commitments.

                    "Term Loans" shall mean each of the A Term Loans, B Term Loans and C Term Loans.

                    "Term Notes" shall mean the A Term Notes, B Term Notes and C Term Notes.

                    "Thomasville" shall have the meaning provided in the first paragraph of this Agreement.

                    "Total A Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments of each of the Banks.

                    "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Banks.

                    "Total C Term Loan Commitment" shall mean, at any time, the sum of the C Term Loan Commitments of each of the Banks.

                    "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

                    "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                    "Total Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments, the B Term Loan Commitments and the C Term Loan Commitments of each of the Banks.

                    "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

                    "Trade Letter of Credit" shall mean any Letter of Credit or similar instrument issued for the account of any Borrower pursuant to Section 2.01 for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrowers or their Restricted Subsidiaries in the ordinary course of business of the Borrowers or their Restricted Subsidiaries.

                    "Trade Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

                    "Tranche" shall mean the respective facility and commitment utilized in making Loans, with there being five separate Tranches, i.e., A Term Loans, B Term Loans, C Term Loans, Revolving Loans and Swingline Loans.

                    "Transaction" shall mean (i) the consummation of the Acquisition, (ii) the amendment and restatement of the Original Credit Agreement in the form of this Agreement as provided herein, (iii) the incurrence of the Loans hereunder on the Restatement Effective Date and (iv) the consummation of the Refinancing.

                    "Transaction Documents" shall mean all Documents (other than the Credit Documents) and agreements and instruments entered into in connection with the Transaction.

                    "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                    "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                    "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year each exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                    "United States" and "U.S." shall each mean the United States of America.

                    "Unpaid Drawing" shall have the meaning provided for in
          Section 2.05(a).

                    "Unrestricted Subsidiary" shall mean any Wholly-Owned Subsidiary of INTERCO that is acquired or created after the
          Restatement Effective Date and designated by INTERCO as an Unrestricted Subsidiary hereunder by written notice to the
          Administrative Agent; provided that INTERCO shall only be permitted to so designate a new Unrestricted Subsidiary after the Restatement Effective Date and so long as (i) no Default or Event of Default exists or would result therefrom and (ii) 100% of the capital stock of such newly-designated Unrestricted Subsidiary is owned by INTERCO or another Unrestricted Subsidiary and all of the provisions of Section 9.12 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary and such Unrestricted Subsidiary is capitalized (to the extent capitalized by INTERCO or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 9.05(vii), with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments made pursuant to Section 9.05(vii), provided that at the time of the initial Investments by INTERCO in such Subsidiary
          (x) INTERCO shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent and
          (y) such entity and the Borrowers shall have entered into tax sharing and management services agreements on a basis reasonably satisfactory to the Administrative Agent. Additionally, INTERCO may not designate any Credit Party, the Receivables Subsidiary or any Subsidiary created or acquired pursuant to a Permitted Acquisition as an Unrestricted Subsidiary.

                    "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings at such time.

                    "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

                    "Wholly-Owned Subsidiary" shall mean, as to any Person,
          (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and
          (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                    SECTION 12.  The Agents.

                    12.01 Appointment. The Banks hereby designate BTCo as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents), Credit Lyonnais as Documentation Agent and NationsBank as Syndication Agent, in each case to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent, the Documentation Agent and the Syndication Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent, the Documentation Agent or the Syndication Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Administrative Agent, the Documentation Agent and the Syndication Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                    12.02   Nature  of  Duties.   The Administrative  Agent
          shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. The Documentation Agent and the Syndication Agent, as such, shall not have any duties or responsibilities under this Agreement or any Security Document or any other document or matter related thereto. None of the Administrative Agent, the Documentation Agent or the Syndication Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent, the Documentation Agent and the Syndication Agent shall be mechanical and administrative in nature; the Administrative Agent, the Documentation Agent and the Syndication Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent, the Documentation Agent and the Syndication Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                    12.03   Lack of  Reliance on the  Administrative Agent,
          the Documentation Agent and the Syndication Agent.  Independently
          and  without   reliance  upon   the  Administrative   Agent,  the
          Documentation Agent and the Syndication Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made





          and shall continue to make (i) its own independent investigation of the financial condition and affairs of INTERCO and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in con-nection herewith and (ii) its own appraisal of the credit-worthiness of INTERCO and its Subsidiaries and, except as ex-pressly provided in this Agreement, the Administrative Agent, the Documentation Agent and the Syndication Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Administrative Agent, the Documentation Agent or the Syndication Agent or any of their respective affiliates nor any of their respective officers, directors, agents, or employees shall be responsible to any Bank or the holder of any Note for any recitals, statements, informa-tion, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforce-ability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of INTERCO and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of INTERCO and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                    12.04 Certain Rights of the Administrative Agent, the Documentation Agent and the Syndication Agent. If the Administrative Agent, the Documentation Agent or the Syndication Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Administrative Agent, Documentation Agent or Syndication Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and such Administrative Agent, Documentation Agent or Syndication Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or holder of any Note shall have any right of action whatsoever against the Administrative Agent, the Documentation Agent or the Syndication Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                    12.05    Reliance.    The  Administrative   Agent,  the
          Documentation Agent and the Syndication Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Administrative Agent, Documentation Agent or Syndication Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Administrative Agent, Documentation Agent or Syndication Agent (which may be counsel for the Credit Parties).

                    12.06 Indemnification. To the extent each of the Administrative Agent, the Documentation Agent or the Syndication Agent is not reimbursed and indemnified by the Borrowers, the Banks will reimburse and indemnify such Administrative Agent, Documentation Agent or Syndication Agent, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there were no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or dis-bursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Administrative Agent, Documentation Agent or Syndication Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent's, Documentation Agent's or Syndication Agent's gross negligence or willful misconduct.

                    12.07    The  Administrative  Agent,  the Documentation
          Agent and the Syndication Agent in its Individual Capacity. With respect to its obligation to make Loans and participate in Letters of Credit under this Agreement, each of the Administrative Agent, the Documentation Agent and the Syndication Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, in-clude the Administrative Agent, the Documentation Agent and the Syndication Agent in their individual capacity. Each of the Administrative Agent, the Documentation Agent and the Syndication Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                    12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                    12.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                    (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company rea-sonably acceptable to the Borrowers.

                    (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers, shall then appoint a commercial bank or trust company with capital and surplus of not less than $500 million as successor Administrative Agent who shall serve as Administrative Agent hereunder or there-under until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                    (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                    (e) The Documentation Agent, as such, may resign at any time by giving 5 Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period.

                    (f) The Syndication Agent, as such, may resign at any time by giving 5 Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period.

                    SECTION 13.  Miscellaneous.

                    13.01  Payment of Expenses, etc.  The Borrowers jointly
          and severally shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relat-ing hereto or thereto, of the Agents in connection with their respective syndication efforts with respect to this Agreement and of the Administrative Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agents and each Bank (including in its capacity as an Issuing Bank), and each of their respective officers, directors, employees, representatives, affiliates and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other pro-ceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by INTERCO or any of its Subsidiaries, the genera-tion, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by INTERCO or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against INTERCO, any of its Subsidiaries, or any Real Property owned or at any time operated by INTERCO or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                    13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of all Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                    13.03  Notices.  Except as otherwise expressly provided
          herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrowers, at the Borrowers' address specified opposite its signature below; if to any other Credit Party, at such Credit Party's address set forth in any Credit Document; if to any Bank, at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, tele-copied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrowers shall not be effective until received by the Administrative Agent or the Borrowers, as the case may be.

                    13.04  Benefit of Agreement.  (a)  This Agreement shall
          be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note or extend the expiry date of any Letter of Credit in which such participant is partici-pating beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default in-crease in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in any Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans and/or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

                    (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related out-standing Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitments) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) after providing at least two Business Days prior notice to (but without requiring the consent of) INTERCO, assign all, or if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and outstanding principal amount of Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitments) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrowers' expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent and any Issuing Bank shall be required in connection with any such assignment of a Bank's Revolving Loan Commitment (which consent shall not be unreasonably withheld or delayed) and (iv) the
          Administrative Agent shall receive at the time of each such assignment (other than in connection with an assignment by a Bank to an affiliate of such Bank), from the assigning or assignee Bank, the payment of a non-refundable fee of $1,500 or in the case of an assignment to an assignee which is not a Bank, the payment of a non-refundable assignment fee of $3,500 and, pro-vided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursu-ant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that  an  assignment of  all or  any portion  of a  Bank's
          Commitments  and  related  outstanding  Obligations  pursuant  to
          Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10 or 1.11 greater than those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such greater increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                    (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                    13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                    13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                    (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Com-mission or other Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                    (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                    13.07  Calculations; Computations.   (a)  The financial
          statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Sales Corporation is doing business, as applicable) consistently applied throughout the periods involved, provided that, (i) except as otherwise specifically provided herein, all computations of Excess Cash Flow, Available $10 Million Dividend Basket Amount, Available $10 Million Acquisition/Investment Basket Amount, Available Retained Excess Cash Flow Amount, Available Debt Proceeds Amount, Available Unrestricted Proceeds Amount, Available Dividend Unrestricted Proceeds Amount, Available Net Income Amount, Consolidated Cumulative Net Income Amount, Consolidated Cumulative Excess Net Income Amount, Consolidated Cumulative 25% Net Income Amount, Returned Investment Amount and Available Returned Investment Amount and all computations determining com-pliance with Sections 9.02 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Sections 7.05(a), (ii) for all purposes of this Agreement, all Attributed Receivables Facility Indebtedness of the Receivables Subsidiary shall be included in the consolidated financial statements of INTERCO and its Restricted Subsidiaries, and shall be considered Indebtedness of a Restricted Subsidiary of INTERCO hereunder, regardless of any differing treatment pursuant to generally acceptable accounting principles and (iii) for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of INTERCO and its Restricted Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

                    (b) All computations of interest, Commitment Com-mission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or other Fees are payable.

                    13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWERS HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                    (b) EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                    (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,
          PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                    13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

                    13.10 Effectiveness. (a) This Agreement shall become effective on the date (the "Restatement Effective Date") on which
          (i) each Borrower, each of the Banks (including each Continuing Bank and each New Bank), the Required Banks (determined immediately before the occurrence of the Restatement Effective
          Date) and each Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at its Notice Office and (ii) the conditions contained in Sections 5, 6 and 13.10(b) are met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrowers from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 or 6). The Administrative Agent will give the Borrowers and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

                    (b) On the Restatement Effective Date, each New Bank and Continuing Bank shall have delivered to the Administrative Agent for the account of the Borrowers an amount equal to (i) in the case of each New Bank, the Term Loans and Revolving Loans to be made by such New Bank on the Restatement Effective Date and
          (ii) in the case of each Continuing Bank, the amount by which the principal amount of Loans to be made and/or converted by such Continuing Bank on the Restatement Effective Date exceed the amount of the Original Loans of such Continuing Bank outstanding on the Restatement Effective Date. Notwithstanding anything to the contrary contained in this Section 13.10(b), in satisfying the foregoing condition, unless the Administrative Agent shall have been notified by any Bank prior to the occurrence of the Restatement Effective Date that such Bank does not intend to make available to the Administrative Agent such Bank's Term Loans and Revolving Loans required to be made by it on such date, then the Administrative Agent may, in reliance on such assumption, make available to the Borrower the corresponding amounts in accordance with the provisions of Section 1.04 of this Agreement, and the making available by the Administrative Agent of such amounts shall satisfy the condition contained in this Section 13.10(b).

                    13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                    13.12  Amendment  or Waiver;  etc.  (a)   Neither  this
          Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Re-quired Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral under all the Security Documents (except as expressly provided in the Credit Documents),
          (iii) amend, modify or waive any provision of this Section 13.12,
          (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (r) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in any Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (s) without the consent of the respective Issuing Bank or Issuing Banks, amend, modify or waive any provision of Section 2 with respect to Letters of Credit issued by it or alter its rights or obligations with respect to Letters of Credit or Acceptances, (t) without the consent of BTCo, amend, modify or waive any provision of Sections 1.01(e) and (f) or alter its rights and obligations with respect to Swingline Loans, (u) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (v) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (w) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the re-quired application of any prepayments or repayments (or commit-ment reductions), as between the various Tranches, pursuant to
          Section 4.01 or 4.02 (excluding Sections 4.02(b), (c) and (d)) (although the Required Banks may, with the consent of the Majority B and C Banks as provided in the following clause (x), waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (x) without the consent of the Majority B and C Banks, amend, modify or waive any provision of Section 4.02 (excluding Sections 4.02(a), (b), (c) and (d)) or the definition of Majority B and C Banks, or waive any repayment or prepayment required pursuant to
          Section 4.02 (excluding pursuant to Sections 4.02(a), (b), (c) and (d)), (y) without the consent of the Supermajority Banks of the respective Tranche (1) amend, modify or waive any Scheduled Repayment with respect to such Tranche or (2) reduce the percentage specified in the definition of Supermajority Banks with respect to such Tranche, and (z) without the consent of the Required Supermajority Banks, (1) release any significant portion of the Collateral under the Security Documents (except as expressly provided in the Credit Documents) or release any significant Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (other than in connection with a transaction permitted pursuant to Section 9.02); provided that no Collateral shall constitute a significant portion of the Collateral and no Subsidiary Guarantor shall constitute a significant Subsidiary Guarantor if the fair market value of the Collateral to be released plus the fair market value of the assets owned or held by such Subsidiary Guarantor is $20 million or less in the aggregate (based on a certificate of the chief financial officer of INTERCO taking into account all prior releases) or (2) reduce the percentage specified in the definition of Required Supermajority Banks.

                    (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrowers if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section
          1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay outstanding Term Loans of such Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to the preceding clause
          (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Bor-rowers shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to
          Section 13.12(a).

                    13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

                    13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                    13.15 Limitation on Additional Amounts, etc. Not-withstanding anything to the contrary contained in Sections 1.10, 1.11, 2.06 or 4.04 of this Agreement, unless a Bank gives notice to the Borrowers that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount jointly and severally by the Borrowers pursuant to said
          Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Bank giving notice to the Borrowers that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 and 4.04.

                    13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrowers (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section
          13.16 to the same extent as such Bank) any information with respect to INTERCO or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by INTERCO to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to any Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees to maintain the confidentiality contained in this Section.

                    (b) Each of the Borrowers hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to INTERCO or any of its Subsidiaries (in-cluding, without limitation, any nonpublic customer information regarding the creditworthiness of INTERCO and its Subsidiaries), provided such Persons shall be subject to the provisions of this
          Section 13.16 to the same extent as such Bank.

                    13.17 Register. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and regis-tration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17, provided that the Borrowers shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense which resulted primarily from the gross negligence or wilful misconduct of the Administrative Agent.

                    13.18 Addition of New Banks; Conversion of Original Loans of Continuing Banks; Termination of Commitments of Non-Continuing Banks.

                    (a) On and as of the occurrence of the Restatement Effective Date in accordance with Section 13.10, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

                    (b) The parties hereto acknowledge that each Original Bank has been offered the opportunity to participate in this Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Bank hereunder, but that no Original Bank is obligated to be a Continuing Bank. By their execution and delivery hereof, the Borrower and the Required Banks (determined immediately before the occurrence of the Restatement Effective
          Date) consent to the voluntary repayment by the Borrower of all outstanding Original Loans and other Obligations owing to each Original Bank which has not elected to become a Continuing Bank (each such Bank, a "Non-Continuing Bank") and to the voluntary termination by the Borrower of the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of each Non-Continuing Bank, in each case to be effective on, and contem-poraneously with the occurrence of, the Restatement Effective Date, in each case in accordance with the provisions of Section 13.18(c).

                    (c) Notwithstanding anything to the contrary contained in the Original Credit Agreement or any Credit Document, the Borrower and each of the Banks hereby agrees that on the Restatement Effective Date, (i) each Bank with a Commitment as set forth on Schedule I (after giving effect to the Restatement Effective Date) shall make or maintain (including by way of conversion) that principal amount of Term Loans and/or Revolving Loans to the Borrower as is required by Section 1.01, provided that if the Original Loans of any Continuing Bank outstanding on the Restatement Effective Date (immediately before giving effect thereto) exceed the aggregate principal amount of Loans required to be made available by such Bank on such date (after giving effect to the Restatement Effective Date), then Original Loans of such Continuing Bank in an amount equal to such excess shall be repaid on the Restatement Effective Date to such Continuing Bank and (ii) in the case of each Non-Continuing Bank, all of such Non-Continuing Bank's Original Loans outstanding on the Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Non-Continuing Bank, and the Term Loan Commitment and/or Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of such Non-Continuing Bank, if any, shall be terminated, effective upon the occurrence of the Restatement Effective Date. Notwithstanding anything to the contrary contained in the Original Credit Agreement, this Agreement or any other Credit Document, the parties hereto hereby consent to the repayments and reductions required above, and agree that in the event that any Original Bank shall fail to exe-cute a counterpart of this Agreement prior to the occurrence of the Restatement Effective Date, such Original Bank shall be deemed to be a Non-Continuing Bank and, concurrently with the occurrence of the Restatement Effective Date, the Revolving Loan Commitment (under, and as defined in, the Original Credit
          Agreement) of such Original Bank, if any, shall be terminated, all Original Loans of such Original Bank outstanding on the Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Original Bank, and concurrently with the occurrence of the Restatement Effective Date, such Original Bank shall no longer constitute a "Bank" under this Agreement and the other Credit Documents, provided that all indemnities of the Credit Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) for the benefit of such Original Bank shall survive in accordance with the terms thereof.

                    13.19 Post Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

                    (a)   Revised  Mortgage Policies.   The  Borrowers will
               take any further action, including, without limitation amending any UCC-1 Financing Statements or the relevant Mortgage or deleting the title commitment exceptions to the Davidson County, N.C. title commitment consisting of liens or any adverse encumbrances as same may be revised or amended, to assure that the mortgage policy with respect to the Real Property located in Davidson County, N.C. is issued within sixty (60) Business Days after the Restatement Effective Date, in form and substance satisfactory to the Administrative Agent.

                    (b) Stock  Certificate.   Thomasville will deliver,  or
               cause to be delivered, within sixty (60) Business Days after the Restatement Effective Date to the Collateral Agent a stock certificate evidencing the ownership by Thomasville of the three shares of capital stock of Lee Publications, Inc. (currently titled in the name of Caldwell Furniture Company, provided the current certificate for such shares which is pledged to the Collateral Agent shall be exchanged for such new stock certificate), together with executed and undated stock powers, in each case as required by the Pledge Agreement.

                    All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of Section 13.19 and
          (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 13.19 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrowers to each of the Banks that the actions required pursuant to this Section 13.19 will be taken within the relevant time periods referred to in this Section 13.19 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19.


                    IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

          Address:
          --------

          101 South Hanley Road         INTERCO INCORPORATED
          St. Louis, MO  63105
          Tel: (314) 863-1100
          Fax: (314) 863-5306
          Attention: David P. Howard    By  David P. Howard
                                           ---------------------------
                                          Title:  Vice-President


          c/o INTERCO INCORPORATED      BROYHILL FURNITURE
          101 South Hanley Road           INDUSTRIES, INC.
          St. Louis, MO  63105
          Tel: (314) 863-1100
          Fax: (314) 863-5306
          Attention: David P. Howard    By  David P. Howard
                                           ---------------------------
                                          Title:  Vice-President


          c/o INTERCO INCORPORATED      THE LANE COMPANY,
          101 South Hanley Road           INCORPORATED
          St. Louis, MO  63105
          Tel: (314) 863-1100
          Fax: (314) 863-5306
          Attention: David P. Howard    By  David P. Howard
                                           ---------------------------
                                          Title:  Vice-President


          c/o INTERCO INCORPORATED      THOMASVILLE FURNITURE
          101 South Hanley Road           INDUSTRIES, INC.
          St. Louis, MO  63105
          Tel: (314) 863-1100
          Fax: (314) 863-5306
          Attention: David P. Howard    By  David P. Howard
                                           ---------------------------
                                          Title:  Vice-President


          One Bankers Trust Plaza       BANKERS TRUST COMPANY,
          130 Liberty Street              Individually and as Administrative
          New York, NY  10006              Agent
          Tel: (212) 250-1724
          Fax: (212) 250-7218
          Attention: Dana F. Klein      By Gina S. Thompson
                                           ---------------------------
                                          Title:  Vice President


                                        NATIONSBANK, N.A.,
                                          Individually and as Syndication
                                             Agent


                                        By Christopher B. Torie
                                           ----------------------------
                                          Title:  Senior Vice President


                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                          as Documentation Agent


                                        By  Raymond Whiteman
                                           ---------------------------
                                          Title:  Vice President


                                        CREDIT LYONNAIS CAYMAN ISLAND
                                          BRANCH, Individually


                                        By  Robert H. Dial
                                           ---------------------------
                                          Title:  Authorized Signature


                                        CREDIT LYONNAIS CHICAGO BRANCH,
                                             Individually


                                        By  Mary Ann Klemm
                                           ---------------------------
                                          Title:  Vice President
                                                    Group Head


                                        ARAB BANKING CORPORATION


                                        By  Sheldon Tilney
                                           -----------------------------
                                          Title:  Deputy General Manager


                                        BANK OF AMERICA ILLINOIS


                                        By  Jonathan Kitej
                                           ---------------------------
                                          Title:  Managing Director


                                        BANK OF MONTREAL


                                        By  Michael D. Pincus
                                           ---------------------------
                                          Title:  Managing Director


                                        BANK OF SCOTLAND


                                        By  W.P. Hendry
                                           ----------------------------
                                          Title:  Senior Vice President


                                        THE BANK OF NEW YORK


                                        By  John C. Lambert
                                           ---------------------------
                                          Title:  Vice President


                                        THE BANK OF NOVA SCOTIA


                                        By  F.C.H. Ashby
                                           ---------------------------
                                          Title:  Senior Manager Loan
                                                    Operations


                                        THE BOATMEN'S NATIONAL BANK
                                          OF ST. LOUIS


                                        By  Matthew Springman
                                           ---------------------------
                                          Title:  Vice President

                                        CAISSE NATIONALE DE CREDIT
                                          AGRICOLE


                                        By  David Bouhl F.V.P.
                                           ---------------------------
                                          Title:  Head of Corporate
                                                    Banking, Chicago


                                        CIBC, INC


                                        By  John J. Mack
                                           ---------------------------
                                          Title:  Director


                                        CONTINENTAL CASUALTY COMPANY


                                        By  Richard W. Dubberke
                                           ---------------------------
                                          Title:  Vice President


                                        THE DAI-ICHI KANGYO BANK, LTD.,
                                          CHICAGO BRANCH


                                        By  Takao Teramura
                                           -------------------------------
                                          Title:  Assistant Vice President


                                        DRESDNER BANK AG
                                          Chicago Branch and Grand Cayman
                                          Branch


                                        By  Elizabeth B. Holden
                                           ------------------------------
                                          Title:  Senior Vice President
                                                    and Manager

                                        By  Elizabeth B. Holden
                                           ---------------------------
                                          Title:  Vice President


                                        FIRST AMERICAN NATIONAL BANK


                                        By  Kelli H. Ernst
                                           ---------------------------
                                          Title:  Corporate Bank Officer


                                        THE FUJI BANK LIMITED


                                        By  Peter L. Chinnici
                                           ---------------------------
                                          Title:  Joint General Manager


                                        THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED


                                        By  Hiroki Yamada
                                           ---------------------------
                                          Title:  General Manager


                                        THE LONG TERM CREDIT BANK OF
                                          JAPAN, LTD


                                        By  Richard Stahl
                                           ---------------------------
                                          Title:  Senior Vice President
                                                    and Joint General
                                                    Manager


                                        MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                        By  John B. Joyce
                                           ---------------------------
                                          Title:  Vice President


                                        MERCANTILE BANK OF ST. LOUIS
                                          NATIONAL ASSOCIATION


                                        By  Stephen M. Reese
                                           ---------------------------
                                          Title:  Vice President


                                        MIDLAND BANK PLC, NEW YORK
                                          BRANCH

                                        By  Martin Brown
                                           ---------------------------
                                          Title:  Director



                                        THE MITSUBISHI TRUST AND BANKING
                                           CORPORATION


                                        By  Masaaki Yamagishi
                                           ---------------------------
                                          Title:  Chief Manager


                                        NATIONAL CITY BANK


                                        By  Ted M. Parker
                                           ---------------------------
                                          Title:  Vice President



                                        THE NIPPON CREDIT BANK, LTD



                                        By  Nancy Acevedo
                                           ----------------------------
                                          Title:  Assistant Vice President



                                        PILGRIM PRIME RATE TRUST



                                        By  Howard Tiffen
                                           ---------------------------
                                          Title:  Senior Vice President



                                        THE SANWA BANK, LIMITED



                                        By  T. Omura
                                           ---------------------------
                                          Title:  Assistant General Manager


                                        THE SUMITOMO BANK, LIMITED,
                                          CHICAGO BRANCH


                                        By  Hiroyuki Iwami
                                           ---------------------------
                                          Title:  Joint General Manager


                                        UNITED STATES NATIONAL BANK OF
                                          OREGON


                                        By  Dale Parshall
                                           ---------------------------
                                          Title:  Assistant Vice President


                                        VAN KAMPEN AMERICAN CAPITAL
                                          PRIME RATE INCOME TRUST


                                        By  Jeffrey W. Maillet
                                           ---------------------------
                                          Title:  Sr. Vice Pres. -
                                                    Portfolio Manager


                                        THE YASUDA TRUST AND BANKING
                                          CO., LTD., CHICAGO BRANCH


                                        By  Joeseph C. Meek
                                           ---------------------------
                                          Title:  First Vice President
                                                    & Manager